                                                                    EXHIBIT 10.2

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                                                                  EXECUTION COPY

                           LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 3, 2004

                                     BETWEEN

     CAPE PLACE (DE), LLC; CLAYTON PLACE (DE), LLC; CLEMSON PLACE (DE), LLC; JACKSONVILLE PLACE (DE), LLC; MACON PLACE (DE), LLC; MARTIN PLACE (DE), LLC;
               MURRAY PLACE (DE), LLC; RIVER PLACE (DE), LLC; AND
                              TROY PLACE (DE), LLC,

                            COLLECTIVELY, AS BORROWER

                                       AND

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                    AS LENDER

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

                           LOAN AND SECURITY AGREEMENT

          This LOAN AND SECURITY AGREEMENT (this "Loan Agreement") is dated as of December 3, 2004, and entered into by and between CAPE PLACE (DE), LLC; CLAYTON PLACE (DE), LLC; CLEMSON PLACE (DE), LLC; JACKSONVILLE PLACE (DE), LLC; MACON PLACE (DE), LLC; MARTIN PLACE (DE), LLC; MURRAY PLACE (DE), LLC; RIVER PLACE (DE), LLC; and TROY PLACE (DE), LLC, each a Delaware limited liability company (individually, each a "Borrower" and collectively, the "Borrowers"); and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (together with its successors and assigns, whether one or more, "Lender").

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Loan Agreement as so defined. Terms defined in the preamble to this Loan Agreement are used in this Loan Agreement as so defined.

     "Accounts" means, collectively, the Local Collection Account, the Central Account, the Sub-Accounts thereof, and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.

     "Account Collateral" means all of Borrowers' right, title and interest in and to the Operating Account, the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof, including, but not limited to, the Account Collateral specified in Section 7.6(A) hereof.

     "Adjusted Net Cash Flow" for any twelve month calculation period means, as of the date of such calculation, the excess of (a) all Receipts, including, without limitation, base rents and monthly recoveries under bona fide Leases at the Properties, actually received by Borrowers and attributable to such twelve month period over (b) Operating Expenses (exclusive of any deposits by Borrowers into the Reserve Sub-Accounts) attributable to such twelve month calculation period (determined on an accrual basis), in each case adjusted to reflect Lender's determination of (i) a base management fee equal to the greater of (A) the actual base management for such period and (B) 3% of gross revenues for such period; (ii) subtraction of a reserve for Capital Expenditures equal to $214 per Unit per annum, (iii) exclusion of (X) Prepaid Rents not attributable and actually applied in such twelve month period, (Y) amounts representing nonrecurring items as reasonably determined by Lender and (Z) amounts received from tenants affiliated with any Borrower Parties; and (iv) reasonable adjustment of Operating Expenses to reflect the higher of actual Operating Expenses for such period and historical annualized

Operating Expenses and historical operating levels at the Properties. Lender's calculation of Adjusted Net Cash Flow shall be final absent manifest error.

     "Affiliate" means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the first Person; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. Notwithstanding the foregoing, Place Properties' limited partners and their Affiliates (other than Cecil M. Phillips and his family members or their trusts and Persons directly or indirectly controlling, controlled by or under common control with Cecil M. Phillips or his family members or their trusts) shall not be deemed Affiliates of Borrower, Sole Member or Place Properties by operation of clauses (ii) or (iii) above so long as such limited partners are not otherwise associated with Borrower, Sole Member or Place Properties and their relationship with Borrower, Sole Member or Place Properties derives solely from their status as limited partners of Place Properties. In addition, the Affiliates of each Borrower Party include, without limitation, all other Borrower Parties, irrespective of whether they now or hereafter satisfy the foregoing criteria. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party.

     "Allocated Mezzanine Loan Amount" for any Individual Property has the meaning set forth in the Mezzanine Loan Agreement, subject to adjustment in connection with an increase or decrease in the Mezzanine Loan under Section 10.1.

     "Allocated Senior Loan Amount" means, for each Individual Property, the amount for such Individual Property as set forth in the table below (subject to adjustment in connection with an increase or decrease in the Loan under Section 10.1):

            Individual Property
 [identified by common address/description     Allocated Senior
 and by reference to Schedule A-l through      Loan Amount for
               A-10 hereto]                  Individual Property
------------------------------------------   -------------------
1. Cape Place               [Schedule A-l]      $ 8,520,000.00
2. Clayton Place I and II   [Schedule A-2]      $24,540,000.00
3. Clemson Place            [Schedule A-3]      $ 8,160,000.00
4. Jacksonville Place       [Schedule A-4]      $11,120,000.00
5. Macon Place              [Schedule A-5]      $ 7,440,000.00
6. Martin Place             [Schedule A-6]      $ 8,960,000.00
7. Murray Place             [Schedule A-7]      $ 6,800,000.00
8. River Place              [Schedule A-8]      $13,680,000.00
9. Troy Place               [Schedule A-9]      $ 9,440,000.00

     "Approved Architect" has the meaning set forth in Section 5.5.


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     "Approved Bank" shall mean a bank, the long term unsecured debt obligations of which are rated at least "AA" by S&P and the equivalent by Fitch and Moody's (unless Lender approves in writing a financial institution other than a bank or a lower rating, in each case in Lender's sole and absolute discretion).

     "Approved Operating Budget" has the meaning set forth in Section 7.3.

     "Approved Capital Expenditures" has the meaning set forth in Section 6.4.

     "Approved Capital Expenditures Budget" has the meaning set forth in Section 7.3.

     "Approved Expenditures" has the meaning set forth in Section 6.6.

     "Assignment of Leases" means the Assignment of Leases and Rents of even date herewith from Borrowers to Lender, constituting an assignment of the Leases and proceeds therefrom as Collateral for the Loan, as same may be amended or modified from time to time.

     "Assignment of Management Agreement" means that certain Conditional Assignment of Management Agreement (whether one or more) of even date herewith executed by Borrower and current Manager, constituting an assignment of the Management Agreement as Collateral for the Loan, as same may be amended or modified from time to time.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

     "Bedroom Unit" means each room within a Unit designated as a bedroom for occupancy by one or more residents.

     "Borrower" and "Borrowers" shall have the meanings set forth in the preamble.

     "Borrower Party" and "Borrower Parties" mean, individually or collectively, the Borrowers, the Sole Member, Environmental Indemnitor and Guarantor.

     "Business Day" means any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday under the laws of the State of New York, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

     "Calendar Quarter" means each of the four periods of three consecutive months each from January 1 - March 31, April 1 - June 30, July 1 - September 30 and October 1 - December 31, respectively.

     "Capital Expenditures" means expenditures for capital improvements, furnishings, fixtures and equipment (whether paid in cash or property or accrued as liabilities) made by Borrowers that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account or otherwise capitalized.


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

     "Capital Expenditure Budget" means Borrowers' budget for Capital Expenditures for the Properties, the costs of which are to be paid from the Replacement Reserve, which budget has been approved by Lender as and to the extent required hereunder.

     "Cash Trap Condition" shall exist (1) upon the occurrence of an Event of Default and during the continuance thereof, or (2) in the event a Debt Service Coverage Ratio, as measured by Lender as of the end of any Calendar Quarter (commencing with the Calendar Quarter ending December 31, 2005 and continuing each Calendar Quarter thereafter) based upon Adjusted Net Cash Flow for the twelve (12) month period ended as of the end of such Calendar Quarter, is less than the Minimum DSCR Threshold (in the event of a failure of the Borrower to deliver the certification and documentation required under Section 5.1(A)(iv) within five (5) Business Days after written notice from Lender of such nondelivery, Lender, at its option, may presume that such Debt Service Coverage Ratio does not satisfy the Minimum DSCR Threshold).

     "Cash Trap Cure" has the meaning set forth in Section 7.1

     "Central Account" has the meaning set forth in Section 7.1

     "Central Account Agreement" means the written agreement(s) among Borrowers, Lender and the holder(s) of the Accounts with respect to the maintenance and control thereof.

     "Central Account Bank" means Wachovia Bank, N.A., or any successor financial institution appointed by Lender pursuant hereto or pursuant to the Central Account Agreement.

     "Claims" has the meaning set forth in Section 5.3.

     "Clayton Place Property" means that certain Individual Property commonly known as Clayton Place, the legal description of which is set forth on Schedule A-2.

     "Closing" means the funding of the Loan contemplated by this Loan
Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Collateral" means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the Loan or any of the other Obligations under this Loan Agreement, the Mortgage or other Loan Documents, including without limitation the Properties, the Improvements, the Rents and the Accounts.

     "Compliance Certificate" has the meaning set forth in Section 5.1.

     "Condemnation Proceeds" means, in the event of a Taking with respect to any Individual Property, the proceeds in respect of such Taking.

     "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any. agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. For purposes of this definition, the amount of any Contingent Obligation at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Contractual Obligation", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Loan Documents.

     "Contribution Agreement" shall mean that certain Contribution Agreement executed by the Borrowers as of the Closing Date.

     "Debt Service Coverage Ratio" shall mean, for any trailing twelve (12) month period measured as of the end of any Calendar Quarter, the ratio of (i) Adjusted Net Cash Flow for such twelve (12) month period (excluding any Adjusted Net Cash Flow attributable to any Individual Property(ies) which have been the subject of a Partial Release prior to the end of such twelve (12) month period) to (ii) interest on the Loan attributable to such twelve (12) month period (less any portion of debt service attributable to the Allocated Senior Loan Amount with respect to the Individual Property(ies) subject to a Partial Release during such twelve (12) month period).

     "Debt Service Sub-Account" has the meaning set forth in Section 7.1.

     "Default" means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Default Rate" has the meaning set forth in Section 2.2.

     "Defeasance" has the meaning set forth in Section 2.3.


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

     "Defeasance Collateral Account" has the meaning set forth in Section 2.3.

     "Defeasance Date" has the meaning set forth in Section 2.3.

     "Defeased Note" has the meaning set forth in Section 2.3.

     "Documents" means all "documents" as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrowers.

     "Dollars" and the sign "$" mean the lawful money of the United States of America.

     "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(B), which has corporate trust powers and is acting in its fiduciary capacity and in either case having combined capital and surplus of at least $100,000,000 or otherwise acceptable to the Rating Agencies.

     "Eligible Bank" shall mean a bank that (i) satisfies the Rating Criteria and (ii) insures the deposits hereunder through the Federal Deposit Insurance Corporation.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) (i) which is maintained for employees of Borrowers or any ERISA Affiliate, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrower or any current or former ERISA Affiliate or (iii) for which Borrowers or any ERISA Affiliate has any liability, including contingent liability.

     "Environmental Claims" has the meaning set forth in Section 4.16.

     "Environmental Indemnity" means the Environmental Indemnity Agreement of even date herewith from Borrowers and Place Properties (together with any permitted substitute therefor pursuant to a Transfer and Assumption or New Investor Transfer, "Environmental Indemnitor") to Lender, as same may be amended, modified or replaced from time to time, together with any new or replacement environmental indemnity executed and delivered in connection with a Transfer and Assumption or New Investor Transfer.

     "Environmental Indemnitor" has the meaning set forth in the definition of Environmental Indemnity above.

     "Environmental Laws" means any federal, state, or local law, ordinance or regulation or any court judgment or order of any federal, state or local agency or regulatory body applicable to Borrower or to any Individual Property relating to industrial hygiene or to environmental or unsafe conditions including, but not limited to, those relating to the generation, manufacture, storage, handling, transportation, disposal, release, emission or discharge of Hazardous Material, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to any Individual Property, and those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about any Individual Property. "Environmental Laws" also shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act and the Occupational Safety and Health Act, and all regulations adopted in respect to the foregoing laws.

     "Environmental Report" means the environmental assessment reports listed on Schedule C attached hereto.

     "EO13224" has the meaning set forth in Section 4.34.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Affiliate" means a corporation, trade or business that is, along with Borrowers and Sole Member a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA.

     "Event of Default" has the meaning set forth in Section 8.1.

     "Excess Prepaid Rent Amount" has the meaning set forth in Section 6.8.

     "Excess Interest" has the meaning set forth in Section 2.2.

     "Financial Statements" means statements of operations and retained earnings, statements of cash flow, and balance sheets.

     "Financing Statements" means the Uniform Commercial Code Financing Statements naming the applicable Borrower Parties as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

     "First Open Payment Date" is the Payment Date which is in the second month preceding the month in which the Scheduled Maturity Date occurs. For example, if the Scheduled Maturity Date is March 6, 2010, the First Open Payment Date is the Payment Date in the month of January, 2010.

     "First Payment Date" has the meaning set forth in Section 2.4.

     "Fitch" means Fitch, Inc. and its successors.


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

     "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

     "Governmental Authority" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "Guaranty" means the Exceptions to Non-Recourse Guaranty of even date herewith executed by Guarantor in favor of Lender, as same may be amended, modified or substituted from time to time, together with any new or replacement guaranty executed and delivered in connection with a Transfer and Assumption or New Investor Transfer.

     "Guarantor" means Cecil M. Phillips and Place Properties and any permitted substitute guarantor pursuant to a Transfer and Assumption or New Investor Transfer.

     "Hazardous Material" means all or any of the following: (i) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable Environmental Laws, including any so defined, listed, regulated or classified as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (ii) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iii) any flammable substances or explosives or any radioactive materials; (iv) fungus, mold, mildew or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of the Properties, (v) asbestos in any form; (vi) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (vii) radon; or (viii) urea formaldehyde.

     "Holdback Reserve" has the meaning set forth in Section 6.9.

     "Holdback Reserve Release Deadline" has the meaning set forth in Section
6.9.

     "Holdback Reserve Sub-Account" has the meaning set forth in Section 7.1.

     "Immediate Repairs" has the meaning set forth in Section 6.8.

     "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, excise and sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of Borrowers, the Collateral, and the Properties (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Borrowers (including, without limitation, all income, franchise, single business, excise or other taxes imposed on Borrowers, for the privilege of doing business in any jurisdiction) or Lender or
(ii) the Properties, or any other Collateral or any part thereof. Nothing contained in this Agreement shall be construed to require Borrowers to pay (and Impositions shall not include) any tax, assessment, levy or charge imposed on Lender, in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

     "Impositions and Insurance Reserve" means the reserve established pursuant to Section 6.3.

     "Impositions and Insurance Reserve Sub-Account" has the meaning set forth in Section 7.1(A)(ii).

     "Improvements" means all buildings, structures and improvements of every kind and nature existing and to be constructed upon the land which comprises any portion of any Individual Property.

     "Indebtedness" or "indebtedness", as applied to any Person, means: (A) all indebtedness for borrowed money; (B) that portion of obligations with respect to leases that is properly classified as a liability on a balance sheet in conformity with GAAP (excluding any prepaid rents and security deposits under Leases); (C) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (D) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than thirty (30) days from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (E) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "Indemnified Liabilities" has the meaning set forth in Section 13.2.

     "Independent Director" has the meaning set forth in Section 9.1.

     "Individual Property" means, individually, each of the ten (10) parcels of real estate (including land and Improvements) identified on Schedules A-l through A-9, respectively.

     "Qualified Investor" shall mean any one of the following Persons:

          (i) a pension fund, pension trust, pension account or pension advisory firm that (a) has total real estate assets of at least $250,000,000 immediately prior to the transfer and (b) is managed by a Person who controls at least $250,000,000 of real estate equity assets immediately prior to the transfer;

          (ii) an insurance company which is subject to supervision by the insurance commissioner, or similar official or agency, of a state of the United States (a) with a net worth of at least $250,000,000 immediately prior to the transfer and (b) which, immediately prior to the transfer, controls real estate equity assets of at least $250,000,000;

          (iii) a bank corporation organized under the banking laws of the United States (a) with a combined capital and surplus of at least $250,000,000 immediately prior to the transfer, and (b) which, immediately prior to the transfer, controls total real estate assets of at least $250,000,000; or

          (iv) a real estate investment trust, investment bank, investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, which (a) if an institution (rather than a natural person) has a long-term unsecured debt rating from the Rating Agencies of at least investment grade, and (b) which (i) has a net worth of at least $150,000,000 and (ii) controls Real Estate Equity assets of at least $300,000,000.

     "Insurance Premiums" means the annual insurance premiums for the insurance policies required to be maintained by Borrower with respect to the Properties under Section 5.4.

     "Intercreditor Agreement" shall mean any subordination and/or intercreditor or other agreement or agreements from time to time entered into at the discretion of Lender and any Mezzanine Lender with respect to the Loan and any Mezzanine Loan, on such terms and conditions as Lender and Mezzanine Lender may agree.

     "Intellectual Property" means all of Borrowers' right, title and interest, whether now owned or hereafter acquired, in, to and under the trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by any Borrower or other proprietary business information relating to such Borrower's policies, procedures, manuals and trade secrets.

     "Interest" means interest accrued or accruing on the Loan.

     "Interest Rate" shall mean a rate per annum of 6.439%.

     "Involuntary Borrower Party Bankruptcy" means any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any Borrower Party is a debtor or all or any portion of the Properties is property of the estate therein.

     "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended.

     "IRS" means the Internal Revenue Service or any successor thereto.

     "Lease" means any lease, tenancy, license, sublease, assignment and/or other rental or occupancy agreement (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of any Individual Property or any portion thereof, including any extensions, renewals, modifications or amendments thereof.

     "Legal Requirements" shall mean, with respect to the Borrowers and the Properties, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of governmental authorities affecting the Borrowers or the Properties or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrowers, at any time in force affecting any Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to any Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "Lender" is defined in the preamble.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan" has the meaning set forth in Section 2.1.

     "Loan Agreement" means this Loan and Security Agreement, as same may be amended or modified from time to time (including all schedules, exhibits, annexes and appendices hereto).

     "Loan Documents" means this Loan Agreement, the Note, the Mortgage, the Assignment of Leases, the Assignment of Management Agreement, the Guaranty, the Central Account Agreement, the Environmental Indemnity, the Financing Statements, the Contribution Agreement and any and all other documents and agreements accepted by Lender for the purposes of evidencing and/or securing the Loan and any certificates delivered in connection with the Loan.

     "Local Collection Account" has the meaning set forth in Section 7.1.

     "Local Collection Bank" has the meaning set forth in Section 7.1.

     "Management Agreement" means individually or collectively, as the context requires, the management agreement(s) for the Properties in effect on the date hereof between Borrowers and the current Manager and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage the Properties.

     "Manager" means, collectively, the Person(s) (approved by Lender in accordance with the terms and conditions hereof) that may hereafter be charged with management of the Properties pursuant to a Management Agreement.

     "Material Adverse Effect" means (A) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrowers or any other Borrower Party with respect to such party taken as a whole, or (B) the material impairment of the ability of Borrowers or any other Borrower Party to perform its material obligations under any Loan Documents, or
(C) the impairment of the ability of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

     "Material Alteration" means any improvement or alteration affecting structural elements of any Individual Property the cost of which exceeds $300,000.00 for each such affected Individual Property; provided, however, that in no event shall (i) any tenant improvement work which does not affect the structural integrity of any Individual Property performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Loan Agreement or (ii) alterations performed as part of a Restoration, constitute a Material Alteration.

     "Maturity Date" shall mean the Scheduled Maturity Date, or such other date on which the final payment of principal of the Note becomes due an payable as therein or herein provided, whether at such Scheduled Maturity Date, by acceleration, or otherwise.

     "Maximum Rate" has the meaning-set forth in Section 2.2(D).

     "Mezzanine Collection Account" means the account designated in the Intercreditor Agreement (or otherwise by written agreement of Lender and Mezzanine Lender) as the account for the deposit of the Monthly Mezzanine Debt Service Payment Amount.

     "Mezzanine Lender" has the meaning set forth in Section 5.17.

     "Mezzanine Loan" has the meaning set forth in Section 5.17.

     "Mezzanine Loan Documents" has the meaning set forth in Section 5.17.

     "Minimum DSCR Threshold" means a Debt Service Coverage Ratio of 1.10 to
1.00 for measurement made at the end of any Calendar Quarter.

     "Moody's" means Moody's Investors Services, Inc. and its successors.

     "Monthly Debt Service Payment" has the meaning set forth in Section 2.4(A).

     "Monthly Mezzanine Debt Service Payment Amount" means the regularly scheduled monthly debt service payment amount provided for under the Mezzanine Loan Documents, exclusive of any default interest, late charges or other similar amounts.

     "Mortgage" means, collectively, those certain Mortgages/Deeds of Trust/Deeds to Secure Debt, Assignment of Leases and Rents, Financing Statement, Security Agreement and Fixture Filings of even date herewith from each Borrower to Lender, constituting a Lien on the

Improvements and the Properties as Collateral for the Loan as same may be modified or amended from time to time.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 3(37) or Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

     "Net Available Cash" has the meaning set forth in Section 7.3.

     "New Investor" has the meaning set forth in Section 11.2.

     "New Investor Change of Control" has the meaning set forth in Section 11.2.

     "New Investor Control Election" has the meaning set forth in Section 11.2.

     "New Investor Transfer" has the meaning set forth in Section 11.2.

     "New Payment Date" has the meaning set forth in Section 2.4(A).

     "Note" means that certain Promissory Note, dated of even date herewith, made by Borrower to Lender evidencing the Loan, as amended, modified, restated or split, and any replacement notes therefor.

     "0 & M Program" has the meaning set forth in Section 5.7(D).

     "Obligations" means the Loan and all other obligations, liabilities and indebtedness of every nature of Borrower from time to time owed to Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Loan Documents whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower.

     "Operating Account" means Borrowers' operating account(s) established for the purposes of holding and managing Borrowers' funds from time to time, but not the Central Account or any Sub-Accounts thereof.

     "Operating Budget" means Borrowers' budget setting forth Borrowers' best estimate, after due consideration, of all revenue, costs, expenses and Operating Expenses for the Properties, which budget has been reasonably approved by Lender if and to the extent required hereunder.

     "Operating Expenses" means, with respect to any period of calculation, all costs and expenses accrued in accordance with GAAP relating to the operation, maintenance, repair, use and management of the Properties, including, without limitation, utilities, repairs and maintenance, insurance, property taxes and assessments, advertising expenses, payroll and related taxes, equipment lease payments, actual management fees and all amounts paid into Reserves but excluding (i) principal, interest and other payments made by Borrowers under the Loan Documents, (ii) depreciation, amortization and other non-cash expenses of the Properties; and (iii) capital expenditures to the extent paid from Reserves the funding of which was deducted from revenues for the purpose of determining Adjusted Net Cash Flow.

     "Operating Expenses Sub-Account" has the meaning set forth in Section 7.1.

     "Partial Defeasance" has the meaning set forth in Section 2.3.

     "Partial Defeasance Collateral" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Defeased Note after the Defeasance Date and up to and including the Scheduled Maturity Date, and (ii) in amounts equal to or greater than the respective Scheduled Defeasance Payments related to such Payment Dates.

     "Payment Date" has the meaning set forth in Section 2.4.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and (i) which is maintained for employees of Borrowers, or any of its ERISA Affiliates, (ii) which has at any time within the preceding six (6) years been maintained for the employees of Borrowers or any of its current or former ERISA Affiliates, or (iii) for which Borrowers or any ERISA Affiliate has any liability, including contingent liability.

     "Permitted Encumbrances" means (i) the Mortgage and the other Liens of the Loan Documents in favor of Lender; (ii) the items shown in Schedule B to the Title Policy as of Closing; (iii) future liens for property taxes and assessments not then delinquent; (iv) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (v) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by Borrowers by payment, bonding or otherwise within thirty (30) days after the filing thereof or which are being contested in good faith in accordance with Section 5.3(B) hereof; (vi) rights of existing and future tenants, as tenants only, pursuant to the Leases; and (vii) any other Lien to which Lender may expressly consent in writing.

     "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par (unless Borrowers deposit into the applicable Sub-Account cash in the amount by which the purchase price exceeds par), including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related Sub-Account was created and meeting one of the appropriate standards set forth below:

          (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (ii) Federal Housing Administration debentures;

          (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause
(iii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and
(D) not be subject to liquidation prior to their maturity;

          (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of certificates or other securities issued in connection with any Securitization backed in whole or in part by the Loan (collectively the "Certificates") provided, however, that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Certificates) in its highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

          (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) for money market funds or mutual funds; and

          (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates by such Rating Agency;

     provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

     "Place Properties" means Place Properties, L.P., a Tennessee limited partnership.

     "Pre-Existing Condition" has the meaning set forth in Section 5.5.

     "Prepaid Rent" means any base rents and other monthly recoveries under bona fide Leases at the Properties actually received by Borrowers (including, any nonrefundable reservation deposits) which are not currently due and owing by such tenant under such Lease but are attributable to a future obligation under such Lease.

     "Prepaid Rent Condition" has the meaning set forth in Section 6.8.

     "Prepaid Rent Reduction" has the meaning set forth in Section 6.8.

     "Prepaid Rent Reserve Sub-Account" has the meaning set forth in Section
7.1.

     "Prepaid Rent Reserve Threshold" has the meaning set forth in Section 6.8.

     "Prepayment Consideration" has the meaning set forth in Section 2.6(C).

     "Principal Balance" means the outstanding principal balance of the Loan from time to time.

     "Proceeds" shall have the meaning given in the UCC and, in any event, shall include, without limitation, all proceeds, products, offspring, rents, profits or receipts, in whatever form, arising from the Collateral.

     "Properties" mean collectively, each Individual Property listed on Schedule A-l through A-10 which serves as Collateral for the Loan and which shall be encumbered by and are more particularly described in the Mortgage as the "Mortgaged Property" (as defined in the Mortgage).

     "Property Condition Report(s)" has the meaning set forth in Section 3.1
(S).

     "Rating Agency" shall mean any of S&P, Moody's, Fitch, any successors thereto, or any other nationally-recognized statistical rating organization designated by Lender in its sole discretion.

     "Rating Confirmation" with respect to the transaction or matter in question, shall mean: (i) if all or any portion of the Loan, by itself or together with other loans, has been the subject of a Securitization, then each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any rating then in effect for any class of certificates or other securities issued in connection with such Securitization; and (ii) if the Loan or any portion thereof has not been the subject of a Securitization, (a) the applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of any shadow rating or other rating provided to the Loan or any portion thereof not the subject of a Securitization, and (b) Lender shall have determined in its reasonable discretion (taking into consideration such factors as Lender may reasonably determine, including the attributes of the loan pool in which the Loan might reasonably be expected to be securitized) that no rating for any certificate or other securities that would be issued in connection with Securitization of such portion of the Loan would be downgraded, qualified, or withheld by reason of such transaction or matter.

     "Rating Criteria" with respect to any Person, shall mean that (i) the short-term unsecured debt obligations of such Person are rated at least "A-l" by S&P, "P-l" by Moody's and "F-l" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P, "Aa3" by Moody's and "AA-" by Fitch, if deposits are held by such Person for a period of one month or more.

     "Receipts" means all revenues, receipts and other payments of every kind arising from ownership or operation of the Properties and received by Borrowers or any Affiliate of Borrowers (excluding any property management fees paid to any Affiliate Manager and excluding any distributions to members permitted in this Loan Agreement so long as such funds were initially deposited into the Central Account as required under this Loan Agreement), including, without limitation, all Prepaid Rents, warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Properties received by Borrowers or any Affiliate of Borrowers in lieu of rent or other payment.

     "Related Person" means in relation to any Person, any other Person that is
(i) an Affiliate of the first Person; (ii) the sibling of the first Person or of the Affiliate; (iii) the then-current and former spouses of the first Person or of the Affiliate; (iv) a Person that shares or has shared a residence with the first Person or with the Affiliate; (v) the ancestor or descendant of the first

Person or of any other Person described in this items (i) through (iv) above; or
(vi) any other Person that, by reason of familial, economic, social or other relationship, would reasonably be expected to favor the first Person or to act as requested by the first Person. Where expressions such as "[name of party] or any Related Person" are used, the same shall refer to the named party and any Related Person of the named party.

     "Release Date" shall mean the earlier of (i) the Payment Date in June, 2008, or (ii) the date that is two (2) years from the "start up day" (within the meaning of Section 860G(a)(9) of the IRC) of the REMIC Trust established in connection with the final Securitization involving the Loan.

     "Rent Roll" has the meaning set forth in Section 3.1.

     "Rents" has the meaning set forth in the Granting Clauses of the Mortgage.

     "Replacement Reserve" means the reserve established pursuant to Section
6.4.

     "Replacement Reserve Sub-Account" has the meaning set forth in Section 7.1(A)(ii).

     "Reserves" means the reserves held by or on behalf of Lender pursuant to this Loan Agreement or other Loan Documents, including without limitation, the reserves established pursuant to Article VI.

     "Reserve Sub-Accounts" has the meaning set forth in Section 7.1.

     "Restoration" has the meaning set forth in Section 5.5.

     "Restoration Threshold" means an amount equal to $500,000.00 for each Individual Property.

     "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc and its successors.

     "Scheduled Defeasance Payments" shall mean scheduled payments of interest and principal under the Note in the case of a Total Defeasance and under the Defeased Note in the case of a Partial Defeasance for all Payment Dates occurring after the Defeasance Date and up to and including the Scheduled Maturity Date (including, in the case of a Total Defeasance, the outstanding principal balance of the Loan as of the Scheduled Maturity Date and, in the case of a Partial Defeasance, the outstanding principal balance of the Defeased Note as of the Scheduled Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, and other similar charges.

     "Scheduled Maturity Date" shall mean December 6, 2009.

     "Secondary Market Transaction" has the meaning set forth in Section 10.1.

     "Securities" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "Securitization" means a public or private rated offering of securities representing direct or indirect interests in one or more mortgage loans or the right to receive income therefrom.

     "Security Agreement" shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

     "Security Deposits" shall mean all refundable security deposits (whether cash, letter of credit or otherwise) given to Borrowers or any agent or Person acting on behalf of Borrowers in connection with the Leases.

     "Servicer" means a servicer selected by Lender, as Lender's agent, from time to time in its sole discretion to service the Loan.

     "Sole Member" means Place Mezz Borrower, LLC, a Delaware limited liability company.

     "Sub-Accounts" has the meaning set forth in Section 7.1.

     "Successor Borrower" has the meaning set forth in Section 2.3.

     "Supplemental Debt Reserve Sub-Account" has the meaning set forth in
Section 7.1.

     "Survey" has the meaning set forth in Section 3.1(G).

     "Taking" means a taking or voluntary conveyance during the term hereof of all or part of any Individual Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any Individual Property or any portion thereof whether or not the same shall have actually been commenced.

     "Tax Liabilities" has the meaning given to such term in Section 2.8.

     "Title Company" means Chicago Title Insurance Company, or such other national title insurance company as may be reasonably acceptable to Lender.

     "Title Policy" means a mortgagee's policy or policies of title insurance pertaining to the Mortgage issued to Lender in connection with the Closing meeting the requirements of Section 3.1(G).

     "Total Defeasance" shall have the meaning set forth in Section 2.3.

     "Total Defeasance Collateral" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Scheduled Maturity Date, and (ii) in amounts equal to or greater than the respective Scheduled Defeasance Payments related to such Payment Dates.

     "Transfer and Assumption" and "Transferee Borrower" have the respective meanings set forth in Section 11.3.

     "TRIA" means the Terrorism Risk Insurance Act of 2002.

     "UCC" means the New York Uniform Commercial Code, as amended from time to time.

     "Unit" means each residential unit at the Properties containing one or more bedrooms for occupancy by one or more residents.

     "U.S. Obligations" shall mean securities that are (i) direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality and guaranteed as a full faith and credit obligation which shall be fully and timely paid by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the United States Securities Act)) as custodian with respect to any such U.S. Obligations or a specific payment of principal of or interest on any such U.S. Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt.

     "Work" has the meaning set forth in Section 6.6.

     "Work Reserves" has the meaning set forth in Section 6.6.

SECTION 1.2 ACCOUNTING TERMS.

     Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

     References to "Articles", "Sections", "Subsections", "Exhibits" and "Schedules" shall be to Articles, Sections, Subsections, Exhibits and Schedules, respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan Agreement, "hereof", "herein", "hereto", "hereunder" and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section, subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document shall include subsequent amendments, assignments, and other modifications thereto, and (ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

SECTION 2.1 LOAN.

     (A) LOAN. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of Borrowers contained herein, Lender agrees to lend to Borrowers, and Borrowers agree to borrow from Lender, the Loan, in the aggregate amount of $98,660,000.00 (such loan and the obligation of Borrowers to repay the same together with all interest and other amounts from time to time owing hereunder are referred to collectively herein as the "Loan").

     (B) NOTE. On the Closing Date, Borrowers shall execute and deliver to Lender the Note, made by Borrowers to the order of Lender, in the aggregate original principal amount of $98,660,000.00.

     (C) USE OF PROCEEDS. The proceeds of the Loan funded at Closing shall be used to (i) repay any existing indebtedness secured by any mortgage encumbering all or any part of the Properties; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable costs and expenses incurred by Lender, including the legal fees and expenses of counsel to Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan and (iii) establish the Reserves required hereunder. The remaining proceeds of the Loan, if any, shall be disbursed to Borrowers; provided, however, that any and all such remaining proceeds of the Loan will be used for commercial purposes only and will not be used for personal, family, agricultural or household use.

SECTION 2.2 INTEREST.

     (A) RATE OF INTEREST. The outstanding principal balance of the Loan shall bear interest at a rate per annum equal to the Interest Rate.

     (B) DEFAULT RATE. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan, the Principal Balance of the Loan and all other outstanding Obligations shall bear interest until paid in full at a rate per annum that is five percent (5.0%) in excess of the Interest Rate otherwise applicable under this Loan Agreement and the Note (the "Default Rate").

     (C) COMPUTATION OF INTEREST. Interest on the Loan and all other Obligations owing to Lender shall be computed on the basis of a 360-day year, and shall be charged for the actual number of days elapsed during any month or other accrual period. Interest shall be payable in arrears (except as provided in the first sentence of Section 2.4(A) hereof).

     (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the Principal Balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. If the Default Rate shall be finally determined to be unlawful, then the applicable Interest Rate shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum Rate is greater or lesser than the applicable Interest Rate, then the foregoing provisions of this paragraph shall apply.

     (E) LATE CHARGES. If any payment of principal, interest or other sums shall not be made to Lender within five (5) days of the date the same is due hereunder or under any of the other Loan Documents (excluding, if an Event of Default has occurred and is continuing), then Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document (or, in the case of a partial payment, the unpaid portion thereof), such late charge to be immediately due and payable without demand by Lender; provided, that if Borrowers are satisfying their obligations under Section 7.2 of this Loan Agreement and on a Payment Date prior to the Maturity Date funds sufficient to pay any scheduled payments (whether principal, interest, Reserves or otherwise) on such Payment Date are as of 11:00 am, Eastern Standard Time on such Payment Date on deposit in the Central Account (of any Sub-Accounts), a delay in payment of such scheduled payment on the Payment Date due to a failure by Lender to direct the Central Account Bank to disburse such funds to Lender or due to a failure of the Central Account Bank to disburse such funds as directed by Lender shall not in and of itself trigger a late charge hereunder with respect to such scheduled payment, so long as Lender's access to such funds has not been and is not constrained or constricted in any manner by the actions or inactions of any Borrower Party or any Affiliate thereof (or any Person controlling, controlled by or under the control of any Borrower Party or any such Affiliate), such that Lender may continue to cause such payment to be made upon Lender's authorization and direction to the Central Account Bank.

     (F) ADDITIONAL ADMINISTRATIVE FEE. In addition to the Default Rate provided for above, upon failure of any Borrower Party to deliver any of the financial statements, reports or other information required to be delivered to Lender as provided in Section 5.1 hereof upon their due dates, if any such failure shall continue for ten (10) Business Days following notice thereof from Lender, Borrowers shall pay to Lender together with the scheduled monthly payments of principal and interest on the Loan, for each month or portion thereof that any such financial statement, report or other information remains undelivered, an administrative fee in the amount of $2,500. Borrowers agree that such administrative fee (i) is a fair and reasonable fee necessary to compensate Lender for its additional administrative costs under the circumstances, (ii) is not a penalty and (iii) is necessary to compensate Lender for increased costs and obligations to third parties in connection with the planned Securitization of the Loan.

SECTION 2.3 DEFEASANCE.

     (A) TOTAL DEFEASANCE, (i) Borrowers shall have the right at any time after the Release Date and prior to the First Open Payment Date to obtain a release of the Lien of the Mortgage encumbering the Properties (a "Total Defeasance") upon satisfaction of the following conditions:

          (a) Borrowers shall provide Lender at least thirty (30) days' prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the "Defeasance Date") on which Borrower shall have satisfied the conditions in this Section 2.3(A) and on which it shall effect the Total Defeasance;

          (b) Borrowers shall pay to Lender (A) all payments of interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Loan Agreement, the Mortgage and the other Loan Documents;

          (c) Borrowers shall irrevocably deposit the Total Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.3(C) and (D) hereof;

          (d) Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Total Defeasance Collateral;

          (e) Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is customary in commercial lending transactions and subject only to normal qualifications, assumptions and exceptions opining, among other things, that (v) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Total Defeasance Collateral, (w) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.3(A), (x) a defeasance pursuant to this Section 2.3(A) will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (y) delivery of the Total Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (z) if and to the extent required by the Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

          (f) In the event Certificates have been issued in connection with the Securitization of the Loan, Borrowers shall deliver to Lender a confirmation in writing from the applicable Rating Agencies to the effect that the release of the Properties from the Lien of the Mortgage as contemplated by this Section 2.3(A) and the substitution of the Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates issued in connection with the Securitization which are then outstanding;

          (g) Borrowers shall deliver an officer's certificate certifying that the requirements set forth in this Section 2.3(A) have been satisfied;

          (h) Borrowers shall deliver a certificate of a nationally recognized public accounting firm reasonably acceptable to Lender certifying that the Total Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (i) Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

          (j) Borrowers shall pay all reasonable costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

     (ii) If a Total Defeasance occurs and all of the requirements of this
Section 2.3 have been satisfied, Lender shall execute any and all documents required to release the Properties from the Lien of the Mortgage and the Assignment of Leases and the Defeasance Collateral, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrowers shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as permitted by Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdictions in which the Properties are located and contain standard provisions protecting the rights of a releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release. Borrowers shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage and the Assignment of Leases, including Lender's reasonable attorneys' fees. Except as set forth in this Section 2.3(A), no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Properties.

     (B) PARTIAL DEFEASANCE. Borrowers shall, as a condition to and only in connection with a Partial Release of an Individual Property, have the right to defease a portion of the Loan (a "Partial Defeasance") with respect to (i) one
(1) Individual Property prior to the Release Date as and if permitted as provided in Section 2.10 below and (ii) after the Release Date and prior to the First Open Payment Date, with respect to a Partial Release of Individual Property(ies) as and if permitted as provided in Section 2.10 below, in each case equal to the Partial Defeasance Amount for such Individual Property subject to such Partial Release (determined as provided in Section 2.10 with respect to such Partial Release) upon satisfaction of the following conditions:

          (a) Borrowers shall provide Lender at least thirty (30) days' prior written notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the "Partial Defeasance Date") on which Borrowers shall have satisfied the conditions in this Section 2.3(B) and on which it shall effect the Partial Defeasance;

          (b) Borrowers shall pay to Lender (A) all payments of interest due on the Loan to and including the Partial Defeasance Date and (B) all other sums, then due under the Note, this Loan Agreement, the Mortgage and the other Loan Documents;

          (c) Borrowers shall irrevocably deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.3(C) and (D) hereof;

          (d) Lender shall prepare (at Borrowers' expense) all necessary documents to modify this Loan Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the Partial Defeasance Amount (the "Defeased Note"), and the other note having a principal balance equal to the excess of (A) the then-outstanding principal amount of the Loan, over (B) the amount of the Defeased Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance and monthly payments. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower that is not an Affiliate of Borrower is established pursuant to Section 2.3(D). A Defeased Note may not be the subject of any further defeasance.

          (e) Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

          (f) Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is customary in commercial lending transactions and subject only to normal qualifications, assumptions and exceptions opining, among other things, that (v) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Partial Defeasance Collateral, (w) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of the defeasance pursuant to this Section 2.3(B), (x) a defeasance pursuant to this Section 2.3(B) will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Defeased Note and the Undefeased Note as indebtedness for federal income tax purposes, (y) delivery of the Partial Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (z) if and to the extent required by the Rating Agencies, a non-consolidation opinion with respect to the Successor Borrower;

          (g) In the event Certificates have been issued in connection with the Securitization of the Loan, Borrowers shall deliver to Lender a confirmation in writing from the applicable Rating Agencies to the effect that the Partial Defeasance and the substitution of the Partial Defeasance Collateral will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance for the Certificates issued in connection with the Securitization which are then outstanding;

          (h) Borrowers shall deliver an officer's certificate certifying that the requirements set forth in this Section 2.3(B) have been satisfied;

          (i) Borrowers shall deliver a certificate of a nationally recognized public accounting firm reasonably acceptable to Lender certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

          (j) Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

          (k) Borrowers shall pay all costs and expenses of Lender incurred in connection with the defeasance, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

     (C) DEFEASANCE COLLATERAL ACCOUNT. On or before the date on which Borrowers deliver the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable (the "Defeasance Collateral"), Borrowers or Successor Borrower (as applicable) shall open at any Eligible Bank the defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Total Defeasance Collateral shall be paid over to Lender on each Payment Date and applied to the monthly installments of principal and interest on the Loan and, on the Maturity Date, to accrued interest and the principal balance of the Loan. All cash from interest and principal payments paid on the Partial Defeasance Collateral shall be paid over to Lender on each Payment Date and applied to the monthly installments of principal and interest on the Defeased Note and, on the Maturity Date, to accrued interest and the principal balance of the Defeased Note. Borrowers shall cause the Eligible Bank at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Bank shall agree to hold and distribute the Defeasance Collateral in accordance with this Loan Agreement. Borrowers (or Successor Borrower, as applicable) shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrowers shall prepay all costs and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

     (D) SUCCESSOR BORROWER. In connection with a Total Defeasance or Partial Defeasance under this Section 2.3, Borrowers shall, if required by the Rating Agencies or if Borrowers so elect or Lender requires, establish or designate a successor entity (the "Successor Borrower") which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies (if a Securitization has occurred) or reasonably approved by

Lender, if requested by Lender. Any such Successor Borrower may, at Borrowers' option, be an Affiliate of Borrowers unless the Rating Agencies or Lender shall require otherwise. Borrowers shall transfer and assign all obligations, rights and duties under and to the Note or Defeased Note, as applicable, together with the Total Defeasance Collateral or Partial Defeasance Collateral, as applicable, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrowers shall be relieved of its obligations under such documents except to the extent of any cross-collateralization required hereunder and except for property-related obligations which survive the payment of the Obligations. Borrowers shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Borrowers shall pay all reasonable costs and expenses incurred by Lender, including Lender's reasonable attorney's fees and expenses incurred in connection therewith, and all fees, expenses and other charges of the Rating Agencies.

SECTION 2.4 PAYMENTS.

     (A) PAYMENTS OF INTEREST AND PRINCIPAL. Borrowers shall make a payment to Lender of interest only on the Closing Date for the period from the Closing Date through December 5, 2004. Commencing on January 6, 2005 (the "First Payment Date") and on the sixth day of each calendar month thereafter (each, with the First Payment Date, a "Payment Date"), Borrowers shall make monthly payments of interest accrued on the Principal Balance of the Loan through and including the date one calendar day prior to such Payment Date (each, a "Monthly Debt Service Payment"). After an Event of Default, Borrowers irrevocably waive the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrowers, and Borrowers irrevocably agree that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrowers in such order of priority as Lender may deem advisable. Notwithstanding anything contained herein to the contrary, Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date other than the sixth (6th) day of each month, provided such date is later than the 6th day of each month (a "New Payment Date"), on twenty (20) days prior written notice to Borrowers, in which case (i) interest shall be paid on the date the New Payment Date first occurs for the period beginning on sixth (6th) day of the calendar month in which the New Payment Date first occurs to the New Payment Date, and on each New Payment Date thereafter for a monthly equivalent period from the last New Payment Date to the current New Payment Date designated by Lender at the time the New Payment Date is designated, and (ii) Lender may designate, at the time the New Payment Date is designated, an extension of the Scheduled Maturity Date to the New Payment Date occurring in the month in which the original Scheduled Maturity Date occurs.

     (B) DATE AND TIME OF PAYMENT. Borrowers shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 1:00 p.m. (New York time) on such day, or (ii) on the next succeeding Business Day after such funds are received by Lender if such receipt occurs after 1:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

     (C) MANNER OF PAYMENT. Borrowers promise to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by Borrowers on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by wire transfer (unless otherwise directed by Lender in writing) to such accounts at such banks as Lender may from time to time designate.

SECTION 2.5 MATURITY. To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon, and all other sums then owing to Lender hereunder and under the Note, the Mortgage and the other Loan Documents, shall be due and payable on the Maturity Date, which shall, subject to earlier acceleration upon the occurrence of an Event of Default, be the Scheduled Maturity Date.

SECTION 2.6 PREPAYMENT.

     (A) LIMITATION ON PREPAYMENT; PREPAYMENT CONSIDERATION; DUE ON ACCELERATION. Borrowers shall have no right to prepay the Loan in whole or part at any time, except as expressly set forth in this provision. Commencing on and after the First Open Payment Date, Borrower may prepay the Loan in whole, but not in part, without payment of Prepayment Consideration, provided that (i) Borrowers shall provide to Lender not less than thirty (30) days' prior written notice of such prepayment, (ii) together with such prepayment Borrowers also shall pay all accrued and unpaid interest and all other Obligations and (iii) if such prepayment occurs on any day other than a Payment Date, then together therewith Borrowers also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to the Payment Date next following the date of prepayment. Borrowers shall not be required to pay any Prepayment Consideration with respect to an application of insurance proceeds or condemnation awards by Lender pursuant to the Loan Agreement or Mortgage in the absence of an Event of Default.

     (B) Prepayment Consideration Due. If the Maturity Date shall be accelerated to a date prior to the Scheduled Maturity Date, or if any prepayment of all or any portion of the Principal Balance hereunder occurs, whether in connection with Lender's acceleration of the unpaid Principal Balance of the Loan or in any other circumstances whatsoever, or if the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, then the Prepayment Consideration shall become immediately due and owing and Borrowers shall forthwith pay the Prepayment Consideration to Lender. The foregoing shall not create any right of prepayment. Borrowers shall have no right whatsoever to prepay all or any portion of the principal balance of the Note, except as set forth in Section 2.6(A).

     (C) Definitions. The following terms shall have the meanings indicated:

     The "Prepayment Consideration" shall be the amount equal to the sum of two percent of the Loan balance at the time of prepayment or the earlier date upon which the Prepayment Consideration becomes due and owing, plus the excess, if any, of (A) the amount of the monthly interest which would otherwise be payable on the principal balance being prepaid from the

Payment Date next following the date of prepayment (unless prepayment is tendered on a Payment Date, in which case from the date of prepayment) or the earlier date upon which the Prepayment Consideration becomes due and owing; over
(B) the amount of the monthly interest Lender would earn if the principal balance being prepaid were reinvested for the period from the Payment Date next following the date of prepayment (unless prepayment is tendered on a Payment Date, in which case from the date of prepayment) or the earlier date upon which the Prepayment Consideration becomes due and owing to and including the Scheduled Maturity Date at the Treasury Rate (as hereinafter defined), such difference to be discounted to present value at the Treasury Rate.

     The "Treasury Rate" shall be the annualized yield on securities issued by the United States Treasury having a maturity corresponding to the remaining term to the Scheduled Maturity Date of this Loan Agreement, as quoted in Federal Reserve Statistical Release [H. 15(519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the Treasury Rate Determination Date (as defined below), converted to a monthly equivalent yield. If yields for such securities of such maturity are not shown in such publication, then the Treasury Rate shall be determined by Lender by linear interpolation between the yields of securities of the next longer and next shorter maturities. If said Federal Reserve Statistical Release or any other information necessary for determination of the Treasury Rate in accordance with the foregoing is no longer published or is otherwise unavailable, then the Treasury Rate shall be reasonably determined by Lender based on comparable data.

     The term "Treasury Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date or the earlier date upon which the Prepayment Consideration becomes due and owing. Lender shall notify Borrowers of the amount and the basis of determination of the required Prepayment Consideration.

SECTION 2.7 OUTSTANDING BALANCE. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by Borrowers; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect Borrowers' obligation to pay the Obligations.

SECTION 2.8 TAXES. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto excluding taxes imposed on net income in accordance with the following sentence are referred to herein as "Tax Liabilities"). Notwithstanding the foregoing, Borrowers shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof or federal income taxes imposed on Lender's net income. If Borrowers shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions,


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

Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 2.9 REASONABLENESS OF CHARGES. Borrower Parties agree that (i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the late charges, and the Prepayment Consideration are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate and late charges and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) such Default Rate, late charges, Prepayment Consideration, and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

SECTION 2.10 PARTIAL RELEASES. At any time after the Release Date (except as otherwise set forth in Section 2.10(B) below) and prior to the First Open Payment Date, and provided no Event of Default exists, Borrower may from time to time obtain a partial release from the lien of the Mortgage and the Loan Documents of one or more Individual Properties, and a release of the individual Borrower which owns such Individual Property from the Loan Documents (the "Partial Release Borrower"), provided that all of the following conditions precedent have been satisfied with respect to any such Partial Release of any such Individual Property:

     (A) No Partial Release will be permitted if any Event of Default has occurred and is continuing.

     (B) No Partial Release will be permitted until after the Release Date, provided, if no Event of Default exists and is continuing, Borrowers may request the Partial Release of one (1) Individual Property (excluding the Clayton Place Property) prior to the Release Date (but after the one hundred eightieth (180th) day after the Closing Date) so long as Borrowers comply with all other terms and provisions of this Section 2.10. No Partial Release will be permitted on or after the First Open Payment Date.

     (C) A Partial Release of no more than two (2) Individual Properties will be permitted in any twelve (12) month period. A Partial Release of no more than five (5) Individual Properties in the aggregate shall be permitted during the term of the Loan. For purposes of determining the number of Partial Releases in any given time period, Borrowers acknowledge that a Partial Release involving the Clayton Place Property shall constitute two (2) Individual Properties.

     (D) No Partial Release of an Individual Property will be permitted unless the Debt Service Coverage Ratio for the remainder of the Individual Properties is equal to or greater than 1.25:1.00;

     (E) Following such Partial Release, the Borrowers (other than the Partial Release Borrower) and the Sole Member shall not have any ownership interest in, and shall have no obligations or liabilities with respect to the Individual Property subject to the Partial Release, and the Borrowers shall execute an amendment to the Contribution Agreement in form and substance satisfactory to Lender which excludes the Partial Release Borrower from such agreement and the application thereof; '

     (F) Borrowers will on the date of the Partial Release (the "Partial Release Date") complete a Partial Defeasance, pursuant to Section 2.3 hereof, of a portion of the Loan (the "Partial Defeasance Amount" for the Individual Property subject to the Partial Release) equal to 115% of the Allocated Senior Loan Amount for the Individual Property subject to the Partial Release;

     (G) Borrowers will execute (and Guarantor and Environmental Indemnitor will consent in writing thereto and reaffirm their obligations under the Loan Documents to which they are a party notwithstanding the Partial Release) and deliver all such amendments to the Loan Documents and other instruments or documents as may be reasonably required by Lender (using commercial standards customarily applied with respect to mortgage loans such as the Loan) in order to accomplish the Partial Release and continue to fully protect Lender's rights and remedies under the Loan Documents with respect to the remaining Borrower and Lender's lien and security interest in the remainder of the Properties.

     (H) Intentionally Omitted.

     (I) Borrowers shall pay for the costs of preparing and recording partial releases, UCC-3 releases, and any loan modification documents, easements, declarations, and/or restrictive covenants required by Lender, Lender's reasonable attorneys' fees and costs, all survey charges and costs, all title premiums and costs, documentary stamps incurred in connection with the release of the Release Parcel in accordance with the requirements contained herein, and all other reasonable out-of-pocket costs, fees, and expenses incurred by Lender in connection with the requested release of the Release Parcel.

     (J) If requested by Lender, Borrowers shall have provided Lender with a Rating Confirmation with respect to the Partial Release if a Securitization has occurred or is reasonably anticipated to occur within four (4) months of such Partial Release.

     (K) All conditions for a Partial Release under the Mezzanine Loan Documents have been satisfied (or waived by Mezzanine Lender) and the release price required under the Mezzanine Loan Documents for the Individual Property subject to the Partial Release shall have been simultaneously paid to Mezzanine Lender.

     (L) Borrowers shall pay Lender's reasonable costs and expenses in connection with the Partial Release, as set forth below.

     (M) Notwithstanding anything contained in this Loan Agreement to the contrary, upon the occurrence of a Partial Release in accordance with the terms and provisions of this Section 2.10, the term Borrowers shall be modified to exclude the Partial Release Borrower, Individual Property and/or other Person(s) subject to the Partial Release.

          All reasonable costs and expenses incurred by Lender in connection with such request for a Partial Release, including, but not limited to, the preparation, negotiation and review of any and all materials required to be provided in connection therewith (including Lender's reasonable attorneys' fees and expenses) shall be reimbursed by Borrowers upon demand, regardless of whether a Partial Release occurs.

                                   ARTICLE III
                               CONDITIONS TO LOAN

SECTION 3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to Lender, then the condition shall not be satisfied unless the same shall be in form and substance satisfactory to Lender.

     (A) LOAN Documents. On or before the Closing Date, Borrowers shall execute and deliver and cause to be executed and delivered to Lender all of the Loan Documents, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Note, of which only one shall be signed), which Loan Documents shall become effective upon the Closing.

     (B) ORIGINATION FEES AND DEPOSITS. At the Closing and retained from the proceeds of the Loan, Lender shall have received all of the deposits required herein, including without limitation, the initial deposits into the Reserves and Accounts (and at Borrowers' option, the same may be made from the proceeds of the Loan).

     (C) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES. Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing Date. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

     (D) CLOSING CERTIFICATE. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of Borrowers by the chief financial officer (or similar officer of each Borrower) truly and correctly stating that, to such Person's knowledge: (i) on such date, no Default or Event of Default has occurred and is continuing; (ii) no material adverse change in the financial condition or operations of the business of any Borrower, Guarantor, Environmental Indemnitor, any principal of any Borrower, the Properties and no material adverse change in the projected cash flow of any Borrower or any Individual Property has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that such materials delivered to Lender are true and materially complete and fairly represent the financial condition of Borrowers, Guarantor, Environmental Indemnitor and any principal of any Borrower and the cash flow of the Properties; (iii) the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail); and (iv) there are no material adverse facts or conditions concerning the Properties, Guarantor, Environmental Indemnitor and any principal, of any Borrower or any Borrower Party that have not been disclosed to Lender.

     (E) OPINIONS OF COUNSEL. On or before the Closing Date, Lender shall have received from legal counsel for Borrowers, Sole Member, Guarantor and Environmental Indemnitor reasonably satisfactory to Lender, such counsel's written opinion as to such matters as Lender shall reasonably request, including opinions to the effect that (i) each of the Borrower Parties is duly formed, validly existing, and in good standing in its state of organization and, in the case of Borrowers, in the state where the Properties are located, (ii) this Loan Agreement and the Loan Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy and general equitable principles; and
(iii) Borrowers would not be consolidated in bankruptcies of its Sole Member, Manager or certain other Affiliates of Borrowers specified by Lender. Also on or before the Closing Date, Lender shall have received an opinion of Borrowers' local counsel in the state where the Properties are located as to the enforceability of the Mortgage and such other matters as Lender may reasonably request.

     (F) TITLE POLICY. On or before the Closing Date, Lender shall have received and approved the pro forma Title Policy for each of the Properties, and as of the Closing, the Title Company shall be irrevocably committed and prepared immediately to issue the Title Policy. The Title Policy shall be in form and substance satisfactory to Lender. Without limitation, Lender may reasonably require that the Title Policy be issued on the 1970 ALTA form by the Title Company, together with such reinsurance and direct access agreements as Lender may require, insuring that each Mortgage is a valid first and prior enforceable lien on the applicable Individual Property encumbered thereby (including any easements appurtenant thereto) subject only to such exceptions to coverage as are acceptable to Lender. The Title Policy shall contain such endorsements as Lender may require (to the extent available in the state where such Properties are located) in form reasonably acceptable to Lender, including deletion of the creditors' rights exception and affirmative endorsement coverage for creditors' rights risks.

     (G) SURVEY. Lender shall have received a survey for each of the Properties, certified to Lender and its successors, assigns and designees and to the Title Company by a surveyor reasonably satisfactory to Lender (the "Survey"). The Survey shall contain the minimum detail for land surveys as most recently adopted by ALTA/ASCM, shall comply with Lender's survey requirements and shall contain Lender's standard form certification. The Survey shall show no state of facts or conditions reasonably objectionable to Lender.

     (H) ZONING. On or before the Closing Date, Lender shall have received evidence reasonably satisfactory to Lender as to the zoning and subdivision compliance of each of the Properties.

     (I) CERTIFICATES OF FORMATION AND GOOD STANDING. On or before the Closing Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status if available) from the state of its formation, from the state in which its principal place of business is located, and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business (including without limitation, the state in which the Individual Property is located for each Borrower). Each such certificate shall be dated not more than thirty (30) days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower Party's organizational documents (as the case may be, the "Borrower Party Secretary") shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and complete and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

     (J) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or before the Closing Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Borrower Party Secretary as being in full force and effect without modification or amendment.

     (K) FINANCIAL STATEMENTS. On or before the Closing Date, Lender shall have received such financial statements and other financial information as shall be satisfactory to Lender for each Borrower Party and for each of the Properties. All such financial statements shall be certified to Lender by the applicable Borrower Party (through its chief financial officer), which certification shall be in form and substance reasonably satisfactory to Lender.

     (L) AGREEMENTS. On or before the Closing Date, Lender shall have received copies of all material operating agreements, service contracts and equipment leases, if any, relating to Borrowers' ownership and operation of the Properties.

     (M) MANAGEMENT AGREEMENT. On or before the Closing Date, Lender shall have received copies of the existing Management Agreement and any leasing brokerage agreements pertaining to the Properties and the Assignment of Management Agreement, duly executed by current Manager and Borrowers.

     (N) OPERATING AND CAPITAL EXPENDITURE BUDGETS. On or before the Closing Date, Lender shall have received and reasonably approved the Operating Budget and Capital Expenditure Budget for each Individual Property for the remainder of the current calendar year. The budgets for the calendar year 2004, copies of which are attached hereto as Schedule 3.1(N), are hereby approved.

     (O) RENT ROLLS, LEASES, ESTOPPELS. Prior to the Closing, Lender shall have received from the Borrowers a certified copy of the current rent roll (the "Rent Roll") for each of the Properties in form and substance satisfactory to Lender. The Rent Roll shall constitute a true, correct, and complete list of each and every Lease for the Properties, together with all extensions and amendments thereof, and shall accurately and completely disclose all annual and monthly rents payable by all tenants, including expiration dates of the Leases, and the amount of any Security Deposit being held by any Borrower under each Lease, if any.

     (P) LICENSES, PERMITS AND APPROVALS. On or before Closing Date, Lender shall have received copies of the final, unconditional certificates of occupancy issued with respect to each of the Properties, together with all other applicable licenses, permits and approvals required for the Borrowers to own, use, occupy, operate and maintain the Properties.

     (Q) INSURANCE POLICIES AND ENDORSEMENTS. On or before the Closing Date, Lender shall have received copies of insurance policies required to be maintained under this Loan Agreement and the other Loan Documents and certificates of insurance dated not more than twenty (20) days prior to the Closing Date evidencing such insurance coverages, together with endorsements reasonably satisfactory to Lender naming Lender as an additional insured and loss payee, as required by Lender, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that Borrowers maintain with respect to the Properties, the same shall be endorsed to Lender as required by Lender.

     (R) ENVIRONMENTAL ASSESSMENT. Lender shall have received and approved an Environmental Report prepared or updated not later than sixty (60) days prior to the Closing Date, relating to each of the Properties, together with a letter from the preparer thereof entitling Lender and its successors and assigns to rely upon said Environmental Report (if same is not addressed to Lender).

     (S) PROPERTY CONDITION REPORTS. On or before the Closing Date, Lender shall have received property condition report(s) for each of the Properties addressed to Lender and its successors and assigns, which shall be prepared by an engineer or other consultant reasonably satisfactory to Lender and otherwise shall be in form and substance satisfactory to Lender in its sole discretion (the "Property Condition Report(s)"). Such reports shall set forth any items of deferred maintenance at any of the Properties.

     (T) APPRAISALS. On or before the Closing Date, Lender shall have received an independent appraisal of each of the Properties from a state certified appraiser engaged by Lender, dated not more than sixty (60) days prior to the Closing Date, which indicates a fair market value of such Individual Property which would reflect a loan-to-value ratio for the Loan acceptable to Lender, and is otherwise satisfactory to Lender in its sole discretion in all respects. Each such appraisal shall conform in all respects to the criteria for appraisals set forth in the Financial Institutions Reform and Recovery Act of 1989 and the regulations promulgated thereunder (as if Lender were an institution under the jurisdiction thereof) and the Uniform Standards of Professional Appraisal Practices of the Appraisal Foundation.

     (U) SEARCHES. Prior to the Closing Date Lender shall have received certified copies of Uniform Commercial Code, judgment, tax lien, bankruptcy and litigation search reports with respect to all Borrower Parties satisfactory to Lender, all dated not more than thirty (30) days prior to the Closing Date.

     (V) DOCUMENTATION REGARDING APPLICATION OF PROCEEDS. Prior to the Closing Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan

Agreement and by Borrowers regarding the application of any remaining available proceeds of the Loan.

     (W) LEGAL FEES; CLOSING EXPENSES. Borrowers shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, appraisal reports, environmental inspection reports, Property Condition Report(s), Lender's site inspection and processing fee, and other reasonable costs and expenses related to the Closing.

     (X) OTHER REVIEW. Lender shall have completed all other review of Borrowers, the Borrower Parties, the Properties, and such other items as it reasonably determines relevant, and shall have determined based upon such review to fund the Loan. Borrower Parties shall have satisfied such other reasonable criteria as Lender may reasonably specify.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Loan Agreement and to make the Loan, Borrowers represent and warrant to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

SECTION 4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

     (A) ORGANIZATION AND POWERS. Borrowers are each a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Sole Member is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrowers have all requisite power and authority to own and operate its properties, to carry on their business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

     (B) QUALIFICATION. Each Borrower is duly qualified and in good standing in the state of its formation and in the state where the Individual Property owned by it is located.

     (C) ORGANIZATION. The organizational chart set forth as Schedule 4.1(C) accurately sets forth the direct and indirect ownership structure of the Borrowers.

SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

     (A) AUTHORIZATION OF BORROWING. Borrowers have the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trust, corporate or other action, as the case may be.

     (B) NO CONFLICT. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of incorporation, bylaws, declaration of trust, certificate of organization, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any court or other agency of government binding on any Borrower Party or any of its Affiliates; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower Party or any of its Affiliates; (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon any Individual Property or assets of any Borrower Party or any of its Affiliates; or (4) require any approval or consent of any Person under any Contractual Obligation of any Borrower Party.

     (C) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Borrower Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for the recording of the Mortgage and filings and recordings required in connection with the creation or perfection of any other security interests with respect to the Collateral granted under this Loan Agreement or any of the other Loan Documents.

     (D) BINDING OBLIGATIONS. This Loan Agreement is, and the Loan Documents, including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party, as applicable, enforceable against the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights generally. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents. No Borrower Party has any claim against Lender or any Affiliate of Lender.

SECTION 4.3 FINANCIAL STATEMENTS. All financial statements concerning the Borrowers, Sole Member, their respective Affiliates, Guarantor, Environmental Indemnitor and the Properties which have been or will hereafter be furnished by or on behalf of Borrowers to Lender pursuant to this Loan Agreement have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do (or will, as to those statements that are not yet due) present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. Since the date of the most recent financial statements of Borrowers, Sole Member, their respective Affiliates, Guarantor, Environmental Indemnitor and the Properties delivered to Lender, there has been no material adverse change in the financial condition, operations or business of the Borrower Parties or the Properties from that set forth in said financial statements.

SECTION 4.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing, Borrowers have no Indebtedness or Contingent Obligations other than the Obligations and any other Indebtedness expressly permitted under Section 5.17 of this Loan Agreement.

SECTION 4.5 TITLE TO PROPERTY. Each Borrower has good marketable and insurable fee simple title to the Individual Property owned by such Borrower, free and clear of all Liens except for Permitted Encumbrances. Each Borrower owns and will own at all times all personal property relating to the Individual Property owned by such Borrower other than personal property which is leased by such Borrower (as to which such Borrower has valid leasehold title) or owned by tenants of such Individual Property and not used or necessary for the operation of such Individual Property), subject only to Permitted Encumbrances. There are no pending proceedings in condemnation or eminent domain affecting any of the Properties, and to the knowledge of Borrowers, none is threatened. No Person has any option or other right to purchase all or any portion of any of the Properties or any interest therein. There are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting any of the Properties which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Loan Agreement, materially and adversely affect the value of the Properties, impair the use or operations of the Properties or impair Borrowers' ability to pay its obligations in a timely manner.

SECTION 4.6 ZONING; COMPLIANCE WITH LAWS. The Properties are zoned for use as student housing and residential facilities and all related uses consistent with the current use of the Properties, which zoning designation is in full force and effect, and is beyond all applicable appeal periods. The Properties and the use thereof complies in all material respects with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Properties, including without limitation the Americans with Disabilities Act. To the knowledge of Borrowers, there are no illegal activities relating to controlled substances on the Properties. All certificates of occupancy or the equivalent, and all other required permits, licenses and certificates for the lawful use and operation of the Properties have been obtained and are current and in full force and effect. In the event that all or any part of the Improvements located on any of the Properties are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits, other than customary demolition, building and other construction related permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of the Properties. Neither the zoning nor any other right to construct, use or operate the Properties is in any way dependent upon or related to any real estate other than the Properties. No tract map, parcel map, condominium plan, condominium declaration, or plat of subdivision will be recorded by Borrowers with respect to any of the Properties without Lender's prior written consent

SECTION 4.7 LEASES; AGREEMENTS.

     (A) LEASES; AGREEMENTS. Borrowers have delivered and/or made available to Lender true, complete and fully executed copies of all (i) Leases and (ii) material contracts and agreements affecting the operation and management of the Properties, including, without limitation, the existing Management Agreement, any leasing brokerage agreement and any service and maintenance contracts and such Leases, contracts and agreements have not been modified or amended except pursuant to amendments or modifications delivered to Lender. Except for the rights of the current Manager pursuant to the existing Management Agreement, no Person has any right or obligation to manage the Properties or to receive compensation in connection with such management. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Properties, or to receive compensation in connection with such leasing.

     (B) RENT ROLL; DISCLOSURE. A true and correct copy of the Rent Roll has been provided to Lender and except for the Leases described in the Rent Roll the Properties are not subject to any Leases. Except as specified in the Rent Roll:
(i) the Leases are in full force and effect; (ii) neither Borrowers nor any Affiliate of any Borrower, has given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has asserted in writing any rights of set off or defenses or material claims under any Lease and no tenant has any such rights of set off, claim or defense to the enforcement of any Lease except as expressly set forth in the Leases; (iv) other than delinquencies and non-payments of less than 30 days, no tenant is in arrears in the payment of rent, additional rent or any other material charges due under any Lease, or, to the knowledge of Borrowers, is in default in the performance of any other obligations under the applicable Lease; (v) Borrowers have completed all work or alterations required to be completed by the landlord or lessor under each Lease as of the date hereof, and all of the other obligations of landlord or lessor under the Leases required to be completed as of the date hereof, have been performed; (vi) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in the Rent Roll, excluding student referral fees, move-in discounts or promotional discounts provided by Borrowers in the ordinary course of business which are not material in amount or frequency; (vii) no tenant has an option to terminate its respective Lease and (viii) to the best of Borrowers' knowledge, no bankruptcy or insolvency proceeding has been commenced (and is continuing) by or against any tenant under any Lease. The Security Deposits held by Lender with respect to each Lease is as set forth on the Rent Roll.

     (C) LEASE ISSUES. There are no legal proceedings commenced (or, to the knowledge of the Borrowers, threatened) against Borrowers or any Affiliate thereof by any tenant or former tenant. No rental in excess of twelve month's rent has been prepaid under any of the Leases (except for Security Deposits and estimated additional rent amounts paid on account of operating expenses, taxes and other expense escalations or pass-throughs), and Prepaid Rents are not in excess of 10% of the total annual rents at the Properties. The Prepaid Rents set forth on Schedule 6.8 are true, accurate and complete. Each of the Leases is valid and binding on the parties thereto in accordance with its terms.

SECTION 4.8 CONDITION OF PROPERTY. Except for those matters identified as immediate repairs in the Property Condition Report(s) for the Properties delivered to Lender, all Improvements at the Properties including, without limitation, the roof and all structural components, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior doors, parking facilities, sidewalks and landscaping are in good condition and repair, normal wear and tear excepted. To Borrowers' knowledge, there is no latent or, except as identified on the Property Condition Reports as immediate repairs, patent structural or other material defect or deficiency in the Properties. City water supply, storm and sanitary sewers, and electrical, gas (to the extent applicable) and telephone facilities are available to the Properties within the boundary lines (or through valid irrevocable easements) of such Individual Property, are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of such Individual Property as now used or presently contemplated to be used, and no other utility facilities are necessary to meet the reasonable needs of such Individual Property as now used or presently contemplated. The design and as-built conditions of each of the Properties are such that surface and storm water does not accumulate on any of the Properties (except in facilities specifically designed for the same) and does not drain from the Properties across land of adjacent property owners except pursuant to easements benefiting such affected Individual Property which are specified in and insured under the Title Policy. Except as shown on the Surveys delivered to the Lender prior to the Closing, no part of any of the Properties is within a flood plain and, with the exception of Permitted Encumbrances which are insured by endorsement to the Title Policy, none of the Improvements create encroachment over, across or upon the Properties' boundary lines, rights of way or easements, and no building or other improvements on adjoining land create such an encroachment. Access to the Properties for the current and contemplated uses thereof is provided by means of dedicated, all weather public roads and streets which are physically and legally open for use by the public. Any liquid or solid waste disposal, septic or sewer system located at the Properties is in good and safe condition and repair and in compliance with all applicable law. The Properties are in compliance in all material respects with all laws, governmental regulations and requirements including, but not limited to, matters of sanitation, health, fire and other hazards.

SECTION 4.9 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against any Borrower Party, or affecting any of the Properties or any property of any Borrower Party, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to Borrowers' knowledge after due inquiry, threatened against any Borrower Party or affecting the Properties.

SECTION 4.10 PAYMENT OF TAXES. All federal, state and local tax returns and reports of each Borrower Party required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges (including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid when due and payable, except for those taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established. Except as otherwise disclosed in writing to Lender, there is not presently pending (and to the Borrowers' knowledge, there is not contemplated) any special assessment against any Individual Property or any part thereof. No tax liens have been filed and to the knowledge of Borrower Parties, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower Parties in respect of any taxes or other governmental charges are in accordance with GAAP.

SECTION 4.11 ADVERSE CONTRACTS. Except for the Loan Documents, none of the Borrower Parties is a party to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.12 PERFORMANCE OF AGREEMENTS. No Borrower Party is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any Contractual Obligation of any such Person beyond any applicable


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

notice and cure period, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

SECTION 4.13 GOVERNMENTAL REGULATION. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

SECTION 4.14 EMPLOYEE BENEFIT PLANS. Neither any Borrower nor Sole Member maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans.

SECTION 4.15 BROKER'S FEES. Except for the fee paid to Blue Vista Capital on or before the date hereof, no broker's or finder's fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of any Borrower Party with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. Borrowers shall indemnify, save harmless and defend Lender from and against all claims for brokers' or finders' fees and commissions by, through or against Borrowers or any Borrower Party in connection with the Loan, with such indemnity to include Lender's cost for reasonable attorneys' fees.

SECTION 4.16 ENVIRONMENTAL COMPLIANCE.

     (A) NO ENVIRONMENTAL CLAIMS. There are no claims, liabilities, investigations, litigation, administrative proceedings, pending or, to Borrowers' knowledge, threatened, or judgments, liens or orders relating to any Hazardous Materials (collectively, "Environmental 'Claims") asserted or, to Borrowers' knowledge, threatened against any Borrower or relating to any of the Properties. Except as disclosed in the Environmental Reports delivered to Lender prior to Closing, none of the Borrower Parties nor, to Borrowers' knowledge after due inquiry, any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrowers or relating to any of the Properties. Additionally, but without limitation of the foregoing, no liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Properties and no Governmental Authority has been taking or is in the process of taking any action that could subject any of the Properties to Liens under any Environmental Law. There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrowers or their Affiliates in relation to any of the Properties which have not been made available to Lender.

     (B) STORAGE OF HAZARDOUS MATERIALS. Except as disclosed in the Environmental Report delivered to Lender prior to Closing, and except for materials customarily used or stored in connection with operation and management of properties similar to the Properties, which materials at the Properties exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of reasonably and without violation of any Environmental Laws, to Borrowers' knowledge after due inquiry, no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on the Properties, or to the knowledge of Borrowers after due inquiry, on adjacent parcels of real property, and no part of the property, or to Borrowers' knowledge no part of such adjacent parcels of real property, including the groundwater located therein or thereunder, is presently contaminated by Hazardous Materials. Except as disclosed in the Environmental Report, to the knowledge of the Borrowers, none of the Properties is listed by any Governmental Authority as containing any Hazardous Materials. Without limiting the generality of the foregoing, there is not present at, on, in or under any of the Properties, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead based paint.

     (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as may be set forth in the Environmental Report, Borrowers have been and are currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

SECTION 4.17 SOLVENCY. Borrowers (a) have not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) have received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrowers' assets exceeds and will, immediately following the making of the Loan, exceed Borrowers' total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent Obligations. The fair saleable value of Borrowers' assets is and will, immediately following the making of the Loan, be greater than Borrowers' probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Borrowers' assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrowers do not intend to, and do not believe that it will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrowers and the amounts to be payable on or in respect of obligations of Borrowers).

SECTION 4.18 DISCLOSURE. No financial statements, Loan Document or any other document, certificate or written statement furnished to Lender by any Borrower Party and, to the knowledge of Borrowers, no document or statement furnished by any third party on behalf of any Borrower Party, for use in connection with the Loan contains any untrue representation, warranty or statement of a material fact, and none omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact known to Borrowers that has had or will have a Material Adverse Effect and that has not been disclosed in writing to Lender by Borrowers.

SECTION 4.19 USE OF PROCEEDS AND MARGIN SECURITY. Borrowers shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by Borrowers or any Person in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 4.20 INSURANCE. Borrowers have in effect all of the policies of insurance required in Section 5.4 hereof, and no notice of cancellation has been received with respect to such policies, and, to Borrowers' knowledge after due inquiry, Borrowers are in compliance with all conditions contained in such policies.

SECTION 4.21 SEPARATE TAX LOTS. Each of the Properties are comprised of one (1) or more parcels which constitute separate tax lots. No part of any of the Properties is included or assessed under or as part of another tax lot or parcel, and no part of any other Individual Property is included or assessed under or as part of the tax lots or parcels comprising any of the Properties.

SECTION 4.22 INVESTMENTS. Borrowers have no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person, or (ii) direct or indirect loan, advance or capital contribution made to any other Person, including all indebtedness and accounts receivable from that other Person.

SECTION 4.23 BANKRUPTCY. No Borrower Party is or has been a debtor, and no property of any of them (including the Properties) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No Borrower Party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. No Borrower Party has made any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

SECTION 4.24 DEFAULTS. No Default or Event of Default exists and no event has occurred which with the passage of time or the giving of notice, or both, would be or become a Default or Event of Default.

SECTION 4.25 NO PLAN ASSETS. Borrowers are not and will not be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii) a plan as defined in Section 4975(e)(l) of the IRC which is subject to Section 4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of ERISA or Section 4975 of the IRC.

SECTION 4.26 GOVERNMENTAL PLAN. Borrowers are not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrowers regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

SECTION 4.27 NOT FOREIGN PERSON. No Borrower Party is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

SECTION 4.28 NO COLLECTIVE BARGAINING AGREEMENTS. No Borrower Party is a party to any collective bargaining agreement.

SECTION 4.29 COMPLIANCE. Borrowers are in compliance with all applicable Legal Requirements. Borrowers are not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.


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

SECTION 4.30 INTELLECTUAL PROPERTY. All material Intellectual Property that Borrowers own or have pending, or under which it is licensed, are in good standing and uncontested. There is no right under any Intellectual Property necessary to the business of Borrowers as presently conducted or as Borrowers contemplate conducting its business. Borrowers have not infringed, are not infringing, and have not received notice of infringement with respect to asserted Intellectual Property of others. There is no infringement by others of material Intellectual Property of Borrowers.

SECTION 4.31 PRE-CLOSING DATE ACTIVITIES. Borrowers have not conducted any business or other activity on or prior to the Closing Date, other than in connection with the acquisition and operation of the Properties.

SECTION 4.32 MORTGAGE AND OTHER LIENS. Each Mortgage creates a valid and enforceable first priority Lien on the Individual Property described therein, as security for the repayment of the Obligations, subject only to the Permitted Encumbrances applicable to such Individual Property. Each Loan Document purporting to grant, transfer, assign or otherwise create a Lien as security for the Loan establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Loan Document purporting to grant, transfer, assign or otherwise create a Lien as security for the Loan is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing) in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Loan Document to the extent governed by the UCC.

SECTION 4.33 MANAGEMENT AGREEMENT. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder. The Management Agreement represents an arms-length agreement as to market fees and terms.

SECTION 4.34 NO PROHIBITED PERSONS. Neither Borrowers, Sole Member, Guarantor, Environmental Indemnitor nor any of their respective offices, directors, partners, members, Affiliates or, to the knowledge of Borrowers, shareholders in an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/tllsdn.pdf); (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a "Prohibited Person").

                                    ARTICLE V
                          COVENANTS OF BORROWER PARTIES

     Borrowers covenant and agree that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, unless Lender shall otherwise give its prior written consent, such Person shall perform and comply with, or cause the performance and compliance of the applicable Borrower Parties with, all covenants in this Article V.

SECTION 5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

     (A) FINANCIAL STATEMENTS.

          (i) ANNUAL REPORTING. Within one hundred twenty (120) days after the end of each calendar year, Borrowers shall provide true and complete copies of Place Properties consolidated Financial Statements for such year to Lender, which consolidated Financial Statement shall include the financial reporting and condition of Borrowers and Sole Member. All Financial Statements of Place Properties shall be audited by a "Big Four" accounting firm or by other independent certified public accountants reasonably acceptable to Lender, and accompanied by a certificate of such audit executed by such accounting firm in customary form, subject only to such exceptions as shall be reasonably approved in writing by Lender. Lender acknowledges that Duggan & Massey, which is Place Properties' current auditor is an acceptable accounting firm for purposes hereunder so long as such firm maintains the same financial condition and rating which exists as of the date hereof. The annual Financial Statements for Borrowers and Sole Member, to the extent not included in the consolidated Financial Statement of Place Properties, shall each be accompanied by a certification executed by the entity's chief executive officer or chief financial officer satisfying the criteria set forth below. The annual Financial Statements of Borrowers shall also be accompanied by a Compliance Certificate (as defined below).

          (ii) QUARTERLY REPORTING - BORROWERS. Within forty-five (45) days after the end of each Calendar Quarter (other than each Calendar Quarter ending December 31), Borrowers shall provide true and complete copies of its Financial Statements for such quarter to Lender, together with a certification executed on behalf of Borrowers by its respective chief executive officer or chief financial officer in accordance with the criteria set forth below. The quarterly Financial Statements of Borrowers also shall be accompanied by a Compliance Certificate (as defined below).

          (iii) ANNUAL FINANCIAL STATEMENT GUARANTOR. Within 120 days after the end of each calendar year, Borrowers shall provide a statement of Guarantor's income and net worth in a form prepared in accordance with reasonable accounting principles consistently applied and otherwise in form and substance reasonably acceptable to Lender.

          (iv) DEBT SERVICE COVERAGE RATIO. Within forty-five (45) days after the end of each Calendar Quarter, Borrowers shall provide to Lender, Borrowers' calculation of the Debt Service Coverage Ratio for the twelve month period ending at the end of such Calendar Quarter, together with the Borrowers' method of calculation and such detail and background information as Lender shall reasonably require and a Compliance Certificate, subject to Borrowers' right to notice and cure as set forth in Section 8.1(C).

          (v) LEASING REPORTS. Within forty-five (45) days after the end of each calendar month, Borrower shall provide to Lender for each of the Properties a certified Rent Roll and occupancy report, including a schedule of Prepaid Rents and Security Deposits, in form and substance reasonably acceptable to Lender.

          (vi) MONTHLY REPORTING. Within forty-five (45) days after the end of each calendar month, Borrowers shall provide to Lender (a) accrual basis operating statements, together with a statement of cash flow, for each of the Properties, each in a form reasonably satisfactory to Lender, (a) for such month, (b) for the year to date with a comparison and reconciliation with the Approved Operating Budget and the Approved Capital Expenditures Budget indicating all variances on a line item basis and (c) with the monthly report for the months of March, June, September and December, the 12 month period ended as of the end of such calendar month, together with (b) a certification executed on behalf of Borrowers by its respective chief financial officer (or other responsible officer or representative reasonably acceptable to Lender) in accordance with the criteria set forth below.

          (vii) ADDITIONAL REPORTING. In addition to the foregoing, each Borrower Party shall promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request.

          (viii) GAAP. Borrower Parties (except Cecil Phillips) will maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. All Financial Statements (except those of Cecil Phillips) shall be prepared in accordance with GAAP. All income and net worth statements for Cecil Phillips shall be prepared using reasonable accounting principles consistently applied.

          (ix) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER DOCUMENTS, COMPLIANCE CERTIFICATE. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of any Borrower Party under this Section, such Borrower Party also shall deliver to Lender a certification in form and substance reasonably satisfactory to Lender, executed on behalf of such Borrower Party by its chief executive officer or chief financial officer (or by the individual, if the Guarantor or Environmental Indemnitor is an individual) stating that, to such officer's or individual's knowledge, such Financial Statements, documents, and information are true and complete in all material respects and do not omit to state any material information without which the same might reasonably be misleading. In addition, where this Loan Agreement requires a "Compliance Certificate", the Borrower Party required to submit the same shall deliver a certificate duly executed on behalf of such Borrower Party by its chief executive officer or chief financial officer, in form and substance reasonably satisfactory to Lender, stating that it is not aware of any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail).

          (x) FISCAL YEAR. Borrowers represent that their respective fiscal years end on December 31, and agree that they shall not make any change in their respective fiscal year.

     (B) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, each Borrower Party will deliver copies of all significant reports submitted by independent public accountants in connection with each annual, interim or special audit of the Financial Statements or other affairs of such Borrower Party made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

     (C) TAX RETURNS. Within thirty (30) days after filing the same, Borrowers shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which Borrowers' Federal income tax return is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct.

     (D) MATERIAL NOTICES.

          (i) Borrowers shall promptly deliver, or cause to be delivered to Lender, copies of all notices of default given or received with respect to noncompliance related to any material Indebtedness of any Borrower Party.

          (ii) Borrowers shall promptly deliver to Lender copies of any and all material notices (including without limitation any notice alleging any default or breach) received from any manager, franchisors, licensors, or tenant (excluding routine tenant complaints but only to the extent such complaints are not material or indicative of a recurring problem at any Individual Property) for or pertaining to the Properties.

     (E) EVENTS OF DEFAULT, ETC. Promptly upon Borrowers obtaining knowledge of any of the following events or conditions, Borrowers shall deliver a certificate executed on its behalf by its respective chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action such Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any Material Adverse Effect; or
(iii) any actual or alleged breach or default or assertion of (or written threat to assert) remedies under any Management Agreement.

     (F) LITIGATION. Promptly upon Borrowers obtaining knowledge of (1) the institution, or threat thereof, of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any Individual Property not previously disclosed in writing by Borrowers to Lender (excluding routine tenant/landlord disputes or dispossessory proceedings but only to the extent such complaints are not material or indicative of a recurring problem at any Individual Property), or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Borrower or any Individual Property, Borrowers will give notice thereof to Lender and provide such other information as may be reasonably available to enable Lender and its counsel to evaluate such matter.

     (G) INSURANCE. Within the ten (10) day period prior to the end of each insurance policy period of Borrowers, Borrowers will deliver binders or certificates of insurance evidencing renewal of any existing coverages (or copies of any new insurance policies not previously delivered to Lender), reports, and/or other information (all in form and substance reasonably satisfactory to Lender), (i) outlining all material insurance coverage maintained as of the date thereof by Borrowers and all material insurance coverage planned to be maintained by Borrowers in the subsequent insurance policy period, and (ii) evidencing payment in full of the premiums for such insurance policies.

     (H) OTHER INFORMATION. With reasonable promptness, Borrowers will deliver (or cause to be delivered) such other information and data with respect to any Borrower Party or the Properties as from time to time may be reasonably requested by Lender.

SECTION 5.2 EXISTENCE; QUALIFICATION. Borrowers will at all times preserve and keep in full force and effect its existence as a limited liability company and all rights and franchises material to its business, including its qualification to do business in each state where it is required by law to so qualify. Without limitation of the foregoing, each Borrower shall at all times be qualified to do business in the state where the Individual Property owned by it is located.

SECTION 5.3 PAYMENT OF IMPOSITIONS AND CLAIMS.

     (A) Subject to Borrowers' contest rights set forth in subsection (B) below, Borrowers will pay when due (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the "Claims"); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of Borrowers on its business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

     (B) Borrowers shall not be required to pay, discharge or remove any Imposition or Claim so long as the Borrowers contest in good faith such Imposition or Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Individual Property or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing; (ii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrowers shall have given Lender prior written notice of its intent to contest said Imposition or Claim; (iii) prior to the date on which such Imposition or Claim would otherwise have become delinquent, Borrowers shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate body approved by Lender) such additional amounts as are necessary to keep on deposit at all times; an amount (hereinafter referred to as the "Required Imposition Deposit") equal to at least
(1) one hundred percent (100%) of any Imposition then remaining unpaid together with all interest, penalties, costs and charges accrued or accumulated thereon, together with such other security as may be required in the proceeding, or as may be required by Lender, to insure the payment of any such Imposition and all interest and penalties thereon and (2) one hundred twenty-five percent (125%) (or such higher amount as may be required by applicable law) of the total of (x) the balance of such Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon, together with such other security as may be required in the proceeding, or as may be required by Lender, to insure the payment of any such Claim and all interest and penalties thereon; provided, for purposes of calculating the

Required Imposition Deposit, amounts on deposit in an escrow account established hereunder may be counted toward satisfaction of the Required Imposition Deposit so long as such amounts are specifically and exclusively designated for the Imposition or Claim subject to Borrowers' challenge and for no other purpose whatsoever; (iv) no risk of sale, forfeiture or loss of any interest in the affected Individual Property or any part thereof arises, in Lender's judgment, during the pendency of such contest; (v) such contest does not, in Lender's determination, have a Material Adverse Effect; (vi) such contest is based on bona fide, material, and reasonable claims or defenses; (vii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrowers are subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; and (viii) Borrowers shall have obtained such endorsements to the Title Policy with respect to such Imposition or Claim as Lender may reasonably require. Any such contest shall be prosecuted with due diligence, and Borrowers shall promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender under this subsection to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the affected Individual Property for non-payment thereof, if Lender reasonably believes that such sale or forfeiture is threatened. Any surplus retained by Lender after payment of the Imposition or Claim for which a deposit was made shall be promptly repaid to such related Borrower unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the Obligations. Notwithstanding any provision of this Section to the contrary, Borrowers shall pay any Imposition or Claim which it might otherwise be entitled to contest if an Event of Default shall occur, or if, in the reasonable determination of Lender, the affected Individual Property is in jeopardy or in danger of being forfeited or foreclosed. If Borrowers refuse to pay any such Imposition or Claim, upon five (5) Business Days' prior written notice, Lender may (but shall not be obligated to) make such payment and Borrowers shall reimburse Lender on demand for all such advances.

SECTION 5.4 MAINTENANCE OF INSURANCE. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, public liability, fire and extended coverage and property damage, rent loss or business interruption and other types of insurance with respect to its business and the Properties (including all Improvements now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by Persons of established reputation engaged in similar businesses and as Lender shall require and in such amounts and for such periods as Lender shall require. Without limitation of the foregoing, Borrowers shall maintain or cause to be maintained policies of insurance with respect to the Properties in the following amounts and covering the following risks:

          (i) Property damage insurance covering loss or damage to the Properties caused by fire, lightning, hail, hurricane, windstorm, tidal wave, explosion, "acts of terrorism" as defined in the TRIA, vandalism, malicious mischief, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by fire, extended coverage and all risk policies in effect where the Properties are located endorsed to include all of the extended coverage perils and other broad form perils, including the standard "all risks" clauses, with such endorsements as Lender may from time to time reasonably require including, without limitation,


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

building ordinance and law (including demolition costs and increased cost of construction coverage), lightning, hurricane, windstorm, tidal wave, civil commotion, "acts of terrorism" as defined in the TRIA, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief. Such policy shall be in an amount not less than that necessary to comply with any coinsurance percentage stipulated in the policy, but not less than 100% of the full replacement cost of all Improvements at the Properties (without any deduction for depreciation), and shall contain a replacement cost and "no-coinsurance" endorsement in an amount not less than the outstanding principal amount of the Loan. The deductible under such policy shall not exceed an amount customarily required by institutional lenders for similar properties in the general vicinity of each of the Properties, but in no event in excess of $25,000, or such other amount as is approved by Lender from time to time. In addition to and without limiting the foregoing, the property insurance required under this Section 5.4(i), and the property insurance and business interruption and rent loss insurance required under Sections 5.4(v) and (vi) below shall be required to cover perils of terrorism and "acts of terrorism" as defined in the TRIA.

          (ii) Broad form boiler and machinery insurance in an amount equal to the full replacement cost of the Improvements at each Individual Property (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (1) leakage of sprinkler systems and (2) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at the Properties.

          (iii) If any Individual Property is located in area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence, tidal waves or earthquakes, insurance for such Individual Property covering such risks in an amount not less than 100% of the full replacement cost of the Improvements at such Individual Property without any deduction for depreciation, with a maximum permissible deductible of $25,000, or such other amount as is approved by Lender from time to time.

          (iv) Flood insurance for any Individual Property which is located, in whole or in part, in an area now or hereafter designated as "flood prone" or a "special flood hazard area" (as defined under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as each may be amended, or any successor law, collectively, the "Flood Insurance Acts")). Such policy shall be in an amount equal to 100% of the full replacement cost of the Improvements at such Individual Property, or such other amount as is approved by Lender from time to time, and shall have a maximum permissible deductible equal to an amount customarily required by institutional lenders for similar properties in the general vicinity of such Individual Property, but in no event in excess of $5,000, or such other amount as is approved by Lender from time to time.

          (v) Business interruption or rent loss insurance in an amount equal to the gross income or rentals from the Properties for an indemnity period of eighteen (18) months, such amount being adjusted annually. Lender shall be named as loss payee under such insurance.


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

          (vi) During any period of reconstruction, renovation or alteration of any of the Properties, a complete value, "All Risks" Builders Risk form or "Course of Construction" insurance policy in non-reporting form and in an amount reasonably satisfactory to Lender.

          (vii) Commercial General Liability insurance covering claims for bodily injury, death or property damage occurring upon, in or about the Properties in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate with a deductible or self insurance retention no greater than $25,000, and an umbrella liability policy in the amount of $25,000,000.

          (viii) If required by applicable state laws, worker's compensation or employer's liability insurance in accordance with such laws.

          (ix) Such other insurance and endorsements, if any, with respect to the Properties and the operation thereof as Lender may reasonably require from time to time, provided same are customarily required by institutional lenders for similar properties in the general vicinity of the Properties, or which are otherwise required by the Loan Documents.

          Each carrier providing any insurance, or portion thereof, required by this Section shall be licensed to do business in the jurisdiction in which the applicable Individual Property is located, and shall have a claims paying ability rating by S&P of not less than "AA," by Moody's of not less than "Aa2" and by Fitch of not less than "AA," and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than XIII. Notwithstanding the preceding sentence, Lender hereby approves Borrowers existing insurance carrier so long as such carrier maintains the same financial condition and claims paying rating as exists as of the date hereof. Borrowers acknowledge and agree that any replacement insurance carrier (including any replacement of Borrowers' existing insurance carrier as a result of a rating downgrade) shall meet the ratings criteria set forth in the first sentence of this paragraph. Except as otherwise expressly set forth in this Loan Agreement, Borrowers shall cause all insurance (except general public liability and excess liability, as to which Lender shall be named as additional insured, and workers' compensation insurance) carried in accordance with this Section to be payable to Lender as a mortgagee and loss payee and not as a coinsured.

          All insurance policies and renewals thereof (i) shall be in a form reasonably acceptable to Lender, (ii) shall provide for a term of not less than one year, (iii) shall provide by way of endorsement, rider or otherwise that such insurance policy shall not be canceled, endorsed, altered, or reissued to effect a change in coverage unless such, insurer shall have first given Lender thirty (30) days prior written notice thereof, (iv) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of and in form acceptable to Lender, (v) shall provide for claims to be made on an occurrence basis, (vi) shall contain a statement of values to be updated annually (if the amount of coverage under such policy is based upon the replacement cost of the applicable Individual Property) and (vii) shall designate Lender as "mortgagee and loss payee" (except general public liability and excess liability, as to which Lender shall be named as additional insured). All property damage insurance policies (except for flood and earthquake policies) must automatically reinstate after each loss.

          Any insurance required by this Loan Agreement may, at the option of Borrowers, be effected by blanket and/or umbrella policies issued to Borrowers covering the Properties and


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

other properties of Borrowers' Affiliates provided that, in each case, the policies otherwise comply with the provisions of this Loan Agreement and allocate to the Properties, from time to time, the coverage required under this Loan Agreement, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Loan Agreement shall be effected by any such blanket or umbrella policies, Borrowers shall furnish to Lender certificates or insurance evidencing same, with schedules attached thereto showing the amount of the insurance provided under such policies which is applicable to each of the Properties.

SECTION 5.5 MAINTENANCE OF THE PROPERTIES; ALTERATIONS; CASUALTY OR TAKING.

     (A) Maintenance of the Properties; Alterations. Borrowers will maintain each of the Properties or cause each of the Properties to be maintained in good repair, working order and condition, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Borrowers will operate and maintain each of the Properties consistent with the applicable Approved Operating Budget and Approved Capital Expenditure Budget, provided, Lender agrees that with respect to the 2004 Capital Expenditure Budget, to the extent Borrowers do not complete all of the capital improvement items set forth on the 2004 Capital Expenditure Budget prior to December 31, 2004, such items shall be completed in calendar year 2005 in accordance with the 2005 Capital Expenditure Budget. Unless Lender agrees otherwise, Borrowers shall cause all items in the Capital Expenditure Budget to be performed and completed in substantially in accordance with such plan, subject to the following permitted variance (varianees other than or in excess of such permitted variance shall be subject to the Lender's prior written approval of an amendment to such budget): variances of up to an aggregate of $10,000 per Individual Property for capital, deferred maintenance, rehabilitation or other projects at such Individual Property. All work required or permitted under this Loan Agreement shall be performed in a good and workmanlike manner and in compliance with all applicable laws. So long as no Event of Default has occurred and is continuing, Borrowers may, without Lender's consent, perform alterations to any of the Properties which (i) do not constitute a Material Alteration, (ii) do not adversely affect Borrowers' financial condition or the value or net operating income of the Properties, and
(iii) are in the ordinary course of Borrowers' business. Borrowers shall not perform any Material Alteration without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed for Material Alterations which are required by Legal Requirements or which are required to satisfy tenant improvement obligations of the Borrowers under Leases (regardless of whether the tenant improvements are performed by the landlord or the tenant thereunder); provided, however, that Lender may, in its sole and absolute discretion, withhold consent to any Material Alteration which Lender determines may result in a decrease of net operating income from the Properties (provided, Lender agrees not to unreasonably withhold its consent in the event such a decrease of net operating income is temporary (i.e., less than 3 months) and otherwise has an immaterial affect on the operation and financial performance of the Properties). Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deposit cash with Lender for payment of the cost of such Material Alteration in an amount equal to 110% of the cost of the Material Alteration as reasonably estimated by Lender to the extent such funds are not contained in a Reserve Sub-Account. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence reasonably satisfactory to Lender that (i) the Material Alteration was constructed in accordance with all applicable laws and


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

substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of lien and (iii) all material licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.5(A) related to any Material Alteration.

     (B) Casualty or Taking. In the event of casualty or loss or a Taking at any Individual Property, Borrowers shall give immediate written notice of the same to the insurance carrier and to Lender and shall promptly commence and diligently prosecute to completion, in accordance with the terms hereof, all Legal Requirements, the repair and restoration of such Individual Property as nearly as possible to the Pre-Existing Condition (hereinafter defined) (a "Restoration"), unless Lender is obligated under this Loan Agreement to make insurance proceeds or Condemnation Proceeds available to Borrowers for Restoration and fails to do so in accordance with the terms and conditions of this Loan Agreement. Borrowers shall pay all costs of such Restoration whether or not such costs are covered by insurance or Condemnation Proceeds, unless Lender is obligated under this Loan Agreement to make insurance proceeds or Condemnation Proceeds available to Borrowers for Restoration and fails to do so in accordance with the terms and conditions of this Loan Agreement. Borrowers hereby authorize and empower Lender (a) to make proof of loss, to adjust and compromise or settle any claim under insurance policies, including without limitation business interruption or rent loss insurance, or in connection with a Taking, (b) to appear in and prosecute any action arising from any insurance policies or Taking, (c) to collect and receive insurance proceeds and Condemnation Proceeds, and (d) to deduct therefrom Lender's reasonable expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. Borrowers further authorize Lender, at Lender's option, (i) to hold the balance of such proceeds to be used to pay for the cost of Restoration of such Individual Property or (ii) subject to Section 5.5(C), to apply such proceeds to payment of the Obligations whether or not then due, in any order, and, provided that no Event of Default has occurred and is continuing, upon any such application of insurance proceeds or Condemnation Proceeds to the Obligations pursuant to the foregoing, no Prepayment Consideration shall be due and payable. Notwithstanding the foregoing, in the event of a casualty or Taking where the loss does not exceed the Restoration Threshold for such Individual Property and the Taking, in Lender's reasonable judgment, has no material impact on the remainder of such individual Property, Borrowers may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment and the Restoration are carried out in a commercially reasonable and timely manner, and further provided that Lender's reasonable consent shall be required for the adjustment or settlement by Borrowers of any claim the settlement or adjustment of which may reasonably be anticipated to result in proceeds in excess of $500,000.00.


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

     (C) Proceeds Application to Restoration. Lender shall not exercise Lender's option to apply insurance proceeds or Condemnation Proceeds to payment of the Obligations and Lender shall make the proceeds available for Restoration if all of the following conditions are met: (i) no Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of such Individual Property to at least the Pre-Existing Condition and to timely make all payments due under the Loan Documents during the Restoration of such Individual Property; (iii) Lender reasonably determines that the rental income of the Properties (and including the proceeds of rental loss insurance), after the Restoration thereof to the Pre-Existing Condition, will be sufficient to meet all Operating Expenses, payments for Reserves and payments of principal and interest under the Loan and the Mezzanine Loan and maintain a Debt Service Coverage Ratio at least equal to 1.10 to 1.0; and (iv) Lender reasonably determines that the Restoration of such Individual Property to the Pre-Existing Condition will be completed within one (1) year of the date of the loss or casualty to such Individual Property or the Taking, but in no event later than six (6) months prior to the Maturity Date; (v) less than fifty percent (50%) of the total floor area of the Improvements at the affected Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty; and (vi) Lender is reasonably satisfied that such Individual Property can be restored and repaired as nearly as possible to the condition it was in immediately prior to such casualty and in compliance with all applicable zoning, building and other laws and codes (the "Pre-Existing Condition"), and in the case of a Taking Lender is reasonably satisfied that the Taking will have no Material Adverse Effect on the use, operation or value of the affected Individual Property or the Properties taken as a whole. Notwithstanding anything to the contrary set forth in this Section 5.5, to the extent the insurance proceeds paid or payable with respect to any casualty to any Individual Property (either singly or when aggregated with all other then unapplied proceeds with respect to such affected Individual Property) do not exceed the Restoration Threshold and the estimated cost of completing the applicable Restoration shall not be greater than the Restoration Threshold, and provided that no Event of Default shall have occurred and be continuing, such proceeds (other than business interruption and rent loss insurance proceeds) are to be paid directly to Borrowers to be applied to Restoration of such Individual Property in accordance with the terms hereof. Lender may retain business interruption or rent loss insurance proceeds as a reserve, and disburse the same on a monthly basis into the Central Account for application to debt service on the Loan until such time as Restoration is complete.

     (D) Disbursement for Restoration. If Lender elects to make the insurance proceeds or Condemnation Proceeds available for Restoration of a Individual Property (or is required to make such proceeds available pursuant to Section 5.5(C) above), the proceeds shall be disbursed by Lender to, or as directed by, the related Borrower from time to time during the course of the Restoration, but not more frequently than once a month and in requested amounts of not less than $50,000.00, upon receipt of evidence satisfactory to Lender that (i) all materials installed and work and labor performed in connection with the Restoration have been (or will be with the requested disbursement) paid for in full, and (ii) there exist no notices of pendency, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on such affected Individual Property, subject to Borrowers' right to contest under Section 5.3(B) or which have been bonded or insured over to Lender's satisfaction. Borrowers agree that, if at any time during the Restoration, the cost of completing such Restoration, as reasonably determined by Lender, exceeds the undisbursed insurance proceeds, Borrowers shall, promptly upon demand by Lender, deposit the amount of such excess with


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

Lender, and Lender shall first disburse such deposit to pay for the costs of such Restoration on the same terms and conditions as the insurance proceeds are disbursed. If Borrowers deposit such excess with Lender and if, after completion of the Restoration, any funds remain from the combination of insurance proceeds or Condemnation Proceeds and the funds so deposited with Lender by Borrowers, and if no Event of Default shall have occurred and be continuing, then Lender shall disburse into the Central Account, for application pursuant to Article VII hereof, such remaining funds (together with any interest earned thereon).

     (E) Disbursement Conditions. With respect to any casualty or condemnation above the Restoration Threshold, Lender may, at Lender's option, condition disbursement of any insurance proceeds or Condemnation Proceeds on Lender's approval of plans and specifications of an independent architect licensed in the state in which the affected Individual Property is located, having at least five
(5) years of experience as an architect and reasonably satisfactory to Lender (an "Approved Architect"), any and all material contractors, subcontractors and materialmen engaged in the Restoration and the contracts and subcontracts under which they have been engaged, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen and such other evidence of costs, percentage completion of construction, application of payments, and satisfaction of liens as Lender may reasonably require. Lender shall not be obligated to disburse insurance proceeds or Condemnation Proceeds more frequently than once every calendar month. If insurance proceeds or Condemnation Proceeds are applied to the payment of the Obligations, any such application of proceeds to principal shall not extend or postpone the due dates of the monthly payments due under the Note or otherwise under the Loan Documents, or change the amounts of such payments. Any amount of insurance proceeds remaining in Lender's possession after full and final payment and discharge of all Obligations shall be refunded to Borrowers or otherwise paid in accordance with applicable law. If any Individual Property is sold at foreclosure or if Lender acquires title to any such Individual Property, Lender shall have all of the right, title and interest of the related Borrower in and to any insurance policies and unearned premiums thereon and in and to the proceeds resulting from any damage to such Individual Property prior to such sale or acquisition, and to any Condemnation Proceeds.

     (F) Retainage. In no event shall Lender be obligated to make disbursements of insurance proceeds or Condemnation Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Approved Architect (if applicable), less a retainage equal to ten percent (10%) of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until the Borrowers or, if applicable, the Approved Architect certifies to Lender that the Restoration has been completed substantially in accordance with the provisions of this Section 5.5 and that all material approvals necessary for the re-occupancy and use of such Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

SECTION 5.6 INSPECTION. Borrowers shall permit any authorized representatives designated by Lender to visit and inspect during normal business hours any Individual Property (subject to the


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

rights of tenants under valid Leases) and its business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Unless an Event of Default has occurred and is continuing, Lender shall provide advance written notice of at least two
(2) Business Days prior to visiting or inspecting any Individual Property or Borrowers' offices.

SECTION 5.7 ENVIRONMENTAL COMPLIANCE.

     (A) ENVIRONMENTAL LAWS. Borrowers shall at all times comply in all material respects with all applicable Environmental Laws. Borrowers shall not: (i) violate any applicable Environmental Law; or (ii) generate, use, transport, handle, store, release or dispose of any Hazardous Material in or into, on or onto, or from any of the Properties (except in accordance with applicable law); or (iii) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any of the Properties.

     (B) REMEDIAL ACTION. (i) Borrowers shall promptly take and diligently prosecute any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, active or passive migration, release or discharge of any Hazardous Materials on, under or about any Individual Property in violation of any Environmental Laws; provided, however, that whether or not such action is required under applicable Environmental Laws, Borrowers shall be required to take all remedial action necessary to clean up and remove mold and microbial matter from any such Individual Property in the event that any action, suit or proceeding shall be commenced or threatened (in writing) by any Governmental Authority with respect thereto or any investigation related to mold or microbial matter is commenced by any Governmental Authority, which action, suit, proceeding or investigation, if adversely determined, could reasonably be expected to have a Material Adverse Effect. In the event
Borrowers undertake or cause to be undertaken any remedial action with respect to any Hazardous Materials on, under or about any of the Properties, Borrowers shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the applicable policies, orders and directives of all federal, state and local governmental authorities.

          (ii) If requested by Lender, all remedial actions under clause (i) above shall be performed by contractors, and under the supervision of a consulting engineer, which shall not be an Affiliate of any Borrower, each approved in advance by Lender which approval shall not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such remedial actions shall be paid by Borrowers. If Borrowers do not timely commence and diligently prosecute to completion the remedial actions, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrowers of its intention to do so, cause such remedial actions to be performed. Borrowers shall pay or reimburse Lender on demand for all expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any remedial actions in accordance herewith.


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

          (iii) Borrowers shall not commence any remedial actions under clause
(i) above without Lender's prior written approval which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Material on, under or about any of the Properties poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary or required under applicable Environmental Law, then Borrowers may commence all necessary remedial actions without Lender's prior written approval. In such events, Borrowers shall notify Lender as soon as practicable and, in any event, within three (3) Business Days, of any action taken. Borrowers shall not enter into any settlement agreement, consent decree or other compromise relating to Hazardous Materials or Environmental Laws unless and until Lender has provided its prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

     (C) FURTHER ASSURANCE. If Lender at any time has a reasonable basis to believe that a violation of any Environmental Law related to any Individual Property has occurred and is continuing or that any basis for a material Environmental Claim affecting any Borrower or related to any Individual Property exists, then Borrowers agree, promptly after written request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that Borrowers and such Individual Property or Properties are in material compliance with all applicable Environmental Laws.

     (D) O & M PROGRAM. In the event the Environmental Report recommends the development of an operation and maintenance program for any of the Properties (including, without limitation, with respect to the presence of asbestos and/or lead-based paint) ("O & M Program"), Borrowers shall develop an O & M Program, as approved by Lender, in Lender's sole discretion, and shall, during the term of the Loan, including any extension or renewal thereof, comply in all respects with the terms and conditions of the O & M Program.

SECTION 5.8 ENVIRONMENTAL DISCLOSURE.

     (A) Borrowers shall promptly upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material on, under, or about any of the Properties required to be reported to any federal, state or local governmental or regulatory agency under the applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by Borrowers with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency;
(3) any remedial action taken by Borrowers or any other Person in response to any Hazardous Material on, under or about any Individual Property; (4) the discovery by Borrower of any occurrence or condition on any real property adjoining or in the vicinity of any Individual Property that could cause such Individual Property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws the existence of which could result in an Environmental Claim with respect to such Individual Property; and (5) any request for information from any governmental agency that indicates such agency is investigating whether Borrowers may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

     (B) Borrowers shall promptly notify Lender of any proposed action to be taken pertaining in any way to any of the Properties to commence any operations that could reasonably be expected to subject any Borrower or any Individual Property to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses which could reasonably be expected to subject any Borrower to any material obligations or requirements under any Environmental Laws. Borrowers shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section.

SECTION 5.9 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Borrowers will (A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, (B) maintain all licenses and permits now held or hereafter acquired by Borrowers, and (C) perform, observe, comply and fulfill all of its obligations, covenants and conditions contained in any Contractual Obligation.

SECTION 5.10 FURTHER ASSURANCES. Borrower Parties and their Affiliates shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

SECTION 5.11 PERFORMANCE OF AGREEMENTS AND LEASES. Each Borrower Party shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan Documents to which it is a party, and (ii) agreements entered into or assumed by such Person in connection with the Properties, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing. Borrowers shall comply in all material respects with, observe and perform all of Borrowers' material obligations as landlord under the Leases and shall enforce the material terms, covenants and conditions contained in the Leases upon the part of the tenants thereunder to be observed or performed.

SECTION 5.12 LEASES.

     (A) All Leases entered into by Borrowers shall provide for rental rates comparable to then-existing local market rates and terms and conditions commercially reasonable and consistent with then-prevailing local market terms and conditions for similar type properties, and in no event shall Borrowers, absent Lender's prior written consent, (i) enter into any Leases other than (1) residential student housing leases with individual student housing residents (or their family members), (2) leases with companies or other Persons which would use the Units for non-student residential purposes, provided the same are permissible under the applicable zoning classification for such Individual Property and (3) any master lease or multiple Unit leases or


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groups of single Unit leases to the applicable university or other reputable entity which sublets or licenses Units to individual resident users or individual resident user groups), or (ii) enter into any Leases with Affiliates of Borrowers.

     (B) All Leases entered into after the Closing Date with new tenants (i.e. not renewals of existing tenants as of the Closing Date) shall be written on Borrowers; standard lease form currently in use which has been approved by Lender or such other form of Lease reasonably approved in writing by Lender; provided that notwithstanding the foregoing, the Borrowers may modify any standard lease form without such approval to the extent necessary to conform such form to any applicable Legal Requirements. Borrowers shall not materially change the standard lease form without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed, or except as necessary to comply with applicable Legal Requirements.

     (C) Borrowers shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed and shall effect a termination or diminution of the obligations of tenants under leases, only in a manner that a prudent owner of a similar property to the Properties would enforce such terms covenants and conditions or effect such termination or diminution in the ordinary course of business.

     (D) Borrowers shall not collect any of the Rents more than twelve (12) months in advance, and the total amount of Prepaid Rents under the Leases at any Property shall not in any event exceed 10% of the annual Rents for the Properties.

     (E) Borrowers shall make all Leases available to Lender or, at Lender's request upon the occurrence and during the continuance of an Event of Default, shall furnish Lender with executed copies of all Leases hereafter made (to the extent not theretofore provided to Lender). Each Lease shall specifically provide that such Lease is subordinate to the Mortgage; and that in no event shall Lender, as holder of the Mortgage or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquire title to such Individual Property. Each Lease entered into after the date hereof, shall specifically provide that the tenant attorns to Lender, such attornment to be effective upon Lender's acquisition of title to such Individual Property; that the tenant agrees to execute such further evidences of attornment as Lender may from time to time reasonably request; and that the attornment of the tenant shall not be terminated by foreclosure.

SECTION 5.13 MANAGEMENT AND LEASING.

     (A) Borrowers shall cause Manager to manage the Properties in accordance with the Management Agreement. Borrowers shall (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Borrowers to be performed and observed and (ii) promptly notify Lender of any notice to Borrowers of any default under the Management Agreement of which it is aware. If Borrowers shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrowers to be performed or observed beyond applicable notice and cure periods, then, without limiting Lender's other rights or remedies under this Agreement or


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the other Loan Documents, and without waiving or releasing Borrowers from any of its obligations hereunder or under the Management Agreement upon five (5) Business Days' notice to Borrowers, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrowers to be performed or observed. Borrowers shall use its best reasonable efforts to cause any new Manager to execute and deliver a subordination agreement reasonably satisfactory to Lender at the time of execution and delivery of any Management Agreement.

     (B) Borrowers shall not surrender, terminate, cancel, materially modify, renew or extend such Management Agreement, or enter into any other Management Agreement with Manager or any other Person (except that Borrowers may continue to renew the existing Management Agreement unless the Manager thereunder is replaced pursuant to Section 5.13 (C) below provided such Manager acknowledges the continued validity of the Assignment of Management Agreement), or consent to the assignment by the Manager of its interest under the Management Agreement, in each case without the express consent of Lender, which consent may be conditioned upon Borrowers delivering a Rating Confirmation if required under any pooling and servicing agreement relating to any Securitization involving the Loan (or any portion thereof) or otherwise to the extent such Rating Confirmation is required for similar transactions. If at any time Lender consents to the appointment of a new Manager (which consent shall not be unreasonably withheld in the absence of an Event of Default if a Rating Confirmation is obtained, or if Lender does not require a Rating Confirmation), such new Manager and Borrowers shall, as a condition of Lender's consent, execute a subordination of management agreement in the form delivered in connection with the closing of the Loan.

     (C) Lender shall have the right to require Borrowers to replace the Manager with a Person chosen by Lender, following any one or more of the following events: (i) the occurrence and continuance of an Event of Default; (ii) thirty
(30) days after notice from Lender to Borrowers that Manager has engaged in fraud, gross negligence, malfeasance or willful misconduct arising from or in connection with its performance under the Management Agreement, or Manager's default under the Management Agreement which is not cured within any applicable cure period provided under the Management Agreement; (iii) a change in control of Manager, or (iv) if the Debt Service Coverage Ratio shall be less than the Minimum DSCR Threshold for any two (2) consecutive Calendar Quarters.

SECTION 5.14 MATERIAL AGREEMENTS. Except for Leases complying with the Loan Documents, that certain web services agreements between Borrowers and WebRoomz dated as of December 1, 2003, and any Management Agreement complying with the foregoing, Borrowers shall not enter into or become obligated under any material agreement pertaining to any of the Properties, including without limitation brokerage agreements, unless the same may be terminated without cause and without payment of a penalty or premium, on not more than thirty (30) days' prior written notice.

SECTION 5.15 DEPOSITS; APPLICATION OF RECEIPTS. Borrowers will deposit (or cause to be deposited) all Receipts from the Properties into the Local Collection Account. Subject to the allocation of funds in accordance with Article VII hereof, Borrowers shall promptly apply all distributions from the Central Account received by Borrowers (or such other funds of Borrowers


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as shall be necessary) to the payment of all current and past due Operating
Expenses, and Borrowers shall deposit such additional funds of Borrowers into the Accounts as are necessary to cause the repayment of all sums currently due or past due under the Loan Documents, including all payments into the Reserves.

SECTION 5.16 ESTOPPEL CERTIFICATES. Within ten (10) Business Days following a request by Lender, Borrowers shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii) the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) to the knowledge of Borrowers, whether any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail,
(v) that this Loan Agreement, the Note, the Mortgage and the other Loan Documents are valid, legal and binding obligations of Borrowers and have not been modified or amended, or, if modified or amended, giving particulars of any such modification or amendment, and (vi) such other factual matters as Lender shall reasonably request.

SECTION 5.17 INDEBTEDNESS. So long as the Loan is outstanding, Borrowers will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

     (A) the Obligations;

     (B) (i) unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and operation of the Properties and (ii) Indebtedness incurred in the financing of equipment or other personal property used at the Properties in the ordinary course of business, in a combined aggregate amount not to exceed $50,000 per Individual Property; provided that (a) each such trade payable is payable not later than sixty (60) days after the original invoice date and is paid on or before the date when due and (b) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property referred to in clause (ii) above outstanding does not, at any time, exceed $200,000 per Individual Property. In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by the Properties or any portion thereof or interest therein; and

     (C) the Sole Member (but not the Borrowers) may obtain on the Closing Date a loan in the amount of $21,040,000.00 (the "Mezzanine Loan"; the documents and agreements evidencing and securing the Mezzanine Loan are herein referred to as the "Mezzanine Loan Documents") initially from Greenwich Capital Financial Products, Inc. (together with its successors or permitted assigns, the "Mezzanine Lender"), secured by a pledge of the Sole Member's membership interests in the Borrowers.

SECTION 5.18 LIENS AND RELATED MATTERS. The obligations of Borrower Parties under this Section are in addition to and not in limitation of their obligations under Article XI herein. So long as the Loan is outstanding:

     (A) NO LIENS. Borrowers will not directly or indirectly create, incur, assume, suffer, or permit to exist any Lien on or with respect to any of the Properties, any other Collateral or any


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direct or indirect ownership interest in Borrowers, except Permitted
Encumbrances and the liens created under the Mezzanine Loan Documents.

     (B) NO NEGATIVE PLEDGES. Borrowers will not enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

SECTION 5.19 CONTINGENT OBLIGATIONS. Borrowers will not directly or indirectly create or become or be liable with respect to any Contingent Obligation

SECTION 5.20 RESTRICTION ON FUNDAMENTAL CHANGES. Except as otherwise expressly permitted under this Loan Agreement (or with the prior written consent of Lender):

     (A) Borrowers will not, and will not permit any other Person to, (i) amend, modify or waive any term or provision of Borrowers' partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents relating to any of the representations, warranties or covenants of Article IX of this Loan Agreement or this Section 5.20 or any other material term or provision of Borrowers' organizational documents unless required by law; or (ii) liquidate, terminate, wind-up or dissolve any Borrower; or (iii) merge with or consolidate any Borrower into another Person.

     (B) Borrowers will not cancel or otherwise forgive or release any material claim or debt owed to Borrowers by any Person, except for adequate consideration or in the ordinary course of Borrowers' business.

     (C) Borrowers will not enter into any agreement which expressly restricts the ability of any Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

     (D) Borrowers will not assign or transfer any of its interest in any licenses, permits, variances and certificates obtained by any Borrower and used in connection with the ownership, operation, use or occupancy of any Individual Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Individual Property).

     (E) Borrowers will not, and will not permit or suffer any other Person on its behalf, to (i) issue, sell, assign, pledge, convey, dispose or otherwise encumber any stock, membership interest, partnership interest, or other equity or beneficial interest in Borrowers or (ii) grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto.

     (F) Borrowers will not acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

SECTION 5.21 TRANSACTIONS WITH RELATED PERSONS. Except for fees payable to Manager under the Management Agreement and the fees payable under the WebRoomz Contract, the Borrowers


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shall not pay any management, consulting, director or similar fees to any
Related Person of any Borrower or to any director or manager (other than any customary fees of the Independent Director), officer or employee of any Borrower. Borrowers shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of any Borrower or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrowers and upon fair and reasonable terms which are no less favorable to Borrowers than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of any Borrower. Borrowers shall not make any payment or permit any payment to be made to any Related Person of any Borrower when or as to any time when any Event of Default shall exist and be continuing.

SECTION 5.22 ERISA.

     (A) NO ERISA PLANS. Borrowers will not establish any Employee Benefit Plan, Pension Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Pension Plan or Multiemployer Plan.

     (B) COMPLIANCE WITH ERISA. Borrowers shall not: (i) engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or
(ii) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or any ERISA Affiliate or increase the obligation of any Borrower.

     (C) NO PLAN ASSETS. Borrowers shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section 3(3) of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(l) of the IRC which is subject to Section 4975 of the IRC, (3) a "governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I or ERISA, Section 4975 of the IRC or any state statutes applicable to Borrowers regulating investments of governmental plans.

SECTION 5.23 BRITTANY DECLARATION. Borrowers acknowledge that one building (of the ten buildings) at the Property known as Murray Place (the "Potentially Affected Portion" of such Murray Place Property) is, pursuant to the Title Policy for such Property, subject to that certain Master Deed of Student Housing Associates, recorded on July 19, 1990 in Cabinet 2, Drawer 28, Book 176, Slide 1115, in the Office of the Clerk of Calloway County, Kentucky (the "Brittany Declaration"), which also affects an adjoining multifamily project of approximately 16 units ("Brittany Place"). Borrowers represent and warrant to Lender that the Brittany Declaration does not relate to or affect any portion of the Murray Place Property other than the Potentially Affected Portion, and that neither the Borrower owning the Murray Place Property nor such Borrower's predecessor in title, which owned the Murray Place Property since 1999, nor the affiliate of such Borrower's predecessor in title which acquired Brittany Place in 1999 (and has since disposed of it), have ever given or received any notice of assessment, or levied any assessment or been assessed, under the Brittany Declaration, and have no knowledge of any


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assessment ever being made under the Brittany Declaration at any time prior to or after 1999, and have neither given effect to the Brittany Declaration nor ever received any indication that the Brittany Declaration is operative or that any association has ever been established under the Brittany Declaration, or that the Brittany Declaration is intended to affect the Potentially Affected Portion. It is the Borrowers' view that the Brittany Declaration is of no force or effect, and is not intended to affect the Potentially Affected Portion. The Borrower owning the Murray Place Property undertakes, at Borrowers' cost and expense, (i) to use best efforts to obtain a release of record of the Potentially Affected Portion from the Brittany Declaration (or a termination of record of the Brittany Declaration), and to obtain and provide to Lender an endorsement to the Title Policy for the Murray Place Property removing the Brittany Declaration as an exception to title, and (ii) if such release or termination has not occurred by January 31, 2005, such Borrower shall upon Lender's request commence and diligently pursue an appropriate quiet title or declaratory judgment action in order to obtain, and use its best efforts to thereby obtain, the release of the Potentially Affected Portion from the Brittany Declaration or a termination of the Brittany Declaration and obtain and provide to Lender an endorsement to the Title Policy for the Murray Place Property removing the Brittany Declaration as an exception to title. Borrowers agree to indemnify and hold the Lender and Lender's successors and assigns (including without limitation any purchaser at a foreclosure sale or by deed in lieu of foreclosure, or its successors and assigns) harmless from and against any loss, cost or expense relating to or associated with the Brittany Declaration, including without limitation reasonable attorney's fees, and any cost or expense relating to any requirement to pay assessments under or comply, or cause the Potentially Affect Portion or the remainder of the Murray Place Property to comply, with any of the provisions of the Brittany Declaration.

SECTION 5.24 ENVIRONMENTAL MATTERS; INSPECTION.

     (A) Borrowers shall not permit any Hazardous Materials to be present on, under or to emanate from any Individual Property, or migrate from adjoining property controlled by any Borrower onto or into any Individual Property, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Materials are present on, under or emanate from any Individual Property, or migrate onto or into any Individual Property, Borrowers shall cause the removal or remediation of such Hazardous Materials, in accordance with this Loan Agreement and Environmental Laws (including, where applicable, the National Contingency Plan promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act). Borrowers shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Materials onto or into any Individual Property from any adjoining Individual Property.

     (B) Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Property, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Individual Property. If Lender has reasonable grounds to suspect that remedial actions may be required, Lender shall notify Borrowers and, thereafter, may select a consulting engineer to conduct and prepare reports of such inspections (with notice to Borrowers prior to the commencement of such inspection). Provided no Event of Default exists, Borrowers shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the engineer, and to submit comments and suggested revisions or


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rebuttals to same. The inspection rights granted to Lender in this Section 5.24 shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Loan Agreement, and shall expressly include the right (if Lender reasonably suspects that remedial actions may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

     (C) Borrowers agree to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.24 (to the extent such inspections and reports relate to the Properties) in the following situations:

          (i) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

          (ii) If any such inspection reveals an occurrence or condition that is reasonably likely to lead to an Environmental Claim; or

          (iii) If an Event of Default with respect to any Individual Property exists and is continuing at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Materials, Environmental Laws or any other environmental matter.

SECTION 5.25 ENVIRONMENTAL CLAIMS. Lender may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning any Individual Property or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender shall not be adequately protected by Borrowers; provided, however, that Lender shall not participate in day-to-day decision making with respect to environmental compliance. Borrowers shall pay or reimburse Lender on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) incurred by Lender in connection with any such action or proceeding.

SECTION 5.26 ENVIRONMENTAL INDEMNIFICATION. Borrowers shall, jointly and severally, indemnify, reimburse, defend, and hold harmless Lender and its parent, subsidiaries, Affiliates, shareholders, directors, officers, employees, representatives, agents, successors, assigns and attorneys (collectively, the "Indemnified Parties") for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender)), asserted against, resulting to, imposed on, or incurred by any Indemnified Party, directly or indirectly, in connection with any of the following (except to the extent same are directly and solely caused by the fraud, bad faith, gross negligence or willful misconduct of any Indemnified Party):


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          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

          (ii) any pollution or threat to human health or the environment that is related in any way to Borrowers' or any previous owner's or operator's management, use, control, ownership or operation of the Properties (including, without limitation, all on-site and off-site activities involving Hazardous Materials), and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

          (iii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrowers have or may have assumed or retained either contractually or by operation of law; or

          (iv) the breach of any representation, warranty or covenant set forth in Section 5.7 or any of Sections 5.24 through 5.26, inclusive.

The provisions of and undertakings and indemnification set forth in this Section
5.26 shall survive the satisfaction and payment of the Indebtedness and termination of this Loan Agreement.

SECTION 5.27 OPERATION OF THE PROPERTIES. Borrowers shall cause the operation of each of the Properties to be conducted at all times in a manner consistent with at least the level of operation of the Properties as of the Closing Date for the Loan, including, without limitation, the following:

          (i) to maintain or cause to be maintained the standard of the Properties at all times at a level not lower than that maintained by prudent managers of similar facilities or land in the region where each Individual Property is located;

          (ii) to operate or cause to be operated the Properties in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and maintain or cause to be maintained all licenses, permits and any other agreements necessary for the continued use and operation of each Individual Property; and

          (iii) to maintain or cause to be maintained sufficient inventory, equipment and other personal property of types and quantities at each Individual Property, if any, and to the extent required under Leases for such Property, to enable Borrowers to operate each Individual Property and to comply with all Leases affecting the Properties.

SECTION 5.28 TAXES ON SECURITY. Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Lien created or secured by the Loan Documents, other than income, franchise, doing business and other analogous taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Collateral for the purpose of taxation, (2) affecting Lender's Lien on the Collateral or
(3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by realty, or changing the manner of collecting any such taxes, the Borrowers shall promptly pay


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to Lender, on demand, all taxes, costs and charges for which Lender is or may be liable as a result thereof; provided, however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

SECTION 5.29 COOPERATE IN LEGAL PROCEEDINGS. Borrowers shall reasonably cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way materially affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, shall not prohibit Lender, at its election, from participating in any such proceedings.

SECTION 5.30 INSURANCE BENEFITS. Borrowers shall reasonably cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable to Lender in connection with the Properties as required hereunder. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements and the payment by the Borrowers of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such insurance proceeds, all as more specifically provided in this Loan Agreement.

SECTION 5.31 PROHIBITED PERSONS. Borrowers covenant and agree that neither Borrowers, Guarantor, Environmental Indemnitor nor any of their respective Affiliates, officers, directors, partners or members will knowingly: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrowers further covenant and agree to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) none of the Borrowers, Sole Member, Guarantor, Environmental Indemnitor nor their respective officers, directors, partners, members or Affiliates is a Prohibited Person:; and (ii) none of the Borrowers, Sole Member, Guarantor, Environmental Indemnitor nor their respective officers, directors, partners, members or Affiliates has to its knowledge engaged in any business transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

                                   ARTICLE VI
                                    RESERVES

SECTION 6.1 SECURITY INTEREST IN RESERVES; OTHER MATTERS PERTAINING TO RESERVES.

     (A) Borrowers hereby pledge, assign and grant to Lender a security interest in and to all of Borrowers' right, title and interest in and to the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest


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in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account Collateral.

     (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence and continuation of any Event of Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any applicable law. Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of any Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose provided herein, including but not limited to any combination of the following:
(i) payment of any of the Obligations including the Prepayment Consideration applicable upon such payment in such order as Lender may determine in its sole discretion; provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for any losses or expenses (including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv) application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan Agreement or pursuant to any of the other Loan Documents.

SECTION 6.2 FUNDS DEPOSITED WITH LENDER.

     (A) INTEREST, OFFSETS. Except only as expressly provided otherwise herein, all funds of Borrowers which are deposited with Lender as Reserves hereunder shall be held by Lender in one or more Permitted Investments. Lender is authorized to commingle any of the Reserves with each other and with any other funds held by Lender. All interest which accrues on the Reserves shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Additional provisions pertaining to investments are set forth in Article VII.

     (B) FUNDING AT CLOSING. To the extent not funded pursuant to Section 5.15 hereof, Borrowers shall deposit with Lender the amounts necessary to fund each of the Reserves as set forth below. Deposits into the Reserves at Closing may occur by deduction from the amount of the Loan that otherwise would be disbursed to Borrowers, followed by prompt deposit of the same into the applicable Sub-Account of the Central Account in accordance with the terms hereof. Notwithstanding such deductions, the Loan shall be deemed for all purposes to be fully disbursed at Closing.

SECTION 6.3 IMPOSITIONS AND INSURANCE RESERVE. On the Closing Date, Borrowers shall deposit with Lender (or such agent of Lender as Lender may designate in writing to Borrowers from time to time) $393,637.42, and thereafter Borrowers shall deposit with Lender monthly, on each Payment Date commencing with the First Payment Date, l/12th of the annual charges (as reasonably estimated by Lender) for all Impositions and Insurance Premiums payable with respect to the Properties hereunder (said funds, together with any interest, thereon and any additions thereto, the "Impositions and Insurance Reserve"). Borrowers shall also deposit with Lender on demand, to be added to and included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make the payment of each such charge at least thirty (30) days prior to the date initially due. Borrowers


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shall provide Lender with bills and all other documents necessary for the payment of the foregoing charges at least thirty (30) days prior to the date on which each payment shall first become due. So long as (i) no Event of Default has occurred and is continuing, (ii) Borrowers have provided Lender with the foregoing bills and other documents in a timely manner, and (iii) sufficient funds are held by Lender for the payment of the Impositions and Insurance Premiums (if applicable) relating to the Properties, Lender shall pay said items or disburse to Borrowers from such Reserve amounts sufficient to pay said items.

SECTION 6.4 REPLACEMENT RESERVE. On the Closing Date, Borrowers shall deposit with Lender (or such agent of Lender as Lender may designate in writing to Borrowers from time to time) $1,073,000.00 (the "Initial Replacement Reserve Deposit"), and thereafter Borrowers shall deposit with Lender monthly, on each Payment Date commencing with the First Payment Date, $19,135.17 (subject to adjustment as provided below, the "Monthly Replacement Reserve Amount") for the purpose of creating a reserve for Capital Expenditures (said funds, together with any interest thereon and additions thereto, the "Replacement Reserve"). In the event of a Partial Release permitted under this Loan Agreement, Lender agrees, upon written request from Borrowers, to adjust the Monthly Replacement Reserve Amount to account for the release of such Individual Property(ies), which adjustment shall be in the amount such that the Monthly Replacement Reserve Amount equals the product of $214 multiplied by the number of Units in the remaining Properties divided by twelve (12). Lender's determination of such adjusted amount shall be sent to Borrowers within forty-five (45) days after Lender's receipt of Borrowers' written request therefor, and absent manifest error, Lender's determination shall be deemed reasonable and final, and shall constitute the Monthly Replacement Reserve Amount required to be deposited into the Replacement Reserve on each Payment Date thereafter. In no event shall the balance in the Replacement Reserve be reduced as a consequence of a Partial Release. The funds contained in the Replacement Reserve shall be utilized solely to pay for or reimburse Borrowers for the actual bona fide out-of-pocket cost of Capital Expenditures performed during the term of the Loan in accordance with the schedule of permitted capital expenditures attached hereto as Schedule 6.4, or for such other Capital Expenditures as are approved by Lender for disbursements from the Replacement Reserve (collectively, "Approved Capital Expenditures"), and shall not be used by Borrowers for purposes for which any other Reserve is established. Upon Borrowers' written request for disbursement, Lender shall disburse funds from the Replacement Reserve to or for the account of Borrowers, to pay for or to reimburse Borrowers for such Approved Capital Expenditures, on the Payment Date following such request, upon satisfaction of each of the conditions listed on Schedule 6.6 and each of the conditions set forth in Section 6.6, provided, in no event shall Lender be obligated to disburse to Borrowers more than the aggregate of (i) the Annualized Disbursement Amount (as defined below) plus (ii) twenty percent (20%) of the Initial Replacement Reserve Deposit in any calendar year. The "Annualized Disbursement Amount" shall be equal to zero for purposes of determining disbursements from the Replacement Reserve prior to January, 2005, and shall be $229,622.00 thereafter, less, if a Partial Release of any Individual Property(ies) occurs, an amount equal to the product of $214 multiplied by the number of Units in the Individual Property(ies) subject to such Partial Release divided by twelve (12).

SECTION 6.5 SECURITY DEPOSITS. To the extent Borrowers elect to collect Security Deposits, such Security Deposits shall be held by Borrowers in a segregated account at the Local


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Collection Bank and disbursed by Borrowers in accordance with the terms of the applicable Lease and all Legal Requirements.

SECTION 6.6 CONDITIONS TO DISBURSEMENTS FROM THE REPLACEMENT RESERVE; PERFORMANCE OF WORK.

     (A) DISBURSEMENTS FROM THE REPLACEMENT RESERVE. Subject to the limitation on disbursements set forth in Section 6.4, upon any Borrower's request for disbursement, Lender shall disburse funds from the Replacement Reserve (such Reserves, the "Work Reserves'") to or for the account of Borrowers, to pay for or reimburse Borrowers for Approved Capital Expenditures (collectively, "Approved Expenditures"; and the related Capital Expenditures to which any such request for disbursement relates shall be referred to as the "Work"), on the Payment Date following such request, upon satisfaction of each of the conditions listed on Schedule 6.6 and each of the conditions set forth below:

          (i) Except as provided in this Section 6.6, each request for disbursement from the Work Reserves shall be made only after completion of the Work for which disbursement is requested.

          (ii) If (1) the cost of a particular item of the Approved Expenditures exceeds $40,000, (2) the contractor performing such item of the Approved Expenditures requires periodic payments pursuant to the terms of a written contract, and (3) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably withheld or delayed), a request for disbursement from the Work Reserves may be made after completion of a portion of the work under such contract, provided (v) such contract requires payment upon completion of such portion of the work, (w) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in the applicable Individual Property,
(x) all other conditions in this Section 6.6 for disbursement have been satisfied, (y) funds remaining in the applicable Work Reserve together with the amounts that are scheduled to be deposited therein by Borrowers are, in Lender's reasonable judgment, sufficient to complete such item of Approved Capital Expenditures, and (z) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

          (iii) Each disbursement from a Work Reserve, except for a final disbursement, shall be in the amount of actual costs incurred for completed Work (as certified by an Approved Architect, if applicable) less a retainage equal to ten percent (10%) of such costs incurred until such Work has been completed. The retainage shall in no event be less than the percentage of such costs that the contract with the relevant contractor or supplier specifies to be retained and advanced as part of the final disbursement. No funds will be advanced for materials stored at any Individual Property unless such materials are properly stored and secured at such Individual Property in accordance with the Borrowers' customary procedures and sound construction practices as reasonably determined by Lender. The retainage shall not be released until the applicable Borrower or, if applicable, an Approved Architect certifies to Lender that the Work has been completed substantially in accordance with the provisions of this Section 6.6 and that all material approvals necessary at such Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to


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Lender that the costs of the Work have been paid in full or will be paid in full out of the retainage.

          (iv) The amount of all invoices in connection with the Work with respect to which a disbursement is requested and which has been approved by Lender shall be disbursed by Lender either directly to the related Borrower (in which event, such Borrower covenants and agrees to promptly pay such invoices) or, if an Event of Default has occurred and is continuing, at Lender's option and in Lender's sole and absolute discretion, directly to the contractor, supplier, materialman, mechanic or subcontractor indicated on said invoices unless already paid by such Borrower and Lender has received satisfactory evidence of such payment in which case Lender shall reimburse the related Borrower. In the event that any Borrower requests that any amounts be disbursed directly to a Borrower pursuant to the foregoing sentence, Borrowers shall be required to deliver evidence reasonably acceptable to Lender of payment of all invoices for which disbursements were previously made to Borrowers as a condition to such requested disbursement.

          (v) No more than one disbursement will be made by Lender from a Work Reserve in any calendar month, and no disbursement will be made on any day other than a Payment Date. Lender shall not be required to make any disbursement from a Work Reserve with respect to any Individual Property unless such requested disbursement is in an amount equal to or greater than $5,000.

          (vi) Except to the extent such item is already contained in an Approved Capital Expenditures Budget, Lender reserves the right, at its option and as a condition to any disbursement from a Work Reserve, to approve (1) all drawings and plans and specifications, if any, for any Work which require aggregate payments in amounts exceeding $100,000, and (2) all contracts and work orders with materialmen, mechanics, suppliers, subcontractors, contractors and other parties providing labor or materials in connection with any Work which require aggregate payments in amounts exceeding $100,000. Any such approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Lender fails to respond within ten (10) Business Days after Lender receives all information reasonably required to adequately review such drawings, plans and specifications, contracts or work orders.

          (vii) For any Work which requires aggregate payments in amounts exceeding $100,000 or is structural in nature or relates to the fire life safety systems at any Individual Property, Lender may require an inspection of such Individual Property prior to making a monthly disbursement from the applicable Work Reserve in order to verify completion of the work for which disbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified architect or engineer selected by Lender and/or may require a copy of a certificate of completion by an independent qualified architect or engineer licensed in the state where the applicable Individual Property is located and otherwise acceptable to Lender prior to the disbursement of any amounts from the applicable Work Reserve. Borrowers shall pay the reasonable, out-of-pocket expense of such inspections as required hereunder, whether such inspections are conducted by Lender or by an independent qualified professional, up to a maximum of four (4) such inspections during any calendar year. If Lender should require more than four (4) such inspections during any calendar year, unless an Event of


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Default has occurred and is continuing during such calendar year, the expense of each additional inspection in any calendar year (over the four maximum) shall be borne by Lender.

     (B) PERFORMANCE OF WORK.

          (i) Borrowers shall cause all Work to be performed in a good and workmanlike manner as soon as practicable following the commencement thereof in accordance with all Legal Requirements. The insufficiency of the balance in the applicable Work Reserve shall not relieve Borrowers from their obligation to perform and complete the related Work as herein provided or to fulfill all other preservation and maintenance covenants in the Loan Documents.

          (ii) In the event Lender determines in its reasonable discretion that any Work is not being performed in a workmanlike or timely manner or that any Work has not been completed in a workmanlike manner, Lender shall have the option to withhold disbursement for such unsatisfactory work and so notify Borrowers with reasonable detail regarding the basis for Lender's dissatisfaction and, after the expiration of thirty (30) days from the giving of such notice by Lender to Borrowers of such unsatisfactory work without the cure thereof (or, if such unsatisfactory work is susceptible of a cure but cannot reasonably be cured within said thirty (30) day period and provided that Borrowers shall have commenced to cure such unsatisfactory work within said thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, after the expiration of such longer period as is reasonably necessary for Borrowers in the exercise of due diligence to cure such unsatisfactory work, up to a maximum of an additional sixty (60) days, without the cure thereof), Lender may proceed under existing contracts or contract with third parties to complete such Work, as the case may be, and apply amounts contained in the applicable Work Reserve toward the labor and materials necessary to complete the same, without providing any additional prior notice to Borrowers, and exercise any and all other remedies available to Lender upon and during the continuance of an Event of Default hereunder.

          (iii) In order to facilitate Lender's completion or making of any Work pursuant to Section 6.6(B)(ii) above, Borrowers grant Lender the right to enter onto any Individual Property after the expiration of the notice specified above and perform any and all work and labor necessary to complete the applicable Work and/or employ watchmen to protect any such Individual Property from damage. All sums so expended by Lender (other than funds received from the Borrowers and deposited into and disbursed from the Replacement Reserve Sub-Account) shall be deemed to have been advanced under the Loan to Borrowers and secured by the Mortgage. For this purpose, Borrowers constitute and appoint Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the applicable Work in the name of Borrowers pursuant to Section 6.6(B)(ii) above. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrowers empower said attorney-in-fact as follows: (1) to use any funds in the applicable Work Reserve for the purpose of making or completing any Work; (2) to make such additions, changes and corrections to any Work as shall be reasonably necessary or desirable to complete the same; (3) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (4) to pay, settle or compromise all existing bills and claims which are or may become Liens against any such Individual Property, or as may be necessary or desirable for the


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completion of any Work, or for clearance of title; (5) to execute all applications and certificates in the name of Borrowers (or any of them) which may be required by any of the contract documents; (6) in its reasonable discretion, to prosecute and defend all actions or proceedings in connection with any such Individual Property or the rehabilitation and repair of any such Individual Property; and (7) to do any and every act which Borrowers might do in its own behalf to fulfill the terms of this Loan Agreement.

          (iv) Nothing in this Section shall: (1) make Lender responsible for making or completing any Work; (2) require Lender to expend funds in addition to the amounts on deposit in the applicable Work Reserve to make or complete any Work; (3) obligate Lender to proceed with any Work; or (4) obligate Lender to demand from Borrowers additional sums to make or complete any Work.

          (v) Borrowers shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect or inspector) or third parties performing any Work pursuant to this Section 6.6 to enter onto any Individual Property during normal business hours upon reasonable prior notice (subject to the rights of tenants under their Leases) to inspect the progress of any Work and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto which are or may be kept at the Properties, and to complete any Work made pursuant to Section 6.6(B)(ii). Borrowers shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 6.6(B) or the completion of the Work pursuant to this Section 6.6(B).

          (vi) All Work and all materials, equipment, fixtures and any other item comprising a part thereof shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for the Permitted Encumbrances).

          (vii) All Work shall comply with all applicable legal requirements of all Governmental Authorities having jurisdiction over any of the Properties and applicable insurance requirements, including, without limitation, applicable building codes, special use permits, environmental regulations and requirements of insurance underwriters.

     (C) INDEMNIFICATION. Borrowers shall, jointly and severally, indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations, costs and expenses (including, without limitation, litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Work, except to the extent caused by the bad faith, willful misconduct or gross negligence of Lender. Borrowers shall assign to Lender all rights and claims Borrowers may have against all Persons supplying labor or materials in connection with the Work; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

SECTION 6.7 COMPLETION/REPAIR RESERVE. At Closing, Borrowers shall reserve from the proceeds of the Loan and shall deposit with Lender (or such agent of Lender as Lender may designate in writing from time to time), an amount equal to $1,025,125.00 (said funds, together with any interest thereon and additions thereto, the "Completion/Repair Reserve") for certain


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work related to immediate physical repairs required on the Properties as indicated in the Property Condition Report(s) for the Properties prepared and delivered prior to the Closing and as such work is more particularly described on Schedule 6.7 (the "Immediate Repairs"). No later than July 31, 2005, Borrowers shall complete all Immediate Repairs and shall provide to Lender such documentation, and other evidence of compliance with law as Lender may reasonably require. The funds contained in the Completion/Repair Reserve shall be utilized by Borrowers solely for performance of the Immediate Repairs in accordance with the Property Condition Report(s), and shall not be used by Borrowers for purposes for which any other Reserve is established. If (1) the cost of a particular item of the Immediate Repairs exceeds $5,000, (2) the contractor performing such Immediate Repair requires periodic payments pursuant to the terms of a written contract, and (3) Lender has approved in writing in advance such periodic payments (such approval not to be unreasonably withheld or delayed), a request for disbursement from the Completion/Repair Reserve may be made after completion of a portion of the work under such contract, provided (v) such contract requires payment upon completion of such portion of the work, (w) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in the applicable Individual Property, (x) funds remaining in the Completion/Repair Reserve together with the amounts that are scheduled to be deposited therein by Borrowers are, in Lender's reasonable judgment, sufficient to complete such item of Immediate Repair, and (y) Borrowers satisfy all of the conditions for disbursement set forth in this Section 6.7. Upon written application of Borrowers, Borrowers shall be entitled to draw upon the Completion/Repair Reserve to pay for costs that have been incurred by Borrowers for such Immediate Repairs upon written request made by Borrowers made not more than once every thirty (30) days (commencing as of the date of Closing) in an amount not less than $5,000, provided that (i) no Event of Default has occurred and is continuing, (ii) Borrowers shall provide to Lender such documentation and certifications as Lender may reasonably request to substantiate the requirement for and entitlement to such disbursement, (iii) Borrowers shall provide Lender with all invoices, receipts, lien waivers and other documentation of lawful and workmanlike progress or completion, lien-free status, and availability of sufficient funds, all as may be reasonably requested by Lender, and (iv) Borrowers shall provide Lender such evidence as may be reasonably satisfactory to Lender that after payment of any draw for Immediate Repairs, the funds remaining in the Completion/Repair Reserve shall be sufficient to pay for the remainder of such Immediate Repairs. Subject to the foregoing conditions, Borrowers shall be entitled to draw any remaining balance in the Completion/Repair Reserve when all such Immediate Repairs have been completed to Lender's reasonable satisfaction and have been paid for.

SECTION 6.8 PREPAID RENT RESERVE. On the Closing Date, Borrowers shall deposit with Lender (or such agent of Lender as Lender may designate in writing to Borrowers from time to time) an amount equal to $450,000.00 for deposit into the Prepaid Rent Reserve Sub-Account ("Initial Prepaid Rent Reserve Deposit"). In the event Lender determines that the maximum amount of Prepaid Rents at any time in the preceding twelve month period exceeds an amount equal to two (2) times the Initial Prepaid Rent Reserve Deposit (subject to adjustment as provided below, the "Prepaid Rent Threshold"), by an amount equal to or greater than 20% of the Prepaid Rent Threshold, then a "Prepaid Rent Condition" shall exist. Upon the occurrence of a Prepaid Rent Condition, Lender shall provide a written notice of such occurrence to Borrower, in which event on each Payment Date after such occurrence, so long as no Cash Trap Condition exists, Net Available Cash (as defined below) shall be applied to additionally fund the Prepaid


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Rent Reserve Sub-Account until the balance in the Prepaid Rent Reserve
Sub-Account equals 50% of the adjusted Prepaid Rent Threshold (i.e., 50% of the maximum amount of Prepaid Rents received by Borrowers at any time during any applicable twelve month period), in which event the Prepaid Rent Condition shall end (and no further additional funding into the Prepaid Rent Sub-Account shall be required) unless and until Lender determines that the maximum amount of Prepaid Rents at any time in the preceding twelve month period has again increased over the adjusted Prepaid Rent Threshold, in which event the Prepaid Rent Condition may be re-instituted and additional funding will again be required as provided above. In no event shall the amount on deposit in the Prepaid Rent Reserve Sub-Account be available for disbursement to the Borrowers or subject to reduction, unless

          (i) a Partial Release of an Individual Property occurs and as a result thereof Lender determines that the maximum amount of Prepaid Rents at any time in the preceding twelve month period for the remaining Properties (excluding any Individual Property which is the subject of a Partial Release), is less than 80% of the Prepaid Rent Threshold (the amount by which such maximum amount of Prepaid Rents for such Remaining Properties is less than the Prepaid Rent Threshold is herein referred to as the "Prepaid Rent Reduction"), in which event the Prepaid Rent Threshold shall be reduced by an amount equal to the Prepaid Rent Reduction and Lender shall, so long as no Event of Default exists, disburse an amount equal to 50% of the Prepaid Rent Reduction either (a) into the Supplemental Debt Reserve Sub-Account if a Cash Trap Condition exists, or (b) to Borrowers if no Cash Trap Condition exists, or

          (ii) no Event of Default exists and is continuing, and Borrowers demonstrate to Lender's satisfaction that the Debt Service Coverage Ratio for the preceding four Calendar Quarters is in excess of 1.50:1.00 and shall continue to remain above 1.50:1.00, in which event the balance in the Prepaid Rent Reserve Sub-Account shall be disbursed to Borrower; provided, that if Lender thereafter determines that the Debt Service Coverage Ratio is less than 1.50:1.00, Lender may declare that a Prepaid Rent Condition exists and, so long as no Cash Trap Condition exists, Net Available Cash shall be deposited into the Prepaid Rent Reserve Sub-Account on each Payment Date until the balance in the Prepaid Rent Reserve Sub-Account equals 50% of the Prepaid Rent Threshold (as from time to time adjusted by Lender on account of any Excess Prepaid Rent Amount as provided above).

SECTION 6.9 HOLDBACK RESERVE. Borrowers hereby represent and warrant that certain punchlist completion items, not exceeding $500,000 in costs, remain to be completed and/or paid for in connection with the completion of construction of Phase II of the Clayton Place Property (the "Remaining Work"), and while a temporary certificate(s) of occupancy for Phase II is in effect, the permanent certificate of occupancy has not yet been issued, but will be as certain immaterial conditions of the issuing authority to the issuance of the permanent certificate(s) of occupancy have been satisfied. Borrowers shall within 60 days hereafter obtain and provide to Lender the permanent certificate(s) of occupancy for Phase II of the Clayton Place Property. Borrowers shall in the ordinary course promptly and diligently complete and pay for, on a lien free basis, the Remaining Work, and as such Remaining Work is completed and paid for provide to Lender lien waivers and other evidence of payment and completion reasonably satisfactory to Lender. In no event shall any funds in the Replacement Reserve or Completion/Repair Reserve


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be available for payments for Remaining Work, as determined by Lender, notwithstanding anything contrary or inconsistent provision set forth herein. At Closing, Borrowers shall reserve from the proceeds of the Loan and shall deposit with Lender (or such agent of Lender as Lender may designate in writing from time to time), an amount equal to $3,000,000 (said funds, together with any interest thereon and additions thereto, the "Holdback Reserve") for deposit into the Holdback Reserve Sub-Account, relating to certain leasing and performance requirements with respect to the Clayton Place Properties. Provided that the Remaining Work has been fully completed and paid for and the provisions and requirements above relating to the Remaining Work have been satisfied and the permanent certificate(s) of occupancy for Phase II of the Clayton Place Property have been issued and provided to Lender, and so long as no Event of Default or Cash Trap Condition exists and is continuing, if at any time after the date hereof but prior to November 30, 2006 (the "Holdback Reserve Release Deadline"), Borrowers provide Lender with written documentation and certifications in a form reasonably acceptable to Lender that (i) there are firm, valid Leases in place at the Clayton Place Property in the aggregate amount of at least 80% of the total number of Bedroom Units at the Clayton Place Property (excluding any Bedroom Units used by Borrowers for model, office, management or other non-revenue producing uses) and (ii) actual base rents received by Borrowers with respect to all Leases at the Clayton Place Property (excluding any rents from tenants who are more than sixty (60) days delinquent or who are not in actual occupancy of such Bedroom Unit(s)) equal or exceed, and will in Lender's reasonable determination continue to equal or exceed, the amount of $3,350,000 per annum, Lender shall direct the Central Account Bank to disburse the amount of the Holdback Reserve to Borrower. In addition, so long as no Event of Default or Cash Trap Condition exists and is continuing, Borrowers may, prior to the Holdback Reserve Release Deadline, obtain a partial release of the Holdback Reserve if Borrowers meet one of the two performance requirements below, but not both, and Borrowers provide Lender with written documentation and certifications in a form reasonably acceptable to Lender that (A)(i) there are firm, valid Leases in place at the Clayton Place Property in the aggregate amount of at least 75% of the total number of Bedroom Units at the Clayton Place Property (excluding any Bedroom Units used by Borrowers for model, office, management or other non-revenue producing uses) and (ii) actual annual base rents received by Borrowers with respect to such Leases at the Clayton Place Property (excluding any rents from tenants who are more than sixty (60) days delinquent or who are not in actual occupancy of such Bedroom Unit(s)) equal or exceed, and will in Lender's reasonable determination continue to equal or exceed, the amount of $3,140,000 per annum (hereinafter, the "75% Occupancy") and (B)(i) there are firm, valid Leases in place at the Clayton Place Property in the aggregate amount of at least 78% of the total number of Bedroom Units at the Clayton Place Property (excluding any Bedroom Units used by Borrowers for model, office, management or other non-revenue producing uses) and (ii) actual annual base rents received by Borrowers with respect to such Leases at the Clayton Place Property (excluding any rents from tenants who are more than sixty (60) days delinquent or who are not in actual occupancy of such Bedroom Unit(s)) equal or exceed, and will in Lender's reasonable determination continue to equal or exceed, the amount of $3,270,000 per annum (hereinafter, the "78% Occupancy"). In the event Borrowers satisfy all of the conditions of a 75% Occupancy, Lender shall direct the Central Account Bank to remit to Borrowers the sum of $1,000,000 as a partial release from the Holdback Reserve. In the event Borrowers satisfy all of the conditions of a 78% Occupancy, Lender shall direct the Central Account Bank to remit to Borrowers the sum of $2,000,000 as a partial release from the Holdback Reserve. In the event Borrowers obtain a


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partial release of the Holdback Reserve as a result of Borrowers' satisfaction of the conditions for a 75% Occupancy or 78% Occupancy, as applicable, Borrowers rights to obtain a partial release of the Holdback Reserve under the other occupancy test set forth in item (A) or (B) above, as applicable, shall terminate and be null and void. Notwithstanding the foregoing, if Borrowers fail to satisfy the requirements set forth above for the release (or partial release) of the Holdback Reserve by the expiration of the Holdback Reserve Release Deadline, all funds held in the Holdback Reserve shall be held by Lender as additional collateral for the Loan and applied against the Obligations upon the Scheduled Maturity Date or, if an Event of Default exists, may be applied as otherwise permitted in this Loan Agreement.

                                   ARTICLE VII
                        CENTRAL ACCOUNT; CASH MANAGEMENT

SECTION 7.1 ESTABLISHMENT OF LOCAL COLLECTION ACCOUNT AND CENTRAL ACCOUNT.

     (A) LOCAL COLLECTION ACCOUNT/CENTRAL ACCOUNT. Borrowers acknowledge and confirm that, on or before the Closing Date and pursuant to the terms hereof, Borrowers have established and will maintain an Eligible Account for the benefit of the Lender, as secured party hereunder, to serve as the (i) a local collection account for each Individual Property (said account(s), and any account(s) replacing the same in accordance with this Loan Agreement, are individually and collectively, as the context may require, referred to as the "Local Collection Account"; and the depositary institution(s) in which the Local Collection Account(s) is/are maintained, are individually and collectively, as the context may require, referred to as the "Local Collection Account Bank") and
(ii) a "Central Account" (said account, and any account replacing the same in accordance with this Loan Agreement, the "Central Account"; and the depositary institution in which the Central Account is maintained, the "Central Account Bank"). The Local Collection Account and the Central Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer); and except as expressly provided hereunder, Borrowers shall have no rights to control or direct the investment or payment of funds therein. Lender may elect to change any financial institution in which the Local Collection Account and/or the Central Account shall be maintained. The Central Account shall be deemed to contain such sub-accounts as Lender may designate ("Sub-Accounts"), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following:

          (i) "DEBT SERVICE SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established for the purposes of reserving for payments of the Monthly Debt Service Payments and other amounts due Lender under the Loan Documents.

          (ii) "RESERVE SUB-ACCOUNTS" shall mean the Sub-Accounts of the Central Account established for the purpose of holding funds in the Reserves including:
(a) the "Impositions and Insurance Reserve Sub-Account"; (b) the "Replacement Reserve Sub-Account"; (c) the "Completion/Repair Reserve Sub-Account"; (d) "Supplemental Debt Reserve Sub-Account"; (e) "Prepaid Rent Reserve Sub-Account", and (f) "Holdback Reserve Sub-Account".


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          (iii) "OPERATING EXPENSES SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established for the purposes of reserving for payments for Operating Expenses.

     (B) ACCOUNT NAME. The Accounts shall each be in the name of Lender, as secured party, or, at Lender's option, in the name of the Borrowers for the benefit of Lender, as secured party; provided, however, that in the event Lender transfers or assigns the Loan, Central Account Bank, at Lender's request, shall change the name of each Account or the beneficiary thereof to the name of the transferee or assignee. In the event Lender retains a Servicer to service the Loan, Central Account Bank, at Lender's request, shall change the name of each Account or the beneficiary thereof to the name of Servicer, as agent for Lender.

     (C) ELIGIBLE ACCOUNTS/CHARACTERIZATION OF ACCOUNTS. Borrowers, Local Collection Account Bank and Central Account Bank, respectively, shall maintain each Account as an Eligible Account. Each Account is and shall be treated as a "securities account" as such term is defined in Section 8-501(a) of the UCC or a "deposit account" as such term is defined in Section 9-102(a)(29) of the UCC, as the context may require. Each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to each Account shall be treated as a "financial asset" within the meaning of
Section 8-102(a)(9) of the UCC. Borrowers agree that Local Collection Account Bank and Central Account Bank shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to each Account. All securities or other property underlying any financial assets credited to each Account (other than cash) shall be registered in the name of Local Collection Account Bank or Central Account Bank, as applicable, indorsed to Local Collection Account Bank or Central Account Bank, as applicable, or in blank or credited to another securities account maintained in the name of Local Collection Account Bank or Central Account Bank, as applicable, and in no case will any financial asset credited to any Account be registered in the name of any Borrower, payable to the order of any Borrower or specially indorsed to any Borrower.

     (D) PERMITTED INVESTMENTS. Sums on deposit in the Accounts shall not be invested except in Permitted Investments. Except during the existence of any Event of Default, Borrowers shall have the right to direct Local Collection Account Bank and Central Account Bank to invest sums on deposit in the Accounts in Permitted Investments; provided, however, in no event shall Borrowers direct Local Collection Account Bank or Central Account Bank to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for disbursement or payment of an obligation for which the Account was created. After an Event of Default and during the continuance thereof, Lender may direct Local Collection Account Bank and Central Account Bank to invest sums on deposit in the Accounts in Permitted Investments as Lender shall determine in its sole discretion. Borrowers hereby irrevocably authorize and direct Local Collection Account Bank and Central Account Bank to apply any income earned from Permitted Investments to the respective Accounts. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Local Collection Account or the Central Account, as applicable, by Borrowers no later than one (1) Business Day following such liquidation to the extent required to meet current obligations. Borrowers shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Accounts shall be assigned the federal tax identification number of Borrowers, with such allocation of


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funds as Borrowers shall reasonably determine in accordance with all Legal
Requirements. Any interest, dividends or other earnings which may accrue on the Accounts shall be added to the balance in the applicable Account and allocated and/or disbursed in accordance with the terms hereof.

SECTION 7.2 DEPOSIT OF RECEIPTS INTO THE LOCAL COLLECTION ACCOUNT AND THE CENTRAL ACCOUNT.

     (A) Borrowers shall and shall cause Manager to direct any and all other Receipts to be deposited promptly into the Local Collection Account and in no event later than two (2) Business Days after the same are paid to or for the benefit of Borrowers. To the extent that Borrowers or any Person on any Borrower's behalf holds any Receipts or Security Deposits, whether in accordance with this Loan Agreement or otherwise, (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrowers or Manager, and (iii) Borrowers or Manager shall deposit such amounts in the Local Collection Account within two (2) Business Days of receipt. So long as the Loan shall be outstanding, neither Borrowers nor Manager shall open any other property accounts other than the Operating Account and the other Accounts for the deposit of Rent, Security Deposits or revenues from the Properties. Borrowers represent, warrant and covenant that there are no other accounts maintained by Borrowers or Manager into which revenues from the ownership and operation of the Properties are deposited.

     (B) On or prior to the Closing, Borrowers, Lender and Local Collection Bank shall enter into an account agreement(s) with respect to the Local Collection Account, in form and substance acceptable to Lender, acknowledging Lender's security interest in and sole dominion and control over the Local Collection Account (the "Local Collection Account Agreement"). The Local Collection Account Agreement shall provide, among other things, that funds on deposit in the Local Collection Account shall automatically be transferred to the Central Account as follows: (i) on each Business Day during the first week of each calendar month,
(ii) on each Tuesday and Thursday occurring in the second, third and fourth week of each calendar month and (iii) on the last Business Day of each calendar month.

SECTION 7.3 APPLICATION OF FUNDS IN CENTRAL ACCOUNT.

     (A) ALLOCATIONS. If any Event of Default shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. So long as no Event of Default shall exist and be continuing (and after an Event of Default at Lender's sole option and discretion), Lender shall direct the Central Account Bank on or before the Payment Date to allocate and distribute all available funds on deposit in the Central Account (other than those previously allocated to Sub-Accounts) in the following amounts and order of priority:

          (i) First, to the Impositions and Insurance Reserve Sub-Account, until such Sub-Account contains funds required monthly to pay the Impositions and Insurance Amount for the next Payment Date;


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          (ii) Second, to the Debt Service Sub-Account, until such Sub-Account contains funds necessary to pay the Monthly Debt Service Payment for the next Payment Date;

          (iii) Third, to the Debt Service Sub-Account, to pay any other amounts, if any, then due Lender under the Loan Documents;

          (iv) Fourth, to the Replacement Reserve Sub-Account in the amount of the monthly deposit required to be made into the Replacement Reserve for the next Payment Date;

          (v) Fifth, an amount equal to the applicable monthly operating expenses (other than replacements and capital expenditures, unless specifically approved by Lender for purposes of disbursements or otherwise contained in an Approved Operating Budget) provided in the Approved Operating Budget (or such other amount as shall be approved by Lender) shall be transferred to the Operating Expenses Sub-Account under the control of Lender;

          (vi) Sixth, to the Mezzanine Collection Account, in an amount equal to the Monthly Mezzanine Debt Service Payment Amount for the next Payment Date, unless Lender shall have received evidence satisfactory to it that the Mezzanine Loan shall no longer be outstanding;

          (vii) Seventh, if a Cash Trap Condition exists, then until a Cash Trap Cure occurs all available amounts on each Payment Date after allocation for items (i) through (vi) above shall be deposited into the Supplemental Debt Reserve Sub-Account and held as additional collateral for the Obligations; and

          (viii) Eighth, if a Cash Trap Condition does not exist, and provided no Event of Default has occurred and remains uncured, all available amounts on each Payment Date after allocation for items (i) through (vi) above ("Net Available Cash", shall on such Payment Date be disbursed first, if and for so long as a Prepaid Rent Condition exists, be deposited in the Prepaid Rent Reserve Sub-Account, and second, the remaining funds, if any, shall be disbursed to the Mezzanine Collection Account, unless Lender shall have received evidence satisfactory to it that the Mezzanine Loan shall no longer be outstanding, in which case Lender shall direct the Central Account Bank to disburse such remaining funds to Borrowers.

     (B) CURE OF CASH TRAP CONDITION. So long as no Event of Default exists, a Cash Trap Condition shall be deemed to be cured (a "Cash Trap Cure") in the event the Properties achieve a Debt Service Coverage Ratio of not less than the Minimum DSCR Threshold for two consecutive Calendar Quarters after the occurrence of the Cash Trap Condition, measured at the end of each such two consecutive Calendar Quarters. From and after a Cash Trap Cure and until the occurrence of a subsequent Cash Trap Condition, if any, Lender shall direct the Central Account Bank to disburse any balance in the Supplemental Debt Reserve Sub-Account into the Central Account and direct the Central Account Bank to allocate all available funds on deposit in the Central Account as set forth in
Section 7.3(A).

     (C) REQUIRED DEPOSITS. If there are insufficient funds in the Central Account for the deposits required by Sections 7.3(A)(i)-(v) or Section 7.3(A)(i)-(vi), as applicable, on or before the Payment Date when due, Borrowers shall deposit such deficiency into the Central Account on or before such Payment Date. Borrowers shall in all events be required to pay when due


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hereunder the Monthly Debt Service Payments, any required monthly deposits into
Reserves and all other amounts due under this Loan Agreement and the other Loan Documents. Borrowers shall not be liable or obligated hereunder or under the other Loan Documents to make deposits into the Mezzanine Collection Account in the event of any insufficiency of funds in the Central Account, and while a failure by the Sole Member to fund amounts into the Mezzanine Collection Account may constitute a default under the Mezzanine Loan Documents, such failure shall not in and of itself constitute a Default by Borrowers under this Loan Agreement.

     (D) OPERATING EXPENSES DISBURSEMENTS. So long as no Event of Default shall exist and be continuing, Lender shall direct the Central Account Bank to disburse funds deposited into the Operating Expenses Sub-Account on or prior to any Payment Date to Borrowers on or promptly following such Payment Date, and Borrowers shall use such funds for the payment of Operating Expenses in accordance with the Approved Operating Budget.

     (E) EVENT OF DEFAULT. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, all funds on deposit in the Central Account and/or the Sub-Accounts shall be disbursed to or as directed by Lender. Without in any way limiting the foregoing or Lender's rights and remedies upon an Event of Default, and subject to Lender's direction otherwise from time to time, in whole or in part, in Lender's sole and absolute discretion, during the continuance of an Event of Default Lender may direct the Central Account Bank to allocate all available funds on deposit in the Central Account to: (a) any debt service or other Obligation due under this Loan Agreement or the other Loan Documents; (b) any reserve account or sub-account established under this Loan Agreement for, or otherwise as a reserve for, operating expenses, taxes, insurance, capital expenses, costs and expenses of maintenance, repairs and restoration, and other expenditures relating to the use, management, operation or leasing of any of the Properties; and/or (c) any costs and expenses incurred by Lender in connection with such Event of Default, or expended by Lender to protect or preserve the value of all or any of the Properties.

     (F) BUDGET APPROVALS. No later than forty-five (45) days prior to the expiration of each calendar year, Borrowers shall deliver to Lender the proposed Operating Budget and the Capital Expenditure Budget (in each case presented on a monthly and annual basis) for each of the Properties for the following calendar year, provided, the proposed Operating Budget and the Capital Expenditure Budget for calendar year 2005 shall be delivered to Lender no later than December 15, 2004. Each such proposed Operating Budget shall identify and set forth Borrowers' best estimate, after due consideration, of all revenue, costs, and expenses for each of the Properties, and shall specify gross revenues and Operating Expenses. The Capital Expenditure Budget shall identify and set forth Borrowers' best estimate, after due consideration, of all costs and expenses contemplated to be necessary in the related budget year (and, as to projects initiated or to be initiated in or prior to the budget year but not completed in the budget year, the estimated cost and completion schedule) for capital improvements and leasehold improvements, and other leasing costs not included in the Operating Budget, and the contemplated sources of payment of the same. The Operating Budget and the Capital Expenditures Budget shall be subject to Lender's reasonable approval, and upon such approval shall, with any amendments thereto approved by Lender from time to time, constitute the "Approved Operating Budget" and "Approved Capital Expenditures Budget" hereunder. If a proposed Operating Budget or Capital Expenditures Budget is not in form and substance


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reasonably satisfactory to Lender, Lender may disapprove the same and specify the reasons therefor, and Borrowers shall promptly amend and resubmit for approval a revised budget, making such changes as are necessary to comply with the reasonable requirements of Lender; provided that until such time as Borrowers have resubmitted the revised budget and Lender has approved such revised budget, the parties shall operate under the provisions of this Article VII using the budget submitted to Lender as proposed to be revised by Lender, except that (i) actual amounts shall be used for real estate taxes, insurance premiums for insurance required hereunder and utilities expenses and (ii) 105% of the last Approved Operating Budget shall be used for operating expenses at the Properties for such succeeding budget period. Capital Expenditures shall not be included in the Approved Operating Budget unless Lender shall approve the same in writing in its sole and absolute discretion. Borrowers agree to incorporate all reasonable revisions required to the proposed Operating Budget and/or a proposed Capital Expenditure Budget by Lender. So long as Borrowers submit a proposed Operating Budget and/or proposed Capital Expenditures Budget to Lender for approval and Borrowers' correspondence requesting such approval contains a bold-faced conspicuous legend at the top of the first page thereof stating that "IF YOU FAIL TO RESPOND TO OR TO EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN THIRTY (30) DAYS, YOUR APPROVAL SHALL BE DEEMED GIVEN," then if Lender shall fail to respond to or expressly deny such request for approval in writing within such 30 day period, then Lender shall be deemed to have approved such proposed Operating Budget and/or proposed Capital Expenditures Budget and any revisions thereto.

SECTION 7.4 PAYMENT OF FUNDS FROM CERTAIN SUB-ACCOUNTS

     (A) PAYMENTS FROM DEBT SERVICE SUB-ACCOUNT. To the extent funds are available and provided no Event of Default exists, Lender shall (and Lender otherwise may at Lender's option from time to time) withdraw amounts from the Debt Service Sub-Account to pay: (i) default interest and late charges, if any,
(ii) the Monthly Debt Service Payment on each Payment Date on which same is due and payable hereunder and under the Note and (iii) from and after the Maturity Date, amounts to be applied against the outstanding principal amount of the Loan and other amounts due under the Loan Documents.

     (B) PAYMENTS FROM SUPPLEMENTAL DEBT RESERVE SUB-ACCOUNT. Funds deposited in the Supplemental Debt Reserve Sub-Account shall be subject to disbursement by the Central Account Bank in the event of a Cash Trap Cure at the direction of Lender pursuant to Section 7.3(B).

     (C) PAYMENTS FROM HOLDBACK RESERVE SUB-ACCOUNT. Funds deposited in the Holdback Reserve Sub-Account shall be subject to disbursement by the Central Account Bank at the direction of Lender pursuant to Section 6.9.

SECTION 7.5 SOLE DOMINION AND CONTROL. Borrowers acknowledge and agree that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including the Local Collection Account Bank and the Central Account Bank, subject to the terms hereof. Notwithstanding anything set forth herein to the contrary (subject to Borrowers' rights to such accounts upon the payment in full of all principal, interest and other amounts due hereunder as set forth in Section 7.6(D) hereof) neither Borrowers nor Manager nor


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any other person or entity, through or under Borrowers, shall have any control over the use of, or any right to withdraw any amount from, any Account, and Borrowers acknowledge that the Local Collection Account Bank and the Central Account Bank shall comply with all instructions originated by Lender without further consent by Borrowers. Borrowers acknowledge and agree that the Local Collection Account Bank and the Central Account Bank shall comply with the instructions of Lender with respect to the Accounts without the further consent of Borrowers or Manager. Borrowers acknowledge and agree that the Local Collection Account Bank and the Central Account Bank shall comply with all "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender without further consent by Borrowers or any other Person.

SECTION 7.6 PLEDGE OF ACCOUNTS.

     (A) SECURITY FOR OBLIGATIONS. To secure the full and punctual payment and performance of all Obligations of Borrowers under this Loan Agreement, the Note, the Mortgage, and all other Loan Documents, Borrowers hereby grant to Lender a first priority continuing security interest in and to the following property of Borrowers, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same constituting part of the Account Collateral hereunder:

          (i) the Local Collection Account, the Central Account and each of the Sub-Accounts, and the Operating Account, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts, including, without limitation, all deposits or wire transfers made to the Accounts; and any and all Account Collateral;

          (ii) any and all amounts invested in Permitted Investments;

          (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

          (iv) to the extent not covered by clauses (i), (ii) or (iii) above, all "proceeds" (as defined under the UCC) of any or all of the foregoing.

          Lender and Local Collection Account Bank and Central Account Bank, as agents for Lender, shall have with respect to the foregoing collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

     (B) RIGHTS ON DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Lender may notify Local Collection Account Bank and Central Account Bank of such Event of Default and, without notice from Local Collection Account Bank, Central Account Bank or Lender, (a) Borrowers shall have no further right in respect of (including, without limitation, the right to instruct Lender or Local Collection Account Bank or Central Account Bank to transfer from) the Accounts, (b) Lender may direct Local Collection Account Bank and Central Account Bank to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or


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purported to be granted hereby or to enable Local Collection Account Bank and
Central Account Bank, as agents for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Account Collateral, and (c) Lender may apply any Account Collateral to any Obligations in such order of priority as Lender may determine. The proceeds of any disposition of the Account Collateral, or any part thereof, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion shall deem proper.

     (C) FINANCING STATEMENT; FURTHER ASSURANCES. Borrowers hereby irrevocably authorize Lender at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that
(1) indicate the Account Collateral and other Collateral (i) as all assets of the Borrowers or words of similar effect, regardless of whether any particular asset comprised in the Account Collateral or other Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (2) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrowers are an organization, the type of organization and any organization identification number issued to such Borrower, and (ii) a sufficient description of real property to which the Collateral relates. Borrowers agree to furnish any such information to Lender promptly upon request. Borrowers also ratify its authorization for Lender to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Borrowers agree that at any time and from time to time, at the expense of Borrowers, Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Local Collection Account Bank, Central Account Bank or Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Local Collection Account Bank, Central Account Bank or Lender to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. In the event of any change in name, identity or structure of any Borrower, such Borrower shall notify Lender thereof and promptly after Lender's request shall execute, file and record such UCC financing statements as are necessary to maintain the priority of Lender's lien upon and security interest in the Account Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC financing or continuation statements, Borrowers shall, promptly after request, execute, file and record such UCC financing or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof.

     (D) TERMINATION OF AGREEMENT. This Loan Agreement shall create a continuing security interest in the Account Collateral and shall remain in full force and effect until payment in full of all principal, interest and other amounts due to Lender hereunder. Upon payment and performance in full of the Obligations, this Loan Agreement shall terminate and Borrowers shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Local Collection Account Bank and Central Account Bank and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrowers to evidence such termination and the release of the lien hereof including, without limitation, UCC-3 termination statements.


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SECTION 7.7 LENDER APPOINTED ATTORNEY-IN-FACT. Borrowers hereby irrevocably constitute and appoint Lender as Borrowers' true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver during the continuation of an Event of Default any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrowers with respect to the Account Collateral, and do in the name, place and stead of Borrowers, all such acts, things and deeds for and on behalf of and in the name of Borrowers, which Borrowers are required to do hereunder or under the other Loan Documents or which Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Loan Agreement including, without limitation, the filing of any UCC financing statements or continuation statements in appropriate public filing offices on behalf of Borrowers, in any of the foregoing cases, upon Borrowers' failure to take any of the foregoing actions within five (5) Business Days after notice from Lender. The foregoing powers of attorney are irrevocable and coupled with an interest. If any Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to such Borrower, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender, Local Collection Account Bank and Central Account Bank in connection therewith shall be paid by Borrowers.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

SECTION 8.1 EVENT OF DEFAULT.

     "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

     (A) SCHEDULED PAYMENTS. Failure of Borrowers to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise), including without limitation the failure to pay all outstanding Obligations on the Maturity Date; provided, that if Borrowers are satisfying their obligations under Section 7.2 of this Loan Agreement and on a Payment Date prior to the Maturity Date no other Event of Default exists and funds sufficient to pay any such scheduled payments on such Payment Date are as of 11:00 am, Eastern Standard Time on such Payment Date on deposit in the Central Account (or any Sub-Accounts), a delay in payment of such scheduled payment on the Payment Date due to a failure by Lender to direct the Central Account Bank to disburse such funds to Lender or a failure of the Central Account Bank to disburse such funds in accordance with Lender's directions shall not in and of itself constitute a default hereunder, so long as Lender's access to such funds has not been and is not constrained or constricted in any manner by the actions or inactions of any Borrower Party or any Affiliate thereof (or any Person controlling, controlled by or under the control of any Borrower Party or any such Affiliate), such that Lender may continue to cause such payment to be made upon Lender's authorization and direction to the Central Account Bank; or

     (B) OTHER PAYMENTS. Failure of Borrowers to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents (other than amounts


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subject to the preceding paragraph) within ten (10) days after written notice from Lender to Borrowers that same is due; or

     (C) BREACH OF REPORTING PROVISIONS. Failure of any Borrower Party to perform or comply with any term or condition contained in Section 5.1 which continues for a period of thirty (30) days after written notice; provided, Borrowers shall not be entitled to receive more than two (2) such notices in any twelve (12) month period; or

     (D) BREACH OF PROVISIONS REGARDING INSURANCE, TRANSFERS, LIENS, SINGLE PURPOSE. (i) Failure to keep in force the insurance required by Section 5.4 hereof, (ii) the failure to comply with any other covenant of Section 5.4 which failure under this clause (ii) continues for five (5) Business Days after notice from Lender, (iii) breach of Article IX or Article XI hereof, (iv) breach or default under any of Sections 5.13(B), 5.17, 5.18 or 5.19 hereof; or (v) breach or default under Section 7.2 hereof; or

     (E) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Borrower Party or Affiliate thereof in any Loan Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false or misleading in any material respect as of the date made; or

     (F) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement or the other Loan Documents and such default is not fully cured within thirty (30) days after receipt by Borrowers of notice from Lender of such default (other than occurrences described in other provisions of this Section 8.1 or the Loan Documents for which a different grace or cure period is specified or which constitute immediate Events of Default); provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty (30) days, (ii) Borrowers have commenced the cure of same within such thirty (30)-day period and at all times after such commencement has pursued such cure diligently, and (iii) Borrowers deliver to Lender promptly following demand (which demand may be made from time to time by Lender) evidence satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for Borrowers in the exercise of due diligence to cure such default, but in no event beyond the ninetieth (90th) day after the original notice of default; or

     (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court enters a decree or order for relief with respect to any Borrower Party in an Involuntary Borrower Party Bankruptcy, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law;
(ii) the occurrence and continuance of any of the following events for sixty
(60) days unless dismissed or discharged within such time: (x) an Involuntary Borrower Party Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party or over all or a substantial part of its property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any Borrower Party, for all or a substantial part of the property of such Person; or

     (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An order for relief is entered with respect to any Borrower Party, or any such Person commences a voluntary case


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under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or for all or a substantial part of the property of any Borrower Party; (ii) any Borrower Party makes any assignment for the benefit of creditors; or (iii) the Board of Directors or other governing body of any Borrower Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 8.1(H); or

     (I) BANKRUPTCY INVOLVING OWNERSHIP INTERESTS OR PROPERTY. Other than as described in either of Sections 8.1(G) or (H), all or any portion of the Collateral becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within sixty (60) days following its occurrence); or

     (J) SOLVENCY. Any Borrower Party ceases to be solvent (a Borrower Party may be kept solvent by means of capital contributions to it by its members derived from distributions to it of excess cash flow from other Properties permitted hereunder, or from other sources permitted hereunder) or admits in writing its inability to pay its debts as they become due; or

     (K) JUDGMENT AND ATTACHMENTS. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against any Borrower Party or any of its assets, which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), or is in an amount in excess of $100,000 or could (when aggregated with all other such matters) otherwise reasonably be expected to have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

     (L) INJUNCTION. Any Borrower Party is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such action shall have a Material Adverse Effect on such Person's ability to perform its obligations under this Loan Agreement; or

     (M) INVALIDITY OF LOAN DOCUMENTS. This Loan Agreement, the Mortgage or any Loan Document for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of Borrowers (or any of them) or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document), or any Person who is a party thereto, other than Lender, denies that it has any further liability (as distinguished from a dispute over amounts due or a denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

     (N) CROSS-DEFAULT WITH OTHER LOAN DOCUMENTS. A default beyond any applicable grace periods shall occur under any of the other Loan Documents; or


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     (O) DEFAULT UNDER MANAGEMENT AGREEMENT. Any event of default on the part of
Borrowers shall occur and be continuing under the Management Agreement.

If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

SECTION 8.2 ACCELERATION AND REMEDIES.

     (A) Upon the occurrence of any Event of Default described in any of Sections 8.1(G), (H), or (I) and during the continuance thereof, the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by each Borrower Party. Upon and at any time after the occurrence of and during the continuation of any other Event of Default, at the option of Lender, which may be exercised without further notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

     (B) Upon the occurrence of and during the continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under this Loan Agreement or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

     (C) Lender shall have the right from time to time to partially foreclose any of the Mortgages in any manner and for any amounts secured by such Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrowers defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose all or any of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose


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all or any of the Mortgages to recover so much of the principal balance of the
Loan as Lender may accelerate and such other sums secured by such Mortgage(s) as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the applicable Mortgage to secure payment of sums secured by such Mortgage and not previously recovered.

     (D) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

     (E) The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrowers pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrowers or to impair any remedy, right or power consequent thereon.

SECTION 8.3 PERFORMANCE BY LENDER. If any Borrower Party shall fail to perform, or cause to be performed, any covenant, duty or agreement contained in any of the Loan Documents beyond any applicable notice and cure period, Lender may (but shall have no obligation to) perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower Party. In such event, Borrowers shall, at the request of Lender, promptly pay to Lender any amount reasonably expended by Lender in such performance or attempted performance, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the applicable Note and shall be secured by all of the Collateral securing the applicable Loan. Notwithstanding the foregoing, IT is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of any Borrower Party under this Loan Agreement or any other Loan Document.


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                                   ARTICLE IX
   SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 9.1 APPLICABLE TO EACH BORROWER. Each Borrower hereby represents, warrants and covenants as of the Closing Date and until such time as all Obligations are paid in full (exclusive of indemnification and other obligations which are expressly stated in this Loan Agreement to survive payment of all principal, interest and other amounts due under the Note), that absent express advance written waiver from Lender, which may be withheld in Lender's sole discretion, each Borrower:

     (A) was organized solely for purpose of owning and operating the Individual Property owned by such Borrower;

     (B) has not owned, does not own and will not own any assets other than the Individual Property owned by such Borrower (including incidental personal property necessary for the operation thereof and proceeds therefrom);

     (C) is not engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Individual Property owned by such Borrower;

     (D) has not entered into and will not enter into any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal, joint venturer or Affiliate of any Borrower except in the ordinary course of its business pursuant to written agreements upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Affiliate;

     (E) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Obligations, and (ii) subject to the terms and conditions of Section 5.17, unsecured trade payables incurred in the ordinary course of business of operating the Properties and Indebtedness relating to financing of equipment and personal property in the ordinary course of business of operating the Properties;

     (F) has not made and will not make any loan or advances to any Person (including any of its Affiliates);

     (G) has remained and as of the Closing Date reasonably expects to remain, solvent, and has maintained, and as of the Closing Date reasonably expects to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

     (H) has not acquired and will not acquire obligations or securities of any Person;

     (I) has not failed and will not fail to correct any known misunderstanding regarding its separate identity;


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     (J) has done or caused to be done and will do all things necessary to preserve its existence;

     (K) shall continuously maintain its existence and be qualified to do business in all states necessary to carry on its business, including the state in which the Individual Property owned by such Borrower is located;

     (L) will conduct and operate its business as presently conducted and operated and in its own name and will not purport to operate as an integrated, single economic unit with respect to any Person, including Sole Member, Place Properties, Manger or Cecil Phillips;

     (M) has maintained and will maintain books, records, bank accounts, accounting records and other entity documents separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person;

     (N) has been and will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person;

     (O) will file such tax returns with respect to itself as may be required under applicable law and has prepared and will prepare separate tax returns and financial statements separately identifying its own assets, liabilities and financial affairs and not suggesting that their respective assets are available to pay the claims of creditors of any other Person, including, Sole Member, Place Properties, Manager or Cecil Phillips, or if part of a consolidated group, is shown as a separate member of such group;

     (P) has paid and shall pay its own liabilities, indebtedness, and obligations of any kind, as the same shall become due, from its own separate assets, rather than from those of other Persons;

     (Q) will not consolidate or merge Borrower into any Person, or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person;

     (R) except for the Local Collection Account and the Central Account, has not commingled and will not commingle or permit to be commingled its funds or other assets with those of any other Person; and has held and will hold its assets in its own name;

     (S) has maintained and will maintain its assets in such a manner that they are readily distinguishable from those of any other Person and it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

     (T) except for the Loan, has not, does not and will not hold itself out to be responsible for the debts or obligations of any other Person;

     (U) except for the Loan, has not and will not guarantee or otherwise become liable on or in connection with any obligation of any other Person and, except for the Loan, has not and


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will not seek or obtain credit or incur any obligation to any third party based upon the assets of any other Person and has not or will not induce any third party to reasonably rely on the creditworthiness of any other Person;

     (V) except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold title to its assets other than in its name;

     (W) complies and shall at all times hereafter comply with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto;

     (X) except for funds disbursed from the Local Collection Account and the Central Account, has paid and will pay its own liabilities and expenses, out of its own funds;

     (Y) has held and will hold regular meetings, as appropriate to conduct its business and has observed and will observe all limited liability company formalities and record keeping;

     (Z) has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and has used and will use separate stationary, invoices, applications, purchase orders, contracts and checks (to the extent Borrowers use checks);

     (AA) has not and will not identify the Sole Member or any Affiliate of any Borrower or any member of any other Borrower, or any other Person, as a division or part of it;

     (BB) has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

     (CC) maintains, and will continue to maintain its books and records and financial statements separate from those of any other Person, or if part of a consolidated group, is shown as a separate member of such group;

     (DD) except for the Local Collection Account and the Central Account, maintains, and will continue to maintain, its own bank accounts separate from any other Person;

     (EE) except for the Local Collection Account and the Central Account, does not and will not commingle its funds or assets with those of any other Person, and holds and will hold its assets in its own name;

     (FF) shall not (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; or (iii) amend any provisions of its organizational documents containing provisions similar to those contained in this Article IX;

     (GG) is a Delaware limited liability company (i) with one (1) member (the "Single Member") in addition to the Independent Director (as defined below),
(ii) which shall have an


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operating agreement (the "Borrower Organizational Documents") containing each of the representations, covenants and warranties set forth in this Article IX, and
(iii) which shall require (and the Borrower Organizational Documents of which shall require) such Borrower to at all times cause there, to be at least one (1) duly appointed independent manager of such Borrower who is a natural person
(each a "Independent Director") whose affirmative vote will be required in order for a voluntary filing for protection under the Bankruptcy Code or similar action or other Material Action (as defined below by such Borrower and who is not at the time of such individual's initial appointment an Independent
Director, and shall not be during such individual's tenure as Independent Director, and may not have been at any time during the preceding five years, (i) a shareholder, member or partner of, or an officer, director, except in his or her capacity as Independent Director of any Borrower, paid consultant or employee of, customer of or supplier to or a member of the immediate family of any Borrower (except in his or her capacity as Independent Direct of any Borrower) or any of its shareholders, members, partners, subsidiaries or affiliates or any person or other entity controlling or under common control with any such shareholder, member, partner, supplier or customer or any member of the immediate family of any of them. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise;

     (HH) The Borrower Organizational Documents of each Borrower provide and shall at all times continue to provide that upon the occurrence of any event that causes the Single Member to cease to be a member of such Borrower, the Independent Director shall, without action of any person and simultaneously with the Single Member ceasing to be a member of such Borrower, automatically become and continue as a member of such Borrower and shall continue such Borrower without dissolution;

     (II) Each Borrower shall cause reputable counsel acceptable to Lender to deliver to Lender an opinion letter satisfactory to Lender, whereby the firm opines, among other requirements of Lender, that under Delaware law: (1) the unanimous consent of the Single Member and the Independent Director is required in order for each such Borrower to file a voluntary bankruptcy petition; (2) the provision in such Borrower's Borrower Organizational Documents that require unanimous consent and consent of the Independent Director as a condition to filing a voluntary bankruptcy petition is enforceable against the Single Member;
(3) the bankruptcy, dissolution, liquidation or death of the Single Member will not cause such Borrower to be dissolved; (4) no creditor of the Single Member shall have the right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, such Borrower's property; and (5) Delaware law, not federal law, governs the determination of what persons or entities have the authority to file a voluntary bankruptcy petition on behalf of such Borrower; and

     (JJ) Each Borrower's Borrower Organizational Documents provide and shall at all times continue to provide that each Borrower shall not cause, permit, or empower the members, board of managers, or any other person to vote on, authorize or take any Material Action (as defined below) without the unanimous written consent of the members and the Independent Director. As used herein, "Material Action" shall mean to institute proceedings to have any such Borrower adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or


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insolvency proceedings against any such Borrower or file a petition seeking or consent to, reorganization or relief with respect to any such Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any such Borrower or a substantial part of any such Borrower's property, or make any assignment for the benefit of creditors of any such Borrower, or admit in writing any such Borrower's inability to pay its debts generally as they become due, or take action in furtherance of any such action.

                                    ARTICLE X
                RESTRUCTURING LOAN, SECONDARY MARKET TRANSACTIONS

SECTION 10.1 SECONDARY MARKET TRANSACTIONS GENERALLY. Lender shall have the right to engage in one or more Secondary Market Transactions with respect to the Loan, and to structure and restructure all or any part of the Loan, including without limitation in multiple tranches, as a wraparound loan, or for inclusion in a Securitization. Without limitation, Lender shall have the right to cause the Note and the Mortgage to be split into a first and a second mortgage loan, or into a one or more loans secured by mortgages and by ownership interests in Borrowers in whatever proportion Lender determines, and/or to increase or decrease the principal amounts of the Loan (with a commensurate increase or decrease in the principal amount of the Mezzanine Loan) in an amount which does not result in an increase or decrease in the Loan (and corresponding increase or decrease in the Mezzanine Loan) in excess of $10,000,000.00 (upon any such increase or decrease, Lender shall adjust the Allocated Mezzanine Loan Amount and the Allocated Senior Loan Amount accordingly), and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Borrowers acknowledge that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Borrowers further acknowledge that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, "Secondary Market Transaction" means any of (i) the sale, assignment, or other transfer of all or any portion of the Obligations or the Loan Documents or any interest therein to one or more investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Obligations or Loan Documents to one or more investors, (iii) the transfer or deposit of all or any portion of the Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.

SECTION 10.2 COOPERATION; LIMITATIONS. Borrowers shall use all reasonable efforts and cooperate in good faith with Lender in effecting any such restructuring, reallocation or Secondary Market Transaction. Such cooperation shall include without limitation, executing and delivering such amendments to the Loan Documents and the organizational documents of any Borrower Parties as Lender may request, provided however that no such amendment shall modify (i) the aggregate weighted average of the interest rate payable under the Loan, (ii) the stated maturity date of the Loan, (iii) the amortization of the principal amount of the Loan, (iv) the non-recourse provisions of the Loan or (v) any provision, the effect of which would materially and substantively increase any Borrower's obligations or materially and substantively decrease any Borrower's rights under the Loan Documents. Such cooperation also shall include


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using reasonable efforts to obtain such certificates and assurances from governmental entities and others as Lender may reasonably request. Notwithstanding anything contained in this Article X to the contrary, if Lender requires Borrowers to take cooperative actions in connection with a Secondary Market Transaction or any other transaction contemplated by this Article X, Lender agrees to reimburse Borrowers for all reasonable out-of-pocket third party costs actually incurred by Borrowers in connection with such cooperative actions promptly upon written request thereof together with reasonable written evidence of such costs and expenses.

SECTION 10.3 INFORMATION. Borrowers shall provide such access to the Properties, personnel of the Manager and of Borrowers' constituent members and such information, reports, copies of notices and documents relating to Borrower Parties, Manager, the Properties and Collateral and the business and operations of all of the foregoing and such opinions of counsel (including, without limitation, nonconsolidation opinions) as Lender may reasonably request or as any Rating Agency may reasonably request in connection with any such Secondary Market Transaction including, without limitation, updated financial information, appraisals, market studies, environmental reviews (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional customary representations and warranties to Borrowers' actual knowledge that any Rating Agency may reasonably request or Lender or any purchaser, transferee, assignee, trustee, servicer or potential investor (the Rating Agencies and all of the foregoing parties, collectively, "Interested Parties") may reasonably request. Within ten (10) Business Days after request by Lender, the Borrowers shall provide an opinion of counsel reasonably satisfactory to Lender to the effect that the description of the Loan and the terms of the Loan Documents contained in the Disclosure Documents (hereinafter defined) and such other legal matters contained therein as Lender may reasonably require do not contain any untrue statement of any material fact or omit to state any material fact necessary to make the statements therein not misleading (or if such is not the case, identifying such untrue statement) and if reasonably required by any Rating Agency or reasonably required by Lender, shall provide revisions or "bringdowns" to the opinions delivered at Closing (including nonconsolidation opinions), or if required new versions of such opinions, addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Transaction. Borrowers understand that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information. Without limiting the foregoing, Borrowers, Guarantor and Environmental Indemnitor shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable (the documents referred to in the foregoing clauses (i) and (ii), collectively, the "Disclosure Documents"), an agreement certifying to the actual knowledge of Borrowers that Borrowers have examined such Disclosure Documents specified by Lender and


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that each such Disclosure Document, as it relates to Borrowers, Guarantor,
Environmental Indemnitor, any Affiliates, the Properties, Manager and, to their actual knowledge, all other aspects of the Loan, does not, and as to information provided in third party reports of engineers and environmental consultants, to Borrowers', Guarantor's or Environmental Indemnitor's actual knowledge after due inquiry, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (or if there are such facts, disclosing the same) (a "Disclosure Certificate"). Borrowers shall indemnify, defend, protect and hold harmless Lender, its Affiliates, directors, employees, agents and each Person, if any, who controls Lender or any such Affiliate within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, and any other placement agent or underwriter with respect to any Securitization or Secondary Market Transaction from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that arise out of or are based upon any untrue statement of any material fact provided by Borrowers, Guarantor or Environmental Indemnitor contained in any Disclosure Certificate or other information or documents furnished by Borrowers, Guarantor, Environmental Indemnitor or their Affiliates or in any representation or warranty of any Borrower Party contained herein or in the other Loan Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information not materially misleading. Lender and its Affiliates may publicize the existence of the Obligations in connection with Lender's Secondary Market Transaction activities or otherwise in accordance with this Article 10.

SECTION 10.4 ADDITIONAL PROVISIONS. In any Secondary Market Transaction, Lender may transfer its obligations under this Loan Agreement and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Obligations), and thereafter Lender shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest. Each transferee investor shall become a "Lender" hereunder and shall be subject to all terms, conditions and obligations under this Loan Agreement and under the other Loan Documents. The holders from time to time of the Loan and/or any other interest of the "Lender" under this Loan Agreement and the other Loan Documents may from time to time enter into one or more co-lender or similar agreements in their discretion. Borrowers acknowledge and agree that such agreements, as the same may from time to time be amended, modified or restated, may govern the exercise of the powers and discretionary authority of the Lender hereunder and under the other Loan Documents, but Borrowers shall be entitled to rely upon any actions taken by Lender or the designated servicer(s) or agent(s) for Lender, whether or not within the scope of its power and authority under such other agreements and provided such agreements shall not materially and adversely diminish Borrowers' rights, obligations or liabilities under the Loan Documents,

                                   ARTICLE XI
             RESTRICTIONS ON LIENS, TRANSFERS; RELEASE OF PROPERTIES

SECTION 11.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCE. Except as expressly permitted in this Article XI or in connection with a release of any Individual Property permitted under Section 2.10 hereof, Borrowers shall not cause or suffer to occur or exist, directly or indirectly,


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voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than Permitted Encumbrances) of (i) all or any part of any Individual Property or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in any Borrower or Sole Member, irrespective of the number of tiers of ownership or any profits or proceeds of any such direct or indirect ownership interest, or (iii) any change of control of any Borrower or Sole Member (any of the foregoing, a "Transfer") without the prior written consent of Lender, which Lender may withhold in its sole and absolute discretion.

SECTION 11.2 PERMITTED TRANSFERS OF BENEFICIAL INTERESTS IN BORROWERS.

     (A) Notwithstanding anything to the contrary contained in this Article XI, the provisions of Section 11.1 shall not be deemed applicable to the pledge of the Sole Member's ownership interest in Borrowers to the Mezzanine Lender as security for the Mezzanine Loan.

     (B) Notwithstanding anything to the contrary contained in this Article XI, transfers (but not pledges or encumbrances) of direct or indirect ownership interests in the Sole Member shall be permitted without Lender's consent provided that (i) no Event of Default then exists; (ii) such transfer is permitted under the terms of the Mezzanine Loan Documents, or the Mezzanine Lender otherwise consents in writing to such transfer; (iii) Borrowers shall give Lender written notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) Business Days prior to the date of such transfer; (iv) such transfer does not and will not result in the termination or dissolution of any Borrower or Sole Member, by operation of law or otherwise, and no change occurs in the single purpose nature and bankruptcy remoteness of each Borrower; (v) the Sole Member shall continue to be the sole member of such Borrower; (vi) except in the case of Cecil Phillips, or in the case of a New Investor Transfer approved in writing by Lender under the provisions of Section 11.2(C) below, no Person not currently owning, directly or indirectly, more than 49% of the beneficial ownership interests in the Sole Member acquires more than 49% of the beneficial direct or indirect ownership interests in such Sole Member; (vii) Cecil Phillips continues to directly or indirectly control the Sole Member and Borrowers and Cecil Phillips retains not less than 33% of the beneficial direct or indirect ownership interests in the Sole Member and Borrowers, and (viii) no change in the control of the Sole Member or Place Properties or Borrowers occurs, except in the case of a New Investor Transfer approved in writing by Lender under the provisions of Section 11.2(C) below.

     (C) Lender's prior written consent (which may be given or withheld in the Lender's sole discretion, except as indicated in the next sentence hereof) shall be required to any proposed transfer of direct or indirect ownership interests in the Sole Member or Place Properties which results in any of the following (such transfer, a "New Investor Transfer"; the transferee under a New Investor Transfer is herein referred to as a "New Investor"): (i) a Person not currently owning, directly or indirectly, more than 49% of the beneficial ownership interests in the Sole Member acquiring more than 49% of the beneficial direct or indirect ownership interests in such Sole Member, provided, this prohibition shall not apply to Cecil Phillips' acquisition of more than 49% of the beneficial direct or indirect ownership interests in Sole Member; or (ii) the New Investor acquiring direct or indirect control of the Sole Member or Place Properties or Borrower (a "New Investor Change of Control"), or acquiring a right to assume direct or indirect control of the Sole Member or Place Properties or any Borrower (a "New Investor Control Election"), or Cecil Phillips retaining less than the current direct or indirect ownership interest which he holds


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in the Sole Member. If the New Investor is a Qualified Investor, Lender shall not unreasonably withhold, delay or condition its consent to such New Investor Transfer, provided that (1) such transfer does not involve a pledge or encumbrance of any direct or indirect beneficial ownership interest in Borrowers, Sole Member or Place Properties), (2) the conditions to transfer set forth in Section 11.2(B)(i)-(v) above are satisfied, and (3) the following additional conditions are satisfied:

          (i) Borrowers shall have submitted to Lender true, correct and complete copies of information and documents reasonably requested by Lender concerning the New Investor;

          (ii) the Borrower Parties and the New Investor shall enter into agreements in form and substance reasonably required by Lender which provide for the New Investor to execute and deliver (a) a substitute guaranty and environmental indemnity (at the time of the New Investor Transfer if a New Investor Change of Control occurs at such time, and otherwise upon, and as a condition to, a New Investor Control Election after a New Investor Transfer), which shall have the same substantive terms and scope of coverage as the existing Guaranty and Environmental Indemnity, whereupon the New Investor shall constitute the Guarantor and Environmental Indemnitor hereunder, and Cecil Phillips and Place Properties shall be released from liability under the existing Guaranty and Environmental Indemnity accruing from and after the completion of the New Investor Transfer, but not from any liabilities for acts and occurrences taking place prior to such New Investor Transfer;

          (iii) Borrowers shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the New Investor Transfer if a Securitization has occurred or is reasonably anticipated to occur within four (4) months of the date of such New Investor Transfer;

          (iv) in the event a New Investor Transfer acquires greater than a 49% direct or indirect interest in any Borrower or Sole Member, Borrowers shall deliver to Lender at the closing of such New Investor Transfer an assumption fee in the amount of one-half of one percent (0.5%) of the then unpaid principal balance of the Loan;

          (v) the Borrower Parties and New Investor shall execute and deliver such documents as Lender may reasonably require, in form and substance reasonably satisfactory to Lender, to evidence the New Investor Transfer;

          (vi) counsel to the Borrower Parties and New Investor and replacement guarantor and indemnitor shall deliver to Lender opinions in form and substance satisfactory to Lender as to substantially the same matters for which opinions were required in connection with the origination of the Loan (and as to such additional matters as the Lender and Rating Agencies may require), including, without limitation, a bankruptcy non-consolidation opinion; and

          (vii) Borrowers shall deliver to Lender a payment in the amount of all reasonable costs and expenses incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys' fees and expenses, all recording fees, Rating Agency fees and expenses, and all fees payable to the title company in


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connection with the New Investor Transfer. Borrowers shall be obligated to pay such costs and expenses upon Lender's demand regardless of whether a New Investor Transfer is approved or occurs.

     For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a 49% legal or equitable ownership interest or security interest in such Person.

SECTION 11.3 ASSUMABILITY.

     (A) In the event that the Borrowers desire to transfer all of the Properties (it being understood and agreed that no transfer of any Individual Property less than all of the Properties shall be permitted pursuant to this
Section 11.3) to another party (the "Transferee Borrower") and have the Transferee Borrower assume all Borrowers' obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of Guarantor under the Loan Documents from and after such transfer (collectively, a "Transfer and Assumption"), such Borrower may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in this Section; provided that no more than one Transfer and Assumption shall be permitted during the term of the Loan. Together with such written application, Borrowers shall pay to Lender the reasonable review fee, not to exceed $5,000.00, then required by Lender. Borrowers also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and including the reasonable fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs. Lender may grant or withhold its consent to a Transfer and Assumption in its sole and absolute discretion. Completion of any Transfer and Assumption shall be subject to such conditions as Lender may determine to impose, and shall in any event be subject to satisfaction of the following conditions:

          (i) No Default or Event of Default shall have occurred and be continuing;

          (ii) Borrowers shall have submitted to Lender true, correct and complete copies of information and documents reasonably requested by Lender concerning the Properties, the Transferee Borrower and any replacement guarantors and indemnitors;

          (iii) Evidence satisfactory to Lender shall have been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply with Article IX, as those provisions may be modified by Lender taking into account the ownership structure of Transferee Borrower and its Affiliates;

          (iv) Borrowers shall have obtained (and delivered to Lender) a Rating Confirmation with respect to the Transfer and Assumption and all related transactions if a Securitization has occurred or is reasonably anticipated to occur within four (4) months of the date of such Transfer and Assumption;


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          (v) The identity, experience, and financial condition of the
Transferee Borrower and the replacement guarantors and indemnitors shall be acceptable to Lender in its sole and absolute discretion;

          (vi) Borrowers shall deliver to Lender at the closing of the Transfer and Assumption an assumption fee in the amount of one-half of one percent (0.50%) of the then unpaid principal balance of the Loan;

          (vii) the Borrower Parties, Transferee Borrower, the original and replacement guarantors and indemnitors shall execute and deliver such documents as Lender may reasonably require, in form and substance reasonably satisfactory to Lender, to evidence the Transfer and Assumption, including replacement guaranties and indemnities and Loan Document modifications;

          (viii) Counsel to the Borrower Parties, Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to substantially the same matters for which opinions were required in connection with the origination of the Loan (and as to such additional matters as the Lender and Rating Agencies may require), including, without limitation, a bankruptcy non-consolidation opinion;

          (ix) Borrowers shall cause to be delivered to Lender, an endorsement to Lender's policy of title insurance in form and substance acceptable to Lender, in Lender's reasonable discretion, relating to, among other things, the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents and the continuing priority of the Lender's Mortgage and the continuing effect of the title insurance and all endorsements thereto; and

          (x) Borrowers shall deliver to Lender a payment in the amount of all reasonable costs and expenses incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys' fees and expenses, all recording fees, Rating Agency fees and expenses, and all fees payable to the title company in connection with the Transfer and Assumption (subject to Borrowers credit for any review fee actually paid to Lender as set forth in the beginning of this Section 11.3). Borrowers shall be obligated to pay such costs and expenses upon Lender's demand regardless of whether a Transfer and Assumption is approved or occurs.

     (B) Upon completion of a Transfer and Assumption approved in writing by Lender and permitted hereunder and execution of a replacement guaranty by a replacement guarantor as provided above, and provided that Lender has approved the replacement guarantor and replacement environmental indemnitor as a substitute for the original Guarantor and Environmental Indemnitor in Lender's sole and absolute discretion, Borrower and any original Guarantor and Environmental Indemnitor shall, as part of the documentation executed at the closing of the Transfer and Assumption, be released from liability under the Loan Documents accruing from and after the completion of the Transfer and Assumption, but not from any liabilities for acts and occurrences taking place prior to such Transfer and Assumption.


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SECTION 11.4 PERMITTED TRANSFERS UPON THE DEATH OR INCAPACITY OF CECIL PHILLIPS.
Notwithstanding anything to the contrary contained in this Article XI, this Loan Agreement or the other Loan Documents, (i) involuntary transfers (but not pledges or encumbrances) of direct or indirect ownership interests in the Sole Member as a result of the death or incapacity of Cecil Phillips shall not constitute a default hereunder so long as Place Properties remains as a Guarantor and (ii) transfers by Cecil Phillips of direct or indirect ownership interests in Sole Member, Place Properties or any Borrower for estate and tax planning purposes to any trust for the benefit of any child, spouse, sibling, parent or grandchild of Cecil Phillips shall not constitute a default hereunder so long as Cecil Phillips remains as a Guarantor and so long as no change in control of Sole Member, Place Properties or any Borrower occurs after such transfer.

                                   ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

SECTION 12.1 LIMITATIONS ON RECOURSE. Subject to the provisions and qualifications of this Article, Lender shall not enforce the liability and obligation of the Borrowers to perform and observe any of their obligations that may be contained in the Note, this Loan Agreement, the Mortgage or any other Loan Document by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Properties, the Rents, or any other Collateral pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers' interest in the Properties, in the Rents and in any other Collateral. Lender, by accepting the Note, this Loan Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any monetary judgment against any Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Loan Agreement, the Mortgage or the other Loan Documents. Notwithstanding anything to the contrary in this Loan Agreement, the Mortgage or any of the Loan Documents, the provisions of this Section 12.1 and the other provisions of the Loan Documents shall not, however: (a) constitute a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111 (b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Mortgage or to require that all Collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents; (b) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (c) impair the right of Lender to name any Borrower (or each of them) as a party defendant in any action or suit for foreclosure and sale under the Mortgage or other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; or (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrowers in order to fully realize the collateral granted under the Mortgage and other Loan Documents or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Properties or any other Collateral.

SECTION 12.2 RECOURSE TO BORROWERS AND GUARANTOR AND ENVIRONMENTAL INDEMNITOR. Notwithstanding the provisions of Section 12.1 or anything contained herein to the contrary, (1) Borrowers and Environmental Indemnitor shall be personally liable for, and the provisions of


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Section 12.1 shall not in any way limit or constitute a waiver of the right of
Lender to enforce the liability and obligation of Borrowers and Environmental Indemnitor, by money judgment or otherwise, for any failure by Borrowers or by Environmental Indemnitor to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or Sections 4.16, 5.7, 5.8, 5.24, 5.25 and 5.26 hereof and (2) Borrowers and Guarantor shall be personally liable for, and the provisions of Section 12.1 shall not in any way limit or constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers and Guarantor, by money judgment or otherwise, for the following, all of which shall be the personal obligation and liability of Borrowers under this Loan Agreement and of Guarantor under the Guaranty: (A) the entire Loan and all the other Obligations in the event (i) any Borrower shall file or commence any voluntary bankruptcy, insolvency or similar proceeding, including any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, or any Borrower shall make an assignment for the benefit of creditors or institute receivership proceedings or similar proceedings with respect to any Individual Property, any Borrower or any Borrower's assets, or any such proceedings or petition shall be filed or commenced against any Borrower by Guarantor, Environmental Indemnitor or their respective Affiliates, or any of Borrowers (or any of them), Sole Member, Guarantor or Environmental Indemnitor aid, solicit, support or otherwise cooperate or collude to bring about, or acquiesce in or fail to contest, any such proceedings or petition to bring about the filing or commencement of any such proceedings or petition against any Borrower; or (ii) any Borrower shall breach Article XI hereof; (B) without limiting the provisions of clause (A) above, (i) the obligations of Borrowers under Section 5.23 hereof, and (ii) the amount of all reasonable costs and expenses, including attorneys' fees and expenses, incurred in collecting any amount due under the Loan Documents which, as to Borrowers, is a recourse obligation of Borrowers as described in this Section 12.2 or, as to Guarantor, is a recourse obligation of Guarantor under the Guaranty; and (C) without limiting the provisions of clauses (A) and (B) above, any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) the occurrence of any of the events described in the foregoing clauses (A) and (B); (ii) fraud or intentional misrepresentation by any Borrower Party or any Affiliate thereof in this Loan Agreement or any other Loan Document or otherwise in connection with the Loan; (iii) any removal or disposal of any personal property located on any Individual Property by any Borrower Party, its agents, Affiliates, officers, employees or property manager to the extent such personal property is not replaced by the Borrower Parties with like property of equivalent value; (iv) waste of any Individual Property; (v) any Borrower Party or any Affiliate of any of them contests or in any way interferes with, directly or indirectly, any foreclosure action or sale commenced by Lender or with any other enforcement of Lender's rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to the Properties or any other collateral for the Obligations (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise), other than contests brought in good faith by Borrowers upon which Borrowers ultimately prevail pursuant to a final, non-appealable judgment entered against Lender; (vi) any Borrower's failure to pay transfer fees and charges due in connection with any transfer of all or any part of any Individual Property, or any interest therein, or any beneficial interest in any Borrower; (vii) failure by Borrowers to provide Lender with the financial statements and reports


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required under Section 5.1 (A) hereof within the time periods prescribed in
Section 5.1 (A) hereof, if such failure is not cured within the applicable notice and cure periods for remedying any such failure; (viii) any Borrower shall breach Article IX hereof; (ix) in the event Lender has waived (or Borrowers have failed to pay) the monthly collection for real and personal property taxes, assessments, insurance premiums, or ground rents, then failure by Borrowers to pay any or all such taxes, assessments, premiums and rents; (x) any insurance proceeds, condemnation awards or other sums or payments relating to the Properties or the insurance required hereunder not being applied by any Borrower Party or any Affiliate thereof in accordance with the provisions of the Loan Documents, or are being misappropriated by any Borrower Party or any Affiliate thereof; (xi) any rents, profits, issues, products and income of the Properties (including, without limitation, Prepaid Rents), Security Deposits, Lease termination payments or recoveries upon Leases, rents collected in advance or any other funds received or collected by or on behalf of Borrowers or any Borrower Party or any Affiliate thereof are not being deposited by Borrowers or Manager pursuant to Section 5.15 and Section 7.2 hereof, or are being misapplied or misappropriated by any Borrower Party or any Affiliate thereof, including without limitation any failure or refusal to deliver any Prepaid Rents and Security Deposits to Lender upon the occurrence and during the continuance of an Event of Default; and (xii) any payments made by any Borrower Party to any Affiliate thereof in violation of the Loan Documents after the occurrence and during the continuance of an Event of Default.

SECTION 12.3 MISCELLANEOUS. No provision of this Article shall (i) affect the enforcement of, or, subject to Section 12.1 and 12.2 above, the personal liability of and recourse against Guarantor under the Guaranty and against the assets of Guarantor for all liabilities and obligations under the Guaranty, (ii) affect the enforcement of, or, subject to Section 12.1 and 12.2 above, the personal liability of and recourse against Environmental Indemnitor under the Environmental Indemnity and against the assets of Environmental Indemnitor for all liabilities and obligations under the Environmental Indemnity, (iii) release or reduce the debt evidenced by the Note, (iv) impair the lien of the Mortgage, this Loan Agreement or any other Loan Document, (v) impair the rights of Lender to enforce any provisions of the Loan Documents (subject to the limitation on liability of the Guarantor as set forth in Sections 12.1 and 12.2), or (vi) limit Lender's ability to obtain a deficiency judgment or judgment on the Loan or otherwise against any Borrower Party to the extent necessary to obtain any amount for which such Borrower Party may be personally liable in accordance with this Article or any other Loan Document. '

                                  ARTICLE XIII
                                  MISCELLANEOUS

SECTION 13.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (A) reasonable fees, costs and expenses (including reasonable attorneys' fees, and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Lender)


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incurred in connection with any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation and closing of the Loan or in connection with response to a Borrower-initiated request under or in connection with the Loan Documents; and
(D) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by Lender) incurred in any action to enforce this Loan Agreement or the other Loan Documents, to collect any payments due from Borrowers under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement (excluding in connection with a Secondary Market Transaction which costs shall be paid in accordance with
Section 10.2) or incurred in the preservation and protection of Lender's rights hereunder or under any of the other Loan Documents, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. At the Closing, Lender is authorized to pay directly from the proceeds of the Loan any and all of the foregoing expenses then or theretofore incurred. Any costs and expenses due and payable to Lender after the Closing Date may be paid to Lender pursuant to the terms hereof.

SECTION 13.2 INDEMNITY. In addition to the payment of expenses as required elsewhere herein, Borrowers agree, jointly and severally, to indemnify, defend, protect, pay and hold Lender, its successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents and Affiliates of Lender and such successors and assigns (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of any of the following (to the extent that insurance proceeds paid on account of same shall be inadequate) (A) the enforcement of any of the Loan Documents; (B) any breach by any Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents;
(C) any claim brought by any third party arising out of any condition or occurrence at or pertaining to any Individual Property; (D) any design, construction, operation, repair, maintenance, use, non-use or condition of any Individual Property or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (E) any performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property or any part thereof; (F) any contest referred to in Section 5.3(B) hereof; (G) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or (H) the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "Indemnified Liabilities"). Any amounts payable to any Indemnitee by reason of the application of this Section 13.2 shall be payable on demand and shall bear interest at the Default Rate from the date such loss or damage is sustained by any Indemnitee until paid. Notwithstanding the foregoing, Borrowers shall have


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

no liability hereunder for any Indemnified Liabilities caused by the gross negligence or willful misconduct of any Indemnitee. The obligations and liabilities of Borrowers under this Section 13.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any or all of the Properties by foreclosure or a conveyance in lieu of foreclosure.

SECTION 13.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle any Borrower or other Person to any other or further notice or demand in similar or other circumstances (except for any notices as expressly required herein or under the other Loan Documents).

SECTION 13.4 RETENTION OF BORROWER'S DOCUMENTS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrowers to Lender unless Borrowers request in writing that same be returned. Upon such request and at such Borrowers' expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

SECTION 13.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) on the next Business Day if sent by a nationally recognized overnight courier service, (ii) on the date of delivery by personal delivery and (iii) on the date of transmission if sent by telefax during business hours on a Business Day (otherwise on the next Business Day) (with receipt of confirmation), provided a copy is also sent by nationally recognized overnight courier service for next Business Day delivery.

Notices shall be addressed as follows:

If to any Borrower or any Borrower Party:

c/o Place Properties, L.P.
Two Live Oak - Suite 1400
3445 Peachtree Road NE
Atlanta, Georgia 30326
Attn: Cecil M. Phillips
Facsimile: (404) 495-7501

With copies to:

Place Properties, L.P.
Two Live Oak - Suite 1400
3445 Peachtree Road NE
Atlanta, Georgia 30326

Attn: Robert Clark
Facsimile: (404) 495-7501

Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
Attn: Malcolm D. Young, Jr.
Facsimile: (404) 685-7074

If to Lender:

Greenwich Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Commercial Mortgage Loan Department
Facsimile: (203) 629-8363

With a copy to:

Greenwich Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attn: Legal Department
Facsimile: (203) 629-5718

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender interest in the Loan, then the new Lender may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lender shall receive notice, such new Lender shall be entitled to notice at such address in accordance with this Section.

SECTION 13.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan Agreement or implied by law to the contrary, the agreements of Borrower Parties to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

SECTION 13.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a


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

waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 13.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

SECTION 13.9 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 13.10 HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

SECTION 13.11 APPLICABLE LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT TO THE MORTGAGE AND THE ASSIGNMENT OF LEASES SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH INDIVIDUAL PROPERTY IS LOCATED, EXCEPT THAT THE SECURITY INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF LENDER.

SECTION 13.12 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that no Borrower Party may assign its rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.


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

SECTION 13.13 SOPHISTICATED PARTIES, REASONABLE TERMS, NO FIDUCIARY RELATIONSHIP. Borrowers represent, warrant and acknowledge that (i) they are sophisticated real estate investors, familiar with transactions of this kind, and (ii) have entered into this Loan Agreement and the other Loan Documents after conducting its own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by competent legal counsel of their choice. Borrowers also acknowledge and agree that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Properties, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and Borrowers or any other Person, or (ii) any fiduciary or similar duty by Lender to Borrowers or any other Person. The relationship between Lender and Borrowers is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower Party are ancillary to such creditor/debtor relationship.

SECTION 13.14 REASONABLENESS OF DETERMINATIONS. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, Borrowers shall bear the burden of proof of showing that the same was not reasonable. In all cases Lender shall conclusively be deemed to be acting reasonably when implementing any requirement of any applicable Rating Agency for any matter for which a Rating Confirmation is required, or in refusing or delaying any consent due to the existence of any Event of Default. In no event shall references herein or in the other Loan Documents to the "existence" or "continuance" of an Event of Default imply that any Event of Default, or any Default, once maturing into an Event of Default due to the expiration of any applicable cure period or by operation of this Loan Agreement in the event no cure period is provided hereunder, shall be further susceptible of cure by Borrowers or otherwise cease to be an Event of Default in the absence of a written waiver of such Event of Default by the Lender.

SECTION 13.15 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Borrower Party or Affiliates thereof, or any other Person.

SECTION 13.16 ENTIRE AGREEMENT. This Loan Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan Documents.

SECTION 13.17 CONSTRUCTION; SUPREMACY OF LOAN AGREEMENT. Borrowers and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrowers and Lender. If any term, condition or provision of this Loan


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

Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan Agreement shall control.

SECTION 13.18 CONSENT TO JURISDICTION. BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH ANY INDIVIDUAL PROPERTY IS LOCATED AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWERS ACCEPT FOR ITSELF AND IN CONNECTION WITH THE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.19 WAIVER OF JURY TRIAL. EACH OF BORROWERS AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN ANY BORROWER PARTY AND LENDER RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF BORROWERS AND LENDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF BORROWERS AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF BORROWERS AND LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 13.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THE WAIVER SHALL APPLY TO ANY


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

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 13.20 COUNTERPARTS; EFFECTIVENESS. This Loan Agreement and other Loan Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 13.21 SERVICER. Lender shall have the right from time to time to designate and appoint one or more Servicers, and to change or replace any Servicer. All rights of the Lender hereunder may exercised by Servicer. Servicer shall be entitled to the benefit of all obligations of any of Borrower Party in favor of Lender.

SECTION 13.22 WAIVER OF NOTICE. Borrowers shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or another Loan Document specifically and expressly provides for the giving of notice by Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Lender with respect to any matter for which the Loan Document or other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrowers.

SECTION 13.23 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Loan Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Loan Agreement and the other Loan Documents which Borrowers may otherwise have against any assignor or this Loan Agreement and the other Loan Documents. No such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon this Loan Agreement or upon any other Loan Document. Any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

SECTION 13.24 WAIVER OF COUNTERCLAIM. Borrowers hereby waive the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

SECTION 13.25 BROKERS AND FINANCIAL ADVISORS. Each Borrower hereby represents that neither it nor any of its Affiliates has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Loan Agreement, except for Blue Vista Capital which shall be paid prior to the date hereof. Borrowers hereby agree to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any


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

Person that such Person acted on behalf of the indemnifying party in connection with Borrowers or its Affiliates transactions contemplated herein. The provisions of this Section 13.25 shall survive the expiration and termination of this Agreement and the repayment of the Obligations.

SECTION 13.26 JOINT AND SEVERAL LIABILITY. All representations, warranties, covenants (both affirmative and negative) and all other obligations hereunder shall be the joint and several obligation of each Borrower and a default or Event of Default by any Borrower shall be deemed a default or Event of Default by all of the Borrowers. The representations, covenants and warranties contained herein or in any other Loan Document shall be read to apply to each Borrower when the context so requires but a breach of any such representation, covenant or warranty or a breach of any obligation under the Loan Documents shall be deemed a breach by all the Borrowers, entitling Lender to exercise all of its rights and remedies under all the Loan Documents and under applicable law.

SECTION 13.27 RATING AGENCY APPROVAL. At any time this Loan Agreement requires that Borrowers obtain a Rating Agency approval, consent or other finding, Lender shall, at the request of Borrowers, make a formal request therefor and shall use reasonable efforts, without any cost or expense to Lender, to assist Borrowers in obtaining such approval, consent or other finding.

                            [SIGNATURE PAGES FOLLOW]


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

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.

                                        BORROWERS:

                                        CAPE PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        CLAYTON PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        CLEMSON PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        JACKSONVILLE PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        MACON PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President

                                        [ADDITIONAL SIGNATURE PAGES FOLLOW]

                                        MARTIN PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        MURRAY PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        RIVER PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President


                                        TROY PLACE (DE), LLC,
                                        a Delaware limited liability company


                                        By: /s/ Cecil M. Phillips
                                            ------------------------------------
                                        Name: Cecil M. Phillips
                                        Title: President

                                        LENDER:

                                        GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                        INC., A DELAWARE CORPORATION


                                        By: /s/ DAVID M MURDOCH
                                            ------------------------------------
                                        Name: DAVID M MURDOCH
                                        Title: MANAGING DIRECTOR

                                LIST OF SCHEDULES

Schedule A      Legal Descriptions for the Properties
Schedule B      Intentionally Omitted
Schedule C      Environmental Reports
Schedule 3.1(N) Calendar Year 2004 Budgets
Schedule 4.1(C) Organizational Chart for Borrower Parties
Schedule 6.4    Approved Capital Expenditures
Schedule 6.6    Certain Reserve Funding Conditions
Schedule 6.7    Immediate Repairs

                                List of Schedules

                                  SCHEDULE A-l

                                 [SEE ATTACHED]

                                   Schedule A

Cape Place
1710 N. Sprigg St.
Cape Girardeau, MO
(Cape Girardeau County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

THAT PART OF FRACTIONAL SECTION 29, TOWNSHIP 31 NORTH, RANGE 14 EAST OF THE FIFTH PRINCIPAL MERIDIAN, CITY AND COUNTY OF CAPE GIRADEAU, STATE OF MISSOURI, DESCRIBED AS FOLLOWS:

Commence at the Southwest corner of U.S.P. Survey No. 3091, said point being on the centerline of Bertling Street; thence leaving said centerline, North 0 degrees 36' 15" West, 30.20 feet, to a point on the North Right of Way line of said Bertling Street; thence along said North Right of Way line of Bertling Street, North 81 degrees 02" 15' West, 12.70 feet to the POINT OF BEGINNING; thence continuing along said North Right of Way line of Bertling Street, a North 83 degrees 08' 32" West, 115.49 feet; thence North 78 degrees 51" 18" West,
200.56 feet; thence 83 degrees 08' 39" West, 135.00 feet to the intersection of the North Right of Way line of Bertling Street and the East Right of Way line of Sprigg Street; thence North 49 degrees 01' 24" West, 99.70 feet along the said East Right of Way line of Sprigg Street; thence North 0 degrees 39' 10" East,
80.00 feet; thence North 65 degrees 38' 09" East, 82.76 feet; thence North 7 degrees 46' 40" East, 120.93 feet; thence North 89 degrees 20' 50" West, 9.00 feet; thence North 24 degrees 26' 20" West, 27.69 feet; thence North 65 degrees 58' 57" West, 75.44 feet; thence North 0 degrees 39' 10" East, 415.00 feet; thence North 10 degrees 06' 55" East, 145.27 feet; thence leaving said East Right of Way line of Sprigg Street, North 89 degrees 18' 37" East, 476.82 feet to a point on the West Right of Way line of Scott's Lane; thence along said West Right of Way line of Scott's Lane, South 0 degrees 36' 15" East, 987.81 feet to the POINT OF BEGINNING.

                                  SCHEDULE A-2

                                 [SEE ATTACHED]

                                   Schedule A

Clayton Place (Phases I & II)
5809 North Lake Drive
Morrow/Lake City, GA
(Clayton County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

ALL AND SINGULAR THAT CERTAIN TRACT of land lying and being in Land Lot 146, 12th District of Clayton County, Georgia, being more particularly described as follows:

COMMENCING at a concrete monument on the northerly mitered right-of-way line of Clayton State Boulevard (variable r/w) and the westerly right-of-way line of North Lake Drive (variable r/w), said point being the POINT OF BEGINNING; thence continuing along the northerly right-of-way line of Clayton State Boulevard along the arc of a curve to the left, 609.38 feet said curve having a radius of 1522.39 feet and a chord of South 88 degrees 05' 03" West, 605.32 feet to a point; thence leaving said right-of-way, North 00 degrees 03' 09" West, a distance of 131.77 feet to a point; thence North 89 degrees 00' 14" East, a distance of 81.46 feet to a point; thence North 01 degrees 02' 10" West, a distance of 441.95 feet to a point; thence North 88 degrees 56' 38" East, a distance of 36.19 feet to a point; thence North 01 degrees 20' 22" West, a distance of 130.00 feet to a point; thence South 88 degrees 56' 38" West, a distance of 97.64 feet to a point; thence North 24 degrees 29' 58" East, a distance of 132.27 feet to a point; thence North 00 degrees 24' 56" West, a distance of 276.46 feet to a point on the southerly right-of-way line of Harper Road (variable r/w); thence continuing along said southerly right-of-way line, North 89 degrees 23' 18" East, a distance of 738.08 feet to a point at the intersection of the southerly right-of-way line of Harper Road and the westerly right-of-way line of North Lake Drive (variable r/w); thence continuing along said westerly right-of-way line, South 02 degrees 53' 38" West, a distance of
390.97 feet to a point; thence along the arc of a curve to the right a distance of 220.73 feet, said curve having a radius of 4865.18 feet and a chord bearing of South 06 degrees 32' 09" West, a distance of 220.71 feet to a point; thence along the arc of a curve to the right a distance of 21.07 feet, said curve having a radius of 5160.11 feet and a chord bearing of South 07 degrees 45' 25" West, 21.07 feet to a point; thence along the arc of a curve to the right a distance of 119.78 feet, said curve having a radius of 4712.00 feet and a chord bearing of South 11 degrees 24' 37" West, 119.77 feet, to a point; thence South 13 degrees 36' 51" West, a distance of 95.72 feet to a point; thence along the arc of a curve to the right a distance of 188.81 feet, said curve having a radius of 1195.70 feet and a chord bearing of South 18 degrees 13' 38" West,
188.61 feet to a point; thence South 22 degrees 48' 58" West, a distance of
66.20 feet to a point on the northerly mitered right-of-way line of Clayton State Boulevard; thence continuing along said mitered right-of-way line, South 66 degrees 13' 29" West, a distance of 17.66 feet to a concrete monument, said point being the POINT OF BEGINNING. Containing 731,467 square feet or 16.792 acres, more or less.

TOGETHER WITH those certain easements benefiting the above fee parcel created by that certain Easement Agreement by and among Tuff Archives LLC, a Georgia limited liability company and Clayton Place, LLC, a Georgia limited liability company, dated February 4, 2003, filed of record February 7, 2003, recorded in Deed Book 6267, Page 219, aforesaid records.

TOGETHER WITH those certain easements benefiting the above fee parcel created by that certain Declaration of Easements by Clayton Place, LLC, a Georgia limited liability company, dated September 30, 2003, filed of record October 3, 2003, recorded in Deed Book 6950, Page 91, aforesaid records; and filed of record October 10, 2003, recorded in Deed Book 6978, Page 154, aforesaid records.

                                  SCHEDULE A-3

                                 [SEE ATTACHED]

                                   Schedule A

Clemson Place
133 Clemson Place-Circle
(Calhoun Street Extension)
Clemson, SC
(Pickens County)

                                    EXHIBIT A
                               LEGAL DESCRIPTION

All those certain pieces, parcels or lots of land situate, lying and being in the State of South Carolina, County of Pickens, within the City limits of the Town of Clemson being known and designated as Lot Numbers 1-48, and also the 50' road right of way for Calhoun Street (now known as Clemson Place Circle, private road, as shown on Clemson Engineering Services plat dated April 8, 2003) as shown on a plat entitled Providence Place Subdivision, dated December 28, 1992, by Perry G. Davis, Jr., LS #14802 of B.P. Barber and Associates, Inc., recorded in Plat Book 55, Page 97, records Pickens County, South Carolina, to which plat reference is hereby made for a more complete metes and bounds description thereof." Said land is more particularly described as follows:

Beginning at an iron pin (.5" rebar) at the Southeast corner of said property (Clemson Place Apartments in Clemson, S.C.) adjacent to Calhoun Street and the Bradley Complex proceed N 20 51 48 E for 355.52 feet to a 3 inch diameter concrete monument; thence N 45 54 01 E for 54.69 feet to a .5" rebar pin; thence N 25 35 48 W for 138.41 feet to a .5" rebar pin; thence N 71 06 56 W for 200.07 feet to a 1" pipe; thence N 71 07 13 W for 145.09 feet to a 1" pipe, thence N 71 06 27 W for 887.04 feet to a 3 inch diameter concrete monument; thence S 64 59 27 W for 565.75 feet to a 3 inch diameter concrete monument; thence N 39 03 24 W for 64.36 feet to a .5" rebar pin; thence S 05 35 22 W for 159.18 feet to a 1" pipe; thence S 71 26 17 E 124.51 feet to a .5" rebar pin; thence S 71 26 41 E
918.96 feet to a 1.25" pipe; thence S 71 27 57 E for 674.25 feet to the beginning corner.

TOGETHER with a perpetual non-exclusive right of way and easement, twenty (20) feet in width, to construct, install, maintain, repair, replace and extend sanitary sewer and storm drainage lines over and across the Riverpoint property, as granted in certain Agreement and Easement made by and between Frederick L. Russell, Trustee under three agreements with S., W. Helschman, dated April 1, 1968, Riverpoint Associates, and the City of Clemson, South Carolina, dated July 9, 1992 and recorded in Book 180 at Page 77.

This property is bounded on the East by Marion Bledsoe, James D. Burton and Edna Moore, on the North side separated by a 20 foot buffer, James C. Dozier, John M. Geer, Jr., John R. Hambrick and Dr. B.R. Myers and also by Hazelwood Drive (five foot buffer between road right of way). On the West Aileen P. Moore and Riverpoint Associates (20 foot buffer between Riverpoint Associates and this property) and on the South by Riverbank Commons (Regime 1) and the Bradley Company (University Place).

Being the identical property conveyed to Clemson Place (DE), LLC, a Delaware limited liability company, by deed from Clemson Place, LLC, a South Carolina limited liability company, dated ______________, 2004, and recorded in Deed Book __________, Page _______.

Pickens County Tax Map Parcel #4044-11-66-9178

                                  SCHEDULE A-4

                                 [SEE ATTACHED]

                                   Schedule A

Jacksonville Place
331 Nisbet Street, NW
Jacksonville, AL
(Calhoun County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

Being a parcel of property lying in the City of Jacksonville, County of Calhoun, State of Alabama, and being more fully described as follows:

Commence at the Northeast corner of Block 113-1/2 of the Jacksonville Mining and Manufacturing Company as recorded in the Calhoun County Probate Office and run North 88 degrees ll'05" East a distance of 24.84 feet to an existing pinch top pipe and the point of beginning. From said paint of beginning run North 88 degrees 05'28" East a distance of 50.28 feet to an existing 1" pipe; thence run North 88 degrees 16'06" East a distance of 285.04 feet to an existing iron with cap stamped L.S. 12160 on the Westerly right-of-way line of Southern Railway (Abandoned) now known as Chief Ladiga Trail; thence run North 19 degrees 11'07" East along said line a distance of 1024.74 feet to on existing iron with cap stamped L.S. 20353; thence leaving said line run South 88 degrees 15'06" West a distance of 699.89 feet to an existing iron with cap stamped L.S. 20353; thence run South 19 degrees 10'53" West a distance of 945.12 feet to an iron pin set (1/2" rebar with cap stamped JBW&T INC. CA0046LS); thence run South 88 degrees 12'22" West a distance of 58.37 feet to an existing iron with cap stamped L.S. 20353; thence run South 01 degrees 45'25" East a distance of 440.23 feet to a 4" pipe on the Northerly right-of-way line of Alabama Highway 204; thence run North 87 degrees 56'02" East along said right-of-way line a distance of 59.78 feet to an iron pin set; thence leaving said right-of-way line run North 01 degrees 44'43" West a distance of 365.15 feet to an existing 4" pipe; thence run North 88 degrees 11'O5" East a distance of 334.59 feet to the point of beginning.

Said parcel of land being portion of the NE 1/4 and the NW 1/4, Section 11-T-14-S, R-8-E, also being a portion of Lot 1 of Jacksonville Place Subdivision as recorded in Plat Book DO, Page 48, Calhoun County Probate Office, being subject to any easement rights for utilities on or over said property, lying and being in the City of Jacksonville, Calhoun County, Alabama and containing 15.96 acres, more or less.

Parcel #: 11-12-01-11-1-001-012.001
          11-12-01-11-2-001-003.005

                                  SCHEDULE A-5

                                 [SEE ATTACHED]

                                   Schedule A

Macon Place
5091 Ivey Dr.
Macon, GA
(Bibb County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

All that tract or parcel of land situate, lying and being in Land Lot 43 of the Fourth Land District of Bibb County, Georgia, and being more particularity described as follows:

Commencing at the intersection of the westerly right-of-way of Ivey Drive and the southerly right-of-way of Columbus Road;

THENCE South 60 degrees 24 minutes 00 seconds West for a distance of 497.45 feet along the southerly right-of-way of Columbus Road to an iron pin, said point being THE POINT OF BEGINNING;

THENCE South 29 degrees 36 minutes 00 seconds East for a distance of 220.00 feet to an iron pin;

THENCE North 60 degrees 24 minutes 00 seconds East for a distance of 142.18 feet to an iron pin;

THENCE South 00 degrees 02 minutes 15 seconds West for a distance of 311.11 feet to an iron pin;

THENCE South 89 degrees 57 minutes 45 seconds East for a distance of 200.00 feet to an iron pin located on the westerly right-of-way of Ivey Drive;

THENCE South 00 degrees 02 minutes 15 seconds West for a distance of 484.59 feet along the westerly right-of-way of Ivey Drive to an iron pin;

THENCE South 76 degrees 19 minutes 33 seconds West for a distance of 181.00 feet to an iron pin;

THENCE South 74 degrees 31 minutes 40 seconds West for a distance of 214.06 feet to a point;

THENCE North 04 degrees 49 minutes 13 seconds West for a distance of 75.85 feet to a point;

THENCE North 48 degrees 44 minutes 44 seconds West for a distance of 55.60 feet to a point;

THENCE North 44 degrees 34 minutes 32 seconds West for a distance of 95.82 feet to a point;

THENCE North 16 degrees 49 minutes 48 seconds West for a distance of 200.00 feet to a point;

THENCE North 06 degrees 36 minutes 02 seconds West for a distance of 97.30 feet to a point;

THENCE North 19 degrees 53 minutes 23 seconds West for a distance of 70.00 feet to a point;

THENCE North 37 degrees 37 minutes 48 seconds West for a distance of 87.93 feet to a point;

THENCE North 18 degrees 17 minutes 27 seconds West for a distance of 105.91 feet to a point;

THENCE North 06 degrees 15 minutes 31 seconds West for a distance of 163.46 feet to a point located on the southerly right-of-way of Columbus Road;

THENCE North 60 degrees 24 minutes 00 seconds East for a distance of 303.04 feet along the southerly right-of-way of Columbus Road to an iron pin, said point being THE POINT OF BEGINNING.

Said property contains 10.07045 acres or 438.669 square feet.

Together with those easement rights arising under that Sewer Easement Agreement between Place Properties, LLC and Macon Place, LLC dated February 11, 2000 and recorded on February 25, 2000 in Deed Book 4618, page 330, Clerk's Office, Bibb Superior Court.

                                  SCHEDULE A-6

                                 [SEE ATTACHED]

                                   Schedule A

Martin Place
232 West Peach Street
Martin, TN
(Weakley County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

PARCEL 1

BEING a 16.061 acre tract of and located on the south side of Hannings Lane and the north side of Peach Street in the City of Martin, Tennessee, and lying in the 2nd Civil District of Weakley County, and being part of Parcel 8 Group A Tax Map 78-D and being that conveyed to Martin Place LLC, a Georgia Limited Liability Company, by Special Warranty Deed in Book 374 Page 549 as recorded in the Register's Office of Weakley County, Tennessee as more particularly described as follows:

BEGINNING at a point in the centerline of Peach Street at the southeast corner of a tract belonging to the University of Tennessee (Deed from Valda Dodd to the University of Tennessee Book 113 page 490 and Affidavit of Heirship of T.M. and Bonnie Todd, Book 113 Page 489), said point lies 32.26 feet south of a found iron pin on the University of Tennessee's east line and also lies South 89 degrees 24 minutes 05 seconds East, a distance of 204.77 feet, from the centerline intersection of Peach Street with Scateswood Drive, said point of beginning is the southwest corner of the tract being described herein:

Thence, North 00 degrees 33 minutes 31 seconds East, a distance of 798.82 feet, along the east line of the University of Tennessee, passing a found iron pin on line at 32.26 feet, to a wood post in a fence;

Thence, North 00 degrees 00 minutes 16 seconds East, a distance of 396.03 feet, continuing along the east line of the University of Tennessee, to a found iron pin at the northeast corner of the University of Tennessee, said pin lies in the south line of another tract belonging to the University of Tennessee (DB. 137 PG. 222);

Thence, North 88 degrees 23 minutes 07 seconds East, a distance of 164.24 feet, along the south line of the University of Tennessee, to a found iron pin at their southeast corner, said pin lies at the southwest corner of a 22 foot wide strip belonging to Martin Place, LLC (DB. 374 PG. 553);

Thence, North 88 degrees 23 minutes 07 seconds East, a distance of 22.00 feet along the south line of said 22 foot wide strip belonging to Marlin Place, LLC, to a found iron pin at the southwest corner of the Catholic Diocese of Memphis Property (Plat Book 3 Page 79 Slide 58);

Thence, North 88 degrees 23 minutes 07 seconds East, a distance of 577.45 feet, along the south line of said Catholic Diocese property, to a found iron pin at the southeast corner of said Church property, said pin lies in the west line of a tract belonging to Margie Taylor (Margie M. Taylor

Revocable Trust, Deed Book 336 Page 473; Book 106 Page 455; Book 115 Page 417; Book 109 Page 539);

Thence, South 01 degree 45 minutes 25 seconds East, a distance of 588.85 feet, along the west line of Taylor and continuing with the west line of a tract belonging to C & J Enterprises (DB. 319 PG. 248), to a found iron pin in an 18 inch locust tree at an inside corner of C & J Enterprises;

Thence, South 36 degrees 01 minute 52 seconds West, a distance of 182.00 feet, along the west line of C & J Enterprises, to a found iron pin;

Thence, South 89 degrees 40 minutes 28 seconds West a distance of 290.00 feet along an inside line of C & J Enterprises to a found iron pin;

Thence, South 20 degrees 11 minutes 26 seconds West, a distance of 512.00 feet, along the west line of C & J Enterprises, passing a found iron pin on line at
469.87 feet, to a point in the centerline of Peach Street at the southwest corner of C & J Enterprises;

Thence, North 89 degrees 34 minutes 18 seconds West, a distance of 215.50 feet, along the centerline of Peach Street to the point of beginning, containing
16.061 acres or 699,617.1600 square feet.

PARCEL 2

BEING a 0.214 acre strip of land located on the south side of Hanning Lane in the City of Martin, Tennessee and lying in the 2nd Civil District of Weakley County, and being part of Parcel 8 Group A Tax Map 78-D and being that conveyed to Martin Place, LLC, a Georgia Limited Liability Company, by Quitclaim Deed in Book 374 Page 553 as recorded in the Registers Office of Weakley County, Tennessee as more particularly described as follows:

BEGINNING at a found iron pin in the south right of way of Hannings Lane, said right of way is 50 feet in width, said pin lies at the northwest corner of a tract belonging to Branstetter (DB. 310 PG. 119), and is the northeast corner of the strip of land being described herein;

Thence, South 02 degrees l3 minutes 09 seconds West, a distance of 424.45 feet along the west line of Branstetter, passing a found iron pin on line at Branstetter's southwest corner at 200.13 feet, said pin also being an inside northwest corner of the Catholic Diocese of Memphis (Plat Book 3 Page 79 Slide
58), and continuing along the west line of said Catholic Diocese property, to a found iron pin at the southwest corner, said pin lies on the north line of a tract belonging to Martin Place, LLC (DB. 374 PG. 549);

Thence, South 88 degrees 23 minutes 07 seconds West, a distance of 22.00 feet, along the north line of Martin Place, LLC, to a found iron pin at the southeast corner of the University of Tennessee property (DB. 137 PG. 222);

Thence, North 02 degrees 13 minutes 00 seconds East, a distance of 424.78 feet, along the east line of said University of Tennessee property, to a found iron pin in the south right of way of Hannings Lane, being the northeast corner of said University of Tennessee property;

Thence, North 89 degrees 14 minutes 08 seconds East, a distance of 22.00 feet along the south right of way of Hannings Lane, to the point of beginning, containing 0.214 acres or 9,324.7450 square feet.

                                  SCHEDULE A-7

                                 [SEE ATTACHED]

                                   Schedule A

Murray Place
1700 Lowes Drive
Murray, KY
(Calloway County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

Located in Calloway County, Kentucky and being described as follows:

PARCEL I:

Being all of Parcel 3 as shown on approved Minor Subdivision Plat recorded in Plat Book 28, Card 14, Slide 2630 in the office of the Clerk of Court of Calloway County, Kentucky.

THERE IS NO PARCEL II.

PARCEL III:

Non-exclusive easement rights for drainage purposes across Parcel 6 and on Parcel 5 of that certain Minor Subdivision Plat recorded in Plat Book 28, Card 14, Slide 2630, said records, as granted in that certain Drainage Easement Agreement dated November 22, 1999, recorded in Deed Book 334, page 117, said records.

PARCEL IV:

Temporary easements for installation and maintenance of a certain sign on Parcel 7 of that certain Minor Subdivision Plat recorded in Plat Book 28, Card 14, Slide 2630, said records, as granted in that certain Sign Lease and Easement Agreement dated November 22, 1999, recorded in Deed Book 334, page 102, said records.

                                  SCHEDULE A-8

                                 [SEE ATTACHED]

                                   Schedule A

River Place
915 Loworn Road
Carrollton, GA
(Carroll County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 125 Block 126 of the 10th District of Carroll County, Georgia, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING, commence at a point located at the intersection of the western margin of the right-of-way of Chappell Road and the northern margin of the right-of-way of Lovvorn Road (right-of-way varies);

THENCE RUN in an easterly direction along the northern margin of the right-of-way of Lovvorn Road a distance of 779.17 feet to a point marked by a 1/2 inch re-rod found. Said point being the POINT OF BEGINNING of the land herein described;

WITH THE POINT OF BEGINNING THUS ESTABLISHED, THENCE LEAVING the northern margin of the right-of-way of Lovvorn Road and running North 00 degrees ll'OO" East, a distance of 1103.49 feet to the center of the Little Tallapoosa River; thence following the center line of the Little Tallapoosa River the following courses:
South 25 degrees 58'30" East, a distance of 18.72 feet to a point; thence South 23 degrees 43'18" East, a distance of 39.04 feet to a point; thence South
27 degrees 49'11" East, a distance of 37.71 feet to a point; thence North
50 degrees 54'48" West, a distance of 28.13 feet to a point; thence South
64 degrees 42'51 "East, a distance of 33.15 feet to a point; thence North
81 degrees 54'42" East, a distance of 77.13 feet to a point; thence North
58 degrees 39'48" East, a distance of 19.16 feet to a point; thence North
30 degrees 14'19" East, a distance of 56.13 feet to a point; thence North
32 degrees 49'06" East, a distance of 118.20 feet to a point; thence North
43 degrees 35'11" East, a distance of 63.52 feet to a point; thence North
64 degrees 57'14" East, a distance of 53.41 feet to a point; thence North
79 degrees 06'27" East, a distance of 90.49 feet to a point; thence North
89 degrees 50'51" East, a distance of 139.87 feet to a point; thence South
75 degrees 55'57" East, a distance of 68.06 feet to a point; thence South
57 degrees 14'13" East, a distance of 36.20 feet to a point; thence South
50 degrees 47'45" East, a distance of 101.95 feet to a point; thence South
25 degrees 26'55" East, a distance of 48.83 feet to a point; thence South
36 degrees 33'24" East, a distance of 62.88 feet to a point; thence South
15 degrees 18'39" East, a distance of 93.60 feet to a point; thence South
09 degrees 51'25" West, a distance of 93.79 feet to a point; thence South
02 degrees 50'35" West, a distance of 116.29 to a point; thence South
04 degrees 45'37" East, a distance of 80.44 feet to a point; thence South
19 degrees 01'44" West, a distance of 128.61 feet to a point; thence South
00 degrees 13'57" West, a distance of 63.60 feet to a point; thence South
45 degrees 13'48" East, a distance of 38.03 feet to a point; thence South
58 degrees 55'14" East, a distance of 147.12 feet to a point; thence South
30 degrees 42'36" East, a distance of 143.40 feet to a point; thence South
69 degrees 56'55" East, a distance of 96.88 feet to a point; thence South
53 degrees 08'42" East, a distance of 114.51 feet to a point; thence South
36 degrees 12'36" East, a distance of 22.17 feet to a point; thence South
05 degrees 03'39" East, a distance of 43.13 feet to a point; thence South
16 degrees 35'18" West, a distance of 64.78 feet to a point; thence South
06 degrees 27'21" West, a distance of 176.84 feet to a point; thence South
07 degrees 39'51" East, a distance of 39.28 feet to a point being the intersection of the Centerline of the Little Tallapoosa River and the northern right-of-way of Lovvorn Road; thence running in a westerly direction along the northern right-of-way of Lovvorn Road North 78 degrees 21'46" West, a distance of 492.28 feet to a point; thence South 10 degrees 14'42" West, a distance of 10.00 feet to a point; thence North 79 degrees 07'07" West, a distance of 196.25 feet to a point; thence North 80 degrees 40'29" West, a distance of 119.87 feet to a point; thence North
82 degrees 22'48" West, a distance of 135.65 feet to a point; thence North
84 degrees 34'41" West, a distance of 121.09 feet to a point; thence North
86 degrees 27'21" West, a distance of 147.07 feet to a 1/2 inch re-rod found and the POINT OF BEGINNING.

Said tract or parcel of land containing 26.688 acres.

                                  SCHEDULES A-9

                                 [SEE ATTACHED]

                                   Schedule A

Troy Place
l00 Gibbs St.
Troy, AL
(Pike County)

                                    EXHIBIT A
                                LEGAL DESCRIPTION

A parcel of land lying on the west side of Gibbs Street and on the south side of Henderson Avenue and being a portion of the South 1/2 of Section 28, Township 10 North, Range 21 East, Pike County, Alabama and being more particularly described as follows:

Commencing at the point of intersection of the South right-of-way of Henderson Avenue and the West right-of-way of Gibbs Street, said point being a 4" x 4" concrete monument; thence along the West right-of-way Gibbs Street (30 feet from centerline) South 03 degrees 45 minutes 00 seconds West 299.83 feet to a 4" x 4" concrete monument at the POINT OF BEGINNING of the parcel herein described; thence continuing along said right-of-way South 03 degrees 45 minutes 00 seconds West 739.37 feet to a 1/2" rebar (CAP CA 0537-LS); thence leaving said right-of-way line North 63 degrees 04 minutes 37 seconds West 338.45 feet to a 1/2" rebar (CAP CA 0537-LS); thence North 47 degrees 02 minutes 22 West 517.56 feet to a 1/2" rebar (CAP CA 0537-LS); thence North 01 degrees 54 minutes 24 seconds East 261.57 feet to a 4" x 6" concrete monument; thence North 87 degrees 30 minutes 21 seconds West 234.36 feet to a 5/8" rebar (CAP CA 00050-LS); thence North 02 degrees 35 minutes 18 seconds West 324.52 feet to a 5/8" rebar (CAP CA 00050-LS); said point lying on the South right-of-way of Henderson Avenue; thence along said right-of-way South 86 degrees 14 minutes 56 seconds East
591.20 feet to a 4" x 4" concrete monument; thence leaving said right-of-way South 03 degrees 49 minutes 03 seconds West 299.62 feet to a 4" x 4" concrete monument; thence South 86 degrees 13 minutes 14 seconds East 399.86 feet to the POINT OF BEGINNING. Said parcel containing 12.97 acres more or less.

Together with the easement rights as granted in that certain Sewer Easement Agreement, dated October 29, 1999, by and between Troy Place LLC, a Georgia Limited Liability Company, and Carol Crow Amos, W. Roy Crow, and John C. Crow, recorded in the Office of the Judge of Probate of Pike County, Alabama, In Deed Book 190, at page 322.

Tax ID#: 55-10-08-28-3-001-002.000

                                   SCHEDULE B

                              Intentionally Omitted

                                   Schedule B

                                   SCHEDULE C

                              ENVIRONMENTAL REPORTS

Property Name:                          Report
--------------                          ------
1. Cape Place           ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated November 18, 2004

2. Clayton Place I      ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated November 15, 2004

3. Clayton Place II     ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated November 15, 2004

4. Clemson Place        ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        dated October 14,2004

5. Jacksonville Place   ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated October 14,2004

6. Macon Place          ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated November 15, 2004

7. Martin Place         ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated October 14,2004

8. Murray Place         ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated October 14,2004

9. River Place          ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated November 16, 2004

10. Troy Place          ATC Associates Inc.
                        Phase I Environmental Site Assessment
                        Project No. 86.75308.0001
                        Dated October 14,2004

                                   Schedule C

                                 SCHEDULE 3.1(N)

                                  2004 BUDGETS

                                 [See attached]

                            [Intentionally Omitted]

                                 SCHEDULE 4.1(C)

                    ORGANIZATIONAL CHART FOR BORROWER PARTIES

                                 [See attached]

                                 Schedule 4.1(C)

                           Revised Ownership Structure
                                Place Properties

            (REVISED OWNERSHIP STRUCTURE PLACE PROPERTIES FLOW CHART)

(1) Mezz Loan Collateral only

(2) Mortgage Loan Collateral & (indirectly) Mezz Loan Collateral

(3) New Delaware LLCs

                                  SCHEDULE 6.4

                          APPROVED CAPITAL EXPENDITURES

                            [Intentionally Ommitted]

                                  SCHEDULE 6.6

                     REPLACEMENT RESERVE FUNDING CONDITIONS

     1. Borrowers shall have submitted to Lender a written request for disbursement at least ten (10) days prior to the Payment Date on which Borrowers request such disbursement be made, specifying the specific Capital Expenditures for which the disbursement is requested and such other information (such as the price of materials and the cost of contracted labor or other services) as Lender may reasonably require, which request must be on a form specified or approved by Lender;

     2. On the date such request is received by Lender and on the Payment Date such payment is to be made, no Event of Default shall exist and remain uncured;

     3. Lender shall have received a certificate from the Borrowers stating that all Capital Expenditures at the affected Individual Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance with any plans and specifications approved by Lender and all Legal Requirements of any Governmental Authority having jurisdiction over the affected Individual Property, such certificate to be accompanied, in either case, by a copy of any license, permit or other approvals by any Governmental Authority required to commence (only for the first advance with respect to each distinct item of work) and/or complete (only for the final advance with respect to each distinct item of work) such Capital Expenditures;

     4. Lender shall have received a certificate from the Borrowers stating that each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by copies of invoices for all items or materials purchased and all contracted labor or services provided;

     5. Lender shall have received appropriate lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $5,000 for completion of its work or delivery of its materials, which lien waivers shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the affected Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request; and

     6. Borrowers shall have complied with all other disbursement requirements set forth in Section 6.6, including any conditions required for periodic disbursement requests.

                                  SCHEDULE 6.7

                          SCHEDULE OF IMMEDIATE REPAIRS

                                  Schedule 6.7

                          PROPERTY CONDITION ASSESSMENT
                                   Cape Place
                            1710 North Sprigg Street
                         Cape Glrardeau, Missouri 63701

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
 1     3.3.2    Repair deteriorated wood trim on balconies.       77       EA     $500.00      $38,500
                                                                                               -------
                                                                                        TOTAL: $38,500
                                                                                               =======

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                                  Clayton Place
                         5809 and 5751 North Lake Drive
                              Morrow, Georgia 30260

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
                None Identified                                                                     ---
                                                                                             TOTAL:  $0
                                                                                                    ===

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                            Clemson Place Apartments
                             133 Clemson Place Drive
                          Clemson, South Carolina 29631

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit    Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ----------   ----------
 1     3.2.2    Replace damaged downspouts at various areas
                   throughout the Property.                        1       LS    $ 5,000.00     $ 5,000
 2    3.2.6.1   Fill sidewalk shoulders with soil to
                   eliminate trip hazards.                         1       LS    $10,000.00     $10,000
 3    3.2.6.1   Reseed exposed soil areas with grass.              1       LS    $ 1,000.00     $ 1,000
                                                                                                -------
                                                                                         TOTAL: $16,000
                                                                                                =======

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                               Jacksonville Place
                            331 Nisbet Street NW #50
                           Jacksonville, Alabama 36265

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit    Unit Cost    Total Cost
---   -------   --------------------------------------------   --------   ----   -----------   ----------
 1     3.3.3    Replace damaged balconies                          1       LS    $ 72,000.00    $ 72,000
 1     3.3.3    Replace damaged stair towers                       1       LS    $240,000.00    $240,000
 1     3.3.3    Replace removed or damaged siding                  1       LS    $ 30,000.00    $ 30,000
 1      4.2     Install ADA accessible parking spaces              1       LS    $  1,500.00    $  1,500
                                                                                                --------
                                                                                         TOTAL: $343,500
                                                                                                ========

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

Project No. 86.75308.0001                                    ATC Associates Inc.

                          PROPERTY CONDITION ASSESSMENT
                                   Macon Place
                                 5091 Ivey Drive
                              Macon, Georgia 31206

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
                None Identified
                                                                                                    ---
                                                                                             TOTAL:  $0
                                                                                                    ===

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                                  Martin Place
                              237 West Peach Street
                             Martin, Tennessee 38237

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
                No immediate repair needs identified                                                 $0
                                                                                                    ---
                                                                                             TOTAL:  $0
                                                                                                    ===

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                                  Murray Place
                                1700 Lowe's Drive
                             Murray, Kentucky 42071

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
 1     3.3.2    Correct flashing detail and repair archways.      36      Each    $800.00      $18,000
 2     3.3.3    Repair existing damaged treads on stair
                landings.                                          5      Each    $500.00      $ 2,500
 3     3.3.3    Repair and correct flashing on balcony
                framing columns.                                  72      Each    $800.00      $57,600
                                                                                               -------
                                                                                        TOTAL: $78,100
                                                                                               =======

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                                   River Place
                                915 Lovvorn Road
                            Carrollton, Georgia 30117

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit   Unit Cost   Total Cost
---   -------   --------------------------------------------   --------   ----   ---------   ----------
 1     3.3.3    Repair damaged railing at Building 400             1       LS     $500.00       $500
                                                                                                ----
                                                                                         TOTAL: $500
                                                                                                ====

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance

                          PROPERTY CONDITION ASSESSMENT
                                   Troy Place
                                100 Gibbs Street
                               Troy, ALabama 36081

                             Immediate Repair Needs

       Report
No.   Section                    Description                   Quantity   Unit    Unit Cost    Total Cost
---   -------   --------------------------------------------   --------   ----   -----------   ----------
 1     3.3.3    Replace damaged balconies                          1       LS    $ 72,000.00    $ 72,000
 1     3.3.3    Replace damaged stair towers                       1       LS    $240,000.00    $240,000
 1     3.3.3    Replace removed or damaged siding                  1       LS    $ 30,000.00    $ 30,000
 1      4.2     Install ADA accessible parking spaces              1       LS    $  1,500.00    $  1,500
                                                                                                --------
                                                                                         TOTAL: $343,500
                                                                                                ========

EA - Each
LS - Lump Sum
SF - Square Feet
LF - Linear Feet
DM - Deferred Maintenance